Exhibit 4.3

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION (this “Agreement”) is made as of January 8, 2003, by and among TEAMM PHARMACEUTICALS, INC., a Delaware corporation (“TEAMM”), the TEAMM principals, as listed on the signature page of this Agreement (collectively, the “TEAMM Principals”), ACCENTIA, INC., a Florida corporation (“Accentia”), and TEAMM PHARMACEUTICALS, INC., a Florida corporation and a wholly-owned subsidiary of Accentia (“Sub”).

RECITALS:

A. The Board of Directors of TEAMM has approved and deemed it fair, advisable and in the best interests of the TEAMM stockholders (the “TEAMM Stockholders”) to adopt and approve this Agreement and the transactions contemplated hereby, including the Merger as defined in Section 1.1 (collectively, the “Transactions”).

B. The Board of Directors of TEAMM has determined to recommend this Agreement and the Transactions for approval and adoption by the TEAMM Stockholders.

C. By their execution of this Agreement, the TEAMM Principals, collectively owning a majority interest in TEAMM, have agreed to vote their shares of TEAMM in favor of and in support of this Agreement and the Transactions.

D. The Board of Directors of Sub and the Board of Directors of Accentia have approved and deemed it fair, advisable and in the best interests of their respective stockholders to adopt and approve this Agreement and the Transactions.

E. The Board of Directors of Sub has determined to recommend this Agreement and the Transactions for approval and adoption by its sole stockholder Accentia.

F. Accentia, as the sole stockholder of Sub, has approved and deemed it fair, advisable and in the best interests of Sub to adopt and approve this Agreement and the Transactions.

G. The parties intend that this Agreement constitute a plan of reorganization within the meaning of Section 368 of the Code.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

ARTICLE 1—THE MERGER

1.1 The Merger. Subject to the terms and conditions of this Agreement, and in accordance with the FBCA and the DGCL, at the Effective Time (as defined in Section 1.2) (a) Sub shall be merged with TEAMM (the “Merger”) and the separate corporate existence of TEAMM shall thereupon cease; and (b) Sub shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall continue to be governed by the laws of the State of Florida. The Merger shall have the effects specified in the FBCA and the DGCL, and as provided herein. Without limiting the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of TEAMM and Sub shall vest in the Surviving Corporation, and all debts, liabilities, and duties of TEAMM and Sub shall become debts, liabilities and duties of the Surviving Corporation.

1.2 Effective Time. Subject to the terms and conditions of this Agreement, as soon as practicable after satisfaction or waiver of the conditions set forth in Article 6, Accentia, Sub and TEAMM shall cause the Articles of Merger and the Certificate of Merger to be executed and filed on the Closing Date (or on such other date as Accentia, Sub and TEAMM may agree) with the Secretary of State of Florida and the Secretary of State of Delaware, respectively, as provided in the FBCA and the DGCL. The Merger shall become effective at the time when the Articles of Merger and the Certificate of Merger are duly filed with the Secretary of State of Florida and the Secretary of State of Delaware, respectively, or such later time as is agreed upon by the parties and specified in the Articles of Merger and the Certificate of Merger (such time, the “Effective Time”).

1.3 Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m. on February 7, 2003, or on such other date as Accentia, Sub and TEAMM may agree in writing, which shall be no later than the fifth business day after the satisfaction or waiver of all of the conditions set forth in Article 6 hereof (the “Closing Date”), at the offices of counsel to Accentia, unless another place is agreed to in writing by the parties hereto.

1.4 Directors and Officers.

1.4.1 Surviving Corporation. The directors and the officers of the Surviving Corporation shall be as follows, until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation (including that provided herein), or removal in accordance with applicable Law, the Articles of Incorporation and the By-laws of the Surviving Corporation:

Directors:

Francis E. O’Donnell, Jr., M.D.	Chairman
Dennis L. Ryll, M.D. Martin G. Baum

Officers:

President & Chief Executive Officer	Martin G. Baum
Vice President of Sales & Business Development	Gary V. Cantrell
Vice President of Finance, Secretary & Treasurer	Nicholas J. Leb
Vice President & General Counsel	William J. Thomas II

1.5 Articles of Incorporation and By-Laws. The Articles of Incorporation and the By- Laws of Sub in effect at the Effective Time shall be the Articles of Incorporation and the By-Laws of the Surviving Corporation, until amended, in accordance with applicable Law.

1.6 Incorporation of Recitals. The recital clauses set forth hereinabove are true and correct and are incorporated herein by this reference.

ARTICLE 2—CONVERSION OF SECURITIES AND DISSENTER’S RIGHTS

2.1 Conversion.

2.1.1 Stock. Immediately before the Effective Time, TEAMM shall have the shares of TEAMM Capital Stock issued and outstanding as reflected on Schedule 3.2, and there shall be no stock option, warrant, or other stock right of any form or nature to acquire any shares of TEAMM Capital Stock, except for the stock options and warrants reflected in Schedule 3.2. At the Effective Time, each share of issued and outstanding TEAMM Capital Stock shall be converted to three (3) shares of Accentia Series D Convertible Preferred Stock, as reflected on Schedule 2.1.1.

2.1.2 Stock Options. At the Effective Time, each option to acquire TEAMM Capital Stock (the “TEAMM Options”) shall be converted to an option to acquire Accentia Series D Convertible Preferred Stock (on a one (1) for one (1) basis) (the “Accentia Options”), subject to the same vesting periods, payment terms and other terms of such stock options in effect immediately prior to the Effective Time, except that the options shall be exercisable at a purchase price of Fifty Cents ($0.50) per share of Accentia Series D Convertible Preferred Stock. The conversion of the TEAMM Options pursuant to the foregoing sentence shall be effected in a manner that preserves the incentive stock option status of all TEAMM options that are incentive stock options.

2.1.3 Warrants. At the Effective Time, each warrant to acquire TEAMM Capital Stock (the “TEAMM Warrants”) shall be converted into a warrant to acquire Accentia Series D Convertible Preferred Stock (on a one (1) for three (3) basis) (The “Accentia Warrants”) subject to the same terms and conditions of the TEAMM Warrants immediately prior to the Effective Time.

2.1.4 Fractional Shares. No fractional shares of Accentia Series D Convertible Preferred Stock shall be issued, but in lieu thereof each holder of TEAMM Capital Stock who would otherwise be entitled to a fractional share of Accentia Series D Preferred Stock (after aggregating all fractional shares of Accentia Series D Convertible Preferred Stock to be received by such holder) shall be entitled to receive from Accentia a whole share of Accentia Series D Convertible Preferred Stock.

2.2 Surrender of Certificates.

2.2.1 Exchange Agent. At or prior to the Effective Time, Accentia shall designate a bank or other fiduciary reasonably acceptable to TEAMM to act, or Accentia shall act, as agent in connection with the Merger (the “Exchange Agent”).

2.2.2 Accentia to Provide Securities. Promptly after the Effective Time, Accentia shall make available to the Exchange Agent for exchange in accordance with this Article 2 the shares of Accentia Series D Convertible Preferred Stock, the Accentia Options, and the Accentia Warrants to be received pursuant to Section 2.1 in exchange for the outstanding shares of TEAMM Capital Stock, the TEAMM Options, and the TEAMM Warrants.

2.2.3 Surrender Procedures. As used herein, the term “Certificate” means a stock certificate, option agreement, or warrant agreement which immediately prior to the Effective Time represented outstanding TEAMM Capital Stock, TEAMM Options, or TEAMM Warrants. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate that was converted pursuant to Section 2.1: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, such other provisions as Accentia and TEAMM may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Accentia Series D Convertible Preferred Stock, the Accentia Options, or the Accentia Warrants to be received pursuant to Section 2.1. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the holder’s pro rata share of the Accentia Series D Convertible Preferred Stock, the Accentia Options, or the Accentia Warrants to be received pursuant to Section 2.1, and the Certificate so surrendered shall forthwith be canceled. If issuance or delivery of the Accentia Series D Convertible Preferred Stock, the Accentia Options, or the Accentia Warrants to be received pursuant to Section 2.1 is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of issuance or delivery that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such issuance or delivery shall have paid any transfer and other taxes required by reason of the issuance or delivery of the Accentia Series D Convertible Preferred Stock, the Accentia Options, or the Accentia Warrants to be received pursuant to Section 2.1 to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Accentia Series D Convertible Preferred Stock, the Accentia Options, or the Accentia Warrants as contemplated by this Section 2.2.

2.2.4 Transfer Books; No Further Ownership Rights in the Shares. At the Effective Time, the stock transfer books of TEAMM shall be closed and thereafter there shall be no further registration of transfers of TEAMM Capital Stock, TEAMM Options, or TEAMM Warrants on the records of TEAMM. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares, except as otherwise provided for herein or by applicable Law.

2.2.5 Termination of Agency; No Liability. At any time following three (3) months after the Effective Time, Accentia shall be entitled to require the Exchange Agent to deliver to it any shares of Accentia Series D Convertible Preferred Stock, Accentia Options, or Accentia Warrants which had been made available to the Exchange Agent and which have not been distributed to holders of Certificates, and thereafter such holders shall be entitled to look to Accentia (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof, with respect to the Accentia Series D Convertible Preferred Stock, Accentia Options, or Accentia Warrants to be received pursuant to Section 2.1 deliverable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither Accentia, the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Certificate to be received pursuant to Section 2.1 delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law (i.e., Accentia and the Surviving Corporation collectively shall be obligated to deliver the Accentia Series D Convertible Preferred Stock, the Accentia Options, and the Accentia Warrants to be received pursuant to Section 2.1 for a particular share, option, or warrant only once). Subject to such Laws, even after the delivery by the Exchange Agent to Accentia of any shares of Accentia Series D Convertible Preferred Stock, the Accentia Options, and the Accentia Warrants not previously disbursed to TEAMM Stockholders, Accentia shall continue to be obligated to deliver the Accentia Series D Convertible Preferred Stock, the Accentia Options, and the Accentia Warrants to

be received pursuant to Section 2.1 to any Stockholder surrendering a Certificate, and the Certificate shall then be canceled.

2.2.6 Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed (in form and substance satisfactory to Accentia) and, if required by Accentia, the posting by such Person of a bond (in form, substance and amount satisfactory to Accentia) as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Accentia Series D Convertible Preferred Stock, the Accentia Options, or the Accentia Warrants pursuant to Section 2.2.3.

2.3 Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, any shares (“Dissenting Shares”) of TEAMM Capital Stock that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands payment of the fair value of such Dissenting Shares pursuant to, and who complies in all respects with, Section 262 of the DGCL (“Section 262”) shall not be converted into or be exchangeable for the right to receive shares of Accentia Series D Convertible Preferred Stock in accordance with Section 2, but rather the holders of Dissenting Shares shall be entitled to payment of the fair value of such Dissenting Shares in accordance with Section 262; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to receive payment of the fair value of such holder’s Dissenting Shares under Section 262, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive shares of Accentia Series D Convertible Preferred Stock in accordance with Section 2.1. TEAMM shall give prompt notice to Accentia and the Surviving Corporation of any demands received by TEAMM for payment of fair value of any shares of TEAMM Capital Stock (including a copy of each demand), and Accentia and the Surviving Corporation shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, TEAMM shall not, without the prior written consent of Accentia, make any payment with respect to, or settle or offer to settle, any such demands or agree to do any of the foregoing. From and after the Effective Time, Accentia shall be responsible for all payments with respect to Dissenting Shares, including without limitation, all expense associated with negotiations and proceedings with respect to demands for appraisal required under the DGCL.

2.4 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a “reorganization” as described in Section 368(a)(2)(D) of the Code and that this Agreement shall constitute a “plan of reorganization” within the meaning of Section 368(a) of the Code.

ARTICLE 3—REPRESENTATIONS AND WARRANTIES OF TEAMM

TEAMM represents and warrants to Accentia and Sub that:

3.1 Existence and Qualification. TEAMM (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has all corporate power and authority and all governmental licenses, permits, authorizations, consents and approvals to own and lease its properties and assets and to carry on its business as presently conducted; and (c) is duly qualified or licensed as a foreign corporation in, and is in good standing under the Laws of, each jurisdiction in which the nature or conduct of its business or the character or location of its properties or assets requires such qualification, except where the failure to be so qualified would not have and would not reasonably be expected to have a Material Adverse Effect.

3.2 Outstanding Capital Stock, Options and Stock Rights. Immediately before the Effective Time, TEAMM shall have the shares of capital stock issued and outstanding as reflected on Schedule 3.2. Schedule 3.2 shall specify the name and the number of shares held of record by said shareholder and, except as specifically identified in Schedule 3.2, all shares of outstanding TEAMM Capital Stock are validly issued, duly paid and non-assessable. No shares of TEAMM Capital Stock shall be issued or outstanding and there shall be no stock option, warrant, or other stock right of any form or nature to acquire any shares of TEAMM Capital Stock, except as reflected in Schedule 3.2. At the Effective Time, TEAMM shall have no outstanding options, warrants, convertible securities or other stock purchase rights of any nature or description, except as reflected in Schedule 3.2.

3.3 Authorization; Enforceability. TEAMM has, subject to Required Stockholder Approval, full corporate power and authority to enter into this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder. This Agreement has, subject to Required Stockholder Approval, been executed and delivered by a duly authorized officer of TEAMM and constitutes the legal, valid and binding obligation of TEAMM, enforceable against TEAMM in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

3.4 No Breach or Violation. TEAMM’s execution and delivery of this Agreement, its compliance with and fulfillment of the terms of this Agreement, and the consummation of the Transactions, do not and will not, with notice or passage of time or both, after giving effect to the approvals, consents and other actions described on Schedule 3.4 attached hereto (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default or event of default under, (iii) result in the creation of any Lien upon any of the capital stock, assets, properties or rights of TEAMM pursuant to, (iv) give any person the right to accelerate any obligation under, or (v) result in a violation of, (a) any Law applicable to TEAMM, (b) TEAMM’s Certificate of Incorporation or Bylaws, (c) any material franchise, permit, license, authorization, concession, order, judgment, writ, injunction or decree to which TEAMM is subject, or by which any of its assets, properties or rights are bound, or (d) any material lease, mortgage, indenture, deed of trust, trust agreement, note agreement or other agreement, contract, understanding or instrument to which TEAMM is subject, or by which any of its assets, properties or rights are bound.

3.5 Approvals and Consents. Except for Required Stockholder Approval and except as set forth on Schedule 3.5 attached hereto, no consent, approval, exemption, audit, waiver, order or authorization of, or registration, qualification, designation, declaration, notice or filing with, any Governmental Authority or any other Person is required for TEAMM’s execution and delivery of this Agreement, the performance of its obligations hereunder, or TEAMM’s consummation of the Transactions. There are no existing agreements, options, commitments or rights with, of or to TEAMM to acquire any of TEAMM’s assets, properties or rights or any interest therein, except for contracts for the sale of inventory entered into by TEAMM in the ordinary course of business and except for the stock options held by directors and employees of TEAMM reflected in Schedule 3.2 which shall convert pursuant to Section 2.1.1.

3.6 Financial Statements.

3.6.1 Attached hereto as Schedule 3.6.1 are the unaudited and reviewed financial statements as of and for the years ended December 31, 2000 and December 31, 2001 and the unaudited balance sheet and income statement as of and for the eleven (11) month period ended November 30, 2002 (the “TEAMM Financial Statements”). The TEAMM Financial Statements present fairly TEAMM’s financial position as of the respective dates thereof and its results of operations for the respective fiscal periods then ended, in each case in accordance with TEAMM’s past practice and in conformity with GAAP consistently applied during the periods involved, subject to the absence of year-end adjustments and footnotes in the case of the interim unaudited financial statements included therein.

3.6.2 TEAMM has made and kept books, records and accounts in reasonable detail, which, to TEAMM’s knowledge, accurately and fairly reflect in all material respects its activities and transactions and the purchase and disposition of any of its assets. Except as otherwise disclosed in this Agreement and the schedules attached hereto, TEAMM has not engaged in any material transaction that is not reflected in such books, records and accounts.

3.6.3 No unrecorded funds or assets of TEAMM have been established for any purpose; no accumulation or use of funds of TEAMM has been made without being properly accounted for in the books and records of TEAMM; all payments by or on behalf of TEAMM have been duly and properly recorded and accounted for in TEAMM’s books and records; no false or artificial entry has been made in the books and records of TEAMM for any reason; no payment has been made by or on behalf of TEAMM with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and TEAMM has not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign, or any contribution, gift, bribe, rebate, payoff, influence payment or kickback, whether in cash, property or services, to any individual, corporation, partnership or other entity, to secure business or to pay for business secured.

3.7 Inventory. Except as disclosed in Schedule 3.7, all inventory of TEAMM (the “Inventory”) (a) was acquired by TEAMM in the ordinary course of business, (b) is of good and merchantable quality and quantity and is usable or saleable after the Closing Date in the ordinary course of business, and (c) is not subject to any anticipated write-down or write-off for which appropriate reserves have not been included in the TEAMM Financial Statements. The Inventory shown in the TEAMM Financial Statements is valued at the lower of cost or market on a basis consistent with TEAMM’s past practice. TEAMM is not under any liability or obligation with respect to the return of any Inventory in the possession of any of its customers. Prior to the Effective Time, the TEAMM Inventory shall be written down by TEAMM to the fullest extent advised and recommended by its independent accountants.

3.8. Accounts Receivable. Except as disclosed in Schedule 3.8, all accounts receivable of TEAMM (the “Accounts Receivable”) (a) arose from bona fide transactions in the ordinary course of business and (b) are considered collectible, net of the reserves for doubtful and uncollectible amounts and for returns and allowances shown in the TEAMM Financial Statements, after the Closing Date in the ordinary course of business.

3.9 Insurance. The assets, properties and operations of TEAMM are insured under one or more policies of general liability insurance. All such policies are in full force and effect in accordance with their respective terms. Except as disclosed in Schedule 3.9, no notice of cancellation has been received by TEAMM or any other responsible party, and there is no existing default or event, which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Such insurance policies are, to TEAMM’s knowledge, in adequate amounts, and all premiums on such insurance policies to date have been paid in full.

3.10 Material Contracts. To the knowledge of TEAMM, attached hereto as Schedule 3.10 is a true, complete and accurate list, categorized by subject matter, of all of the following contracts, agreements, arrangements, plans, leases and commitments (“Contracts”), whether written or oral, entered into by TEAMM or by which TEAMM is bound and which are part of the operation of TEAMM:

3.10.1 All purchase orders and other Contracts for the purchase of goods or supplies which are for a term of more than three (3) months, or which involve or are reasonably expected to involve aggregate payments by TEAMM of more than $25,000 during any fiscal year of TEAMM, or which were entered into other than in the ordinary course of business;

3.10.2 All sales agreements and other sales orders (including sales by TEAMM to any Governmental Authority) and other Contracts for the sale of goods or provision of services which are for a term of more than three (3) months, or which involve or are reasonably expected to involve aggregate payments to TEAMM of more than $25,000 during any fiscal year of TEAMM, or which were entered into other than in the ordinary course of business;

3.10.3 All Contracts with any officer, director, consultant or employee of TEAMM;

3.10.4 All Contracts providing for the grant of equity interests, equity appreciation rights, bonuses, pensions, severance payments, deferred or incentive compensation, retirement payments, profit sharing, insurance or other benefit plan or program for any employees;

3.10.5 All Contracts for the construction or purchase or lease of real estate, improvements, equipment, and other items which under GAAP constitute capital expenditures or which involve or are reasonably expected to involve expenditures in the aggregate in excess of $5,000 during any fiscal year;

3.10.6 All Contracts relating to the rental or use of equipment, vehicles, other personal property or fixtures, or relating to the provision of services, which involve or are reasonably expected to involve payment of rentals or sums in the aggregate in excess of $1,000 during any fiscal year;

3.10.7 All contracts relating in any way to direct or indirect indebtedness for borrowed money or evidenced by a bond, debenture, note or other evidence of indebtedness (whether secured or unsecured) of or to TEAMM, including, but not limited to, indebtedness by way of lease or installment purchase arrangement, guarantee, reimbursement obligations pertaining to letters of credit, repurchase agreements, purchase price discount obligations, other intercompany account agreements, or other undertakings on which others rely in extending credit, or otherwise, and all mortgages, pledges, conditional sales contracts, chattel and purchase money mortgages and other security arrangements with respect to any real estate, improvements, equipment, other personal property or fixtures in excess of $1,000;

3.10.8 All Contracts substantially limiting the freedom of TEAMM to engage in or to compete in any line of business of TEAMM, or with any person or in any geographical area in connection therewith, or to use or disclose any information relating to TEAMM in its possession;

3.10.9 All license agreements, either as licensor or licensee, franchise agreements, either as franchisor or franchisee, and agreements pertaining to any website for the business, including all linking and hosting agreements;

3.10.10 All joint venture Contracts, whether or not involving a sharing of profits;

3.10.11 All Contracts with health maintenance organizations, insurance companies, third party administrators or payors, pharmacy providers, state and local governments, pharmaceutical manufacturers, and clinics and foundations;

3.10.12 All Contracts involving purchase price discounts in excess of $25,000 in any fiscal year of TEAMM offered by TEAMM based on purchase volume;

3.10.13 All Contracts which are presently expected to result in any loss upon completion or performance thereof;

3.10.14 All Contracts involving research and development efforts on behalf of TEAMM;

3.10.15 All Contracts for any charitable or political contribution by TEAMM in excess of $5,000;

3.10.16 All Contracts not made in the ordinary course of business; and

3.10.17 All other Contracts, except those which are (i) cancelable on 30 days or less notice without any penalty or other financial obligation of (ii) if not so cancelable, involve or are reasonably expected to involve aggregate payments by or to TEAMM of $ 1,000 or less during any fiscal year of TEAMM.

Except as set forth on Schedule 3.10, all Contracts required to be disclosed pursuant to this Section 3.10 are, in all material respects, valid, binding and in full force and effect, and neither TEAMM, nor, to TEAMM’s knowledge, any other party thereto, is in material breach or violation of, or default under, nor, to TEAMM’s knowledge, is there any valid basis for such a claim of breach or violation of, or default under, the terms of any such Contract, and no event has occurred which constitutes or, with the lapse of time or the giving of notice or both, would constitute, such a breach, violation or default by TEAMM thereunder.

3.11 Employees. Except as disclosed in Schedule 3.11, TEAMM has complied in all material respects with all applicable Laws relating to employment, including, without limitation, the provisions thereof relating to wages, hours, equal opportunity, collective bargaining, age, pregnancy, disability, sex, race, national origin and other forms of unlawful discrimination, the WARN Act, and the payment or withholding of all salary and wages, employee benefits, deferred compensation, incentive compensation, holiday, vacation, and sick pay, unemployment compensation, workers’ compensation, withholding of taxes, FICA, FUTA or SUTA obligations, employee health or life insurance, hospitalization, savings, severance pay, disability, relocation, and similar obligations.

3.12 Absence of Certain Developments. Since November 30, 2002, and except as otherwise disclosed in the TEAMM Financial Statements, this Agreement, or the schedules hereto, including Schedule 3.12, TEAMM has not:

3.12.1 Incurred any liabilities, other than liabilities incurred in the ordinary course of business or related to the Transactions, or discharged or satisfied any lien or encumbrance or paid any liabilities, other than in the ordinary course of business, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or would reasonably be expected to cause any material damage or risk of material loss;

3.12.2 Sold, assigned or transferred any assets or properties, or closed any operations, except for the sale of inventory and for the disposition of assets in the ordinary course of business which are worn-out, in need of substantial repair, or are obsolete and which do not have a market value in excess of $100,000 in the aggregate for all such assets and properties;

3.12.3 Created, incurred, assumed or guaranteed any indebtedness for borrowed money, or mortgaged, pledged or subjected any of its assets or properties to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever in an aggregate amount exceeding $100,000, other than in the ordinary course of business;

3.12.4 Made or suffered any material amendment or termination of any Contract to which it is a party or by which it is bound, or canceled, modified or waived any material debts or claims held by it or waived any rights of material value not in the ordinary course of business;

3.12.5 Suffered any damage, destruction or loss, whether or not covered by insurance, of any item or items carried on its books of account individually or in the aggregate at more than $50,000 or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utilities or other services required to conduct its operations;

3.12.6 Suffered any Material Adverse Effect not in the ordinary course of its business;

3.12.7 Received notice or obtained knowledge of any actual or threatened labor trouble, strike, union organizing efforts, or other occurrence, event or condition of any similar character;

3.12.8 Made any acquisition of substantial assets or any commitments or agreements for capital expenditures or capital additions or betterments exceeding $100,000 individually or in the aggregate, except such as may be involved in ordinary repair, maintenance or replacement of assets in the ordinary course of business;

3.12.9 Other than in the ordinary course of business consistent with past practices, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;

3.12.10 Entered into or amended any Contract with any of its Affiliates;

3.12.11 Except in the ordinary course of business and consistent with past practice, or as permitted herein, made any distributions to its stockholders; or

3.12.12 Entered into any transaction other than in the ordinary course of business.

3.13 Undisclosed Liabilities. TEAMM does not have any material liabilities or obligations, whether accrued, absolute, contingent or otherwise, due or to become due, or direct or indirect, arising out of any action or inaction, or with respect to or based upon transactions or events occurring, or any state of facts or condition existing, in connection with TEAMM’s conduct of its business, and, to TEAMM’s knowledge, there is no basis for any claim against TEAMM for any such material liability or obligation, except (i) to the extent specifically described in this Agreement or disclosed in the schedules hereto, (ii) to the extent fully reflected or reserved against in the TEAMM Financial Statements, (iii) for liabilities and obligations arising or incurred in the ordinary course of business under any Contract disclosed on Schedule 3.10 or not required to be disclosed because of the term or amount involved, and (iv) for liabilities and obligations arising or incurred in the ordinary course of business which will he paid or discharged prior to the due date thereof or at the Closing. At the Effective Time, to the knowledge of TEAMM, TEAMM shall have no liabilities or obligations, whether accrued, absolute, contingent or otherwise, due or to become due, or direct or indirect, arising out of any action or inaction, or with respect to or based upon transactions or events occurring, or any state of facts or condition existing, in connection with TEAMM’s conduct of its business, and, to TEAMM’s knowledge, there is no basis for any claim against TEAMM for any such material liability or obligation, except as disclosed on Schedule 3.13.

3.14 Tax Matters. Other than as set forth on Schedule 3.14 hereto, (a) all tax returns that TEAMM was or is required to file on or prior to the Closing Date have been duly filed on a timely basis and all taxes thereon have been timely paid; (b) all tax returns that TEAMM is or will be required to file after the Closing Date, with respect to periods prior to the Closing Date, will be timely filed and all taxes reflected thereon will be timely paid; (c) none of TEAMM’s assets is subject to any Lien (other than a Permitted Lien) for payment of any unpaid taxes or levy proceedings; (d) all taxes which TEAMM is or was required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper taxing authorities to the extent due and payable; (e) TEAMM is not a party to any Contract that would require it to make any payment that would constitute an “excess parachute payment” for purposes of Sections 280G and 4999 of the Code; (f) TEAMM is not a “foreign person” as such term is defined in the Code; (g) TEAMM does not have any express or implied obligation (including, but not limited to, an indemnification obligation) with respect to the payment of taxes for any person other than TEAMM; and (h) TEAMM has not received any notice of any additional assessments since the date of any tax return nor has TEAMM received any notice of any audit or review of such tax returns.

3.15 Real Property. TEAMM owns no real property. With respect to the real property leased by TEAMM as of the date hereof (the “Leased TEAMM Property”), Schedule 3.15 sets forth the following: (i) the legal description of the Leased TEAMM Property, including estimated total square footage, (ii) the name of the lessor, the lease rate and term and (iii) whether such Leased TEAMM Property is currently being used for the operation of TEAMM. Except as set forth on Schedule 3.15, (i) the lease for the Leased TEAMM Property is in full force and effect and is valid, binding and enforceable in accordance with its terms, (ii) all accrued and currently payable rents and other payments required by such lease have been paid, (iii) TEAMM and each other party thereto have complied with all covenants and provisions of such lease in all material respects, (iv) neither TEAMM nor any other party is in default in any material respect under such lease, (v) no party has asserted any defense, set off, or counter claim thereunder, (vi) no waiver, indulgence or postponement of any obligations thereunder has been granted by any party, and (vii) the validity or enforceability of such lease will be in no way affected by the Merger and the Transactions.

3.16 Title to and Condition of Purchased Assets; Necessary Property.

3.16.1 Set forth on Schedule 3.16.1 is a true, correct, and complete list of all Liens on the assets of TEAMM as of the Effective Time. No person other than TEAMM owns, leases or has any right, title or interest in and to any TEAMM assets.

3.16.2 TEAMM’s tangible property is in good working order and repair, reasonable wear and tear excepted, has been maintained and repaired on a regular basis so as to preserve its utility and value, is usable in the ordinary course of business, and conforms in all material respects to all applicable Laws relating to its construction, use and operation.

3.16.3 Except as disclosed in Schedule 3.16.3, TEAMM’s assets constitute all of the assets and properties, whether real or personal, tangible or intangible, or owned, leased, or licensed, that are used or useful in the conduct of TEAMM’s business in the manner and to the extent presently conducted by TEAMM. No other asset or property, whether real or personal, tangible or intangible, or owned, leased, or licensed, is required for the conduct of the TEAMM business in the manner and to the extent presently conducted by TEAMM.

3.17 Intellectual Property. TEAMM’s assets include all intellectual property and proprietary rights used by TEAMM in the operation of the TEAMM business (the “Intellectual Property”). TEAMM owns or licenses the use of the Intellectual Property listed in Schedule 3.17, All of TEAMM’s licenses to use any Intellectual Property are legal, valid and binding and are enforceable in accordance with their respective terms. There are no material royalties, fees or other amounts payable by TEAMM to any person by reason of TEAMM’s use of any licensed Intellectual Property, and TEAMM has timely paid all such royalties, fees and other amounts as they have become due. To TEAMM’s knowledge, there is no infringement by any person upon any Intellectual Property owned by TEAMM. No charge or claim has been made or, to TEAMM’s knowledge, threatened, challenging TEAMM’s ownership or right to use any Intellectual Property or charging TEAMM with infringement of any other person’s rights with respect to any Intellectual Property. No present or former employee of TEAMM or any other person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any Intellectual Property. TEAMM has not granted any license or other right to use, and has not made any assignment of its rights to, any Intellectual Property to any other person.

3.18 Licenses and Permits. TEAMM possesses all licenses, permits, consents, concessions and other authorizations of governmental authorities that are required to own

TEAMM’s assets, to sell and service any inventory of TEAMM, or to otherwise conduct the TEAMM business as presently conducted. Schedule 3.18 hereto sets forth a list of each such license, permit, consent, concession or other authorization so possessed. To TEAMM’s knowledge, nothing contemplated in the transaction described herein will cause any of the licenses, permits, consents, concessions and other authorizations to be revoked by any such Governmental Authority.

3.19 Environmental Matters.

3.19.1 At all times prior to the Effective Time, TEAMM has complied and at the commencement of the Effective Time will be in compliance, in all material respects, with all Environmental Laws, and TEAMM has not received any notice, report, or information (including information that any litigation, investigation or administrative or other proceedings of any kind are pending or threatened) regarding any liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise), or any corrective, investigatory, or remedial obligations, arising under Environmental Laws. For the purposes of this Agreement, the term “Environmental Laws” means all present governmental requirements relating to the discharge or release of air pollutants, water pollutants, process waste water, petroleum products or hazardous substances, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Occupational Safety and Health Act of 1970, as amended, the Federal Resource Conservation and Recovery Act, as amended, the Federal Clean Water Act, as amended, the Toxic Substances Control Act, as amended, the Federal Clean Air Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, and any and all other comparable state or local Laws relating to public health and safety or work health and safety.

3.19.2 No Hazardous Substances have been, or are currently, located at, in, or under or emanating from the TEAMM assets in a manner which (i) violates any applicable Environmental Laws, or (ii) requires response, remedial, corrective action or cleanup of any kind under any applicable Environmental Law. For purposes of this Agreement, the term “Hazardous Substances” has the meaning set forth in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, in the Federal Resource Conservation and Recovery Act, as amended, and applicable state Laws, and shall also expressly include petroleum, crude oil and any fraction thereof.

3.20 Corporate Documents, Books and Records. The books, records and accounts of TEAMM accurately and fairly reflect in all material respects the transactions and the assets and liabilities of TEAMM. TEAMM has not engaged in any transaction with respect to the TEAMM business, maintained any bank account for the TEAMM business, or used any of the funds of TEAMM in the conduct of the TEAMM business, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of TEAMM.

3.21 Compliance with Law. TEAMM is not in default under, or in violation of, nor has TEAMM violated any Law (including, without limitation, Laws relating to the issuance or sale of securities, anti-trust, restraint of trade, or occupational safety, or any Law or any activities which are prohibited under federal Medicare and Medicaid statutes (including 42 U.S.C. §1320a-7, 1320a-7a, and 1320a-7b), the Federal False Claims Act (31 U.S.C. §3729 et seq.), statutes regarding physician self-referrals (42 U.S.C. §1395nn and 1396b(s)), and the Federal Controlled Substances Act (21 U.S.C. §801 et seq.), or the regulations promulgated pursuant to such statutes or related federal, state or local statutes or regulations), or any licenses, franchises, permits, authorizations or concessions granted by, or any judgment, decree, writ, injunction or order of, any Governmental Authority applicable to TEAMM. No investigation or review by any Governmental Authority under any Laws with respect to TEAMM is pending or, to TEAMM’s knowledge, threatened.

3.22 Litigation. Except as set forth in Schedule 3.22 hereto, there is no material litigation, suit, claim, action, proceeding or investigation pending or, to TEAMM’s knowledge, threatened by or against TEAMM, whether at law or in equity, before any Governmental Authority or instrumentality or before any arbitrator of any kind. Except as set forth in Schedule 3.22, TEAMM has not been a party to any litigation, suit, claim, action, proceeding or investigation during the past two years. Except as set forth in Schedule 3.22, TEAMM is not a party or subject to any judgment, order, writ, injunction or decree.

3.23 Indebtedness to and from Employees. Except as set forth in Schedule 3.23 hereto, TEAMM is not indebted to any employee except for amounts due as normal salaries, wages, or reimbursement of ordinary business expenses, and no employee is indebted to TEAMM.

3.24 Labor Agreements and Employee Relations. TEAMM is not a party to any collective bargaining or similar agreement covering any of its employees. No labor organization or group of employees of TEAMM has made a demand for recognition, has filed a petition seeking a representation proceeding, or given TEAMM notice of any intention to hold an election of a collective bargaining representative. TEAMM has not suffered any strike, slowdown, picketing or work stoppage by any group of employees affecting TEAMM’s business.

3.25 Brokers’ Fees. Except as otherwise disclosed on Schedule 3.25, neither TEAMM nor any person on TEAMM’s behalf has retained any broker, finder or agent or agreed to pay any brokerage fee, finder’s fee, commission or other payment with respect to the transactions contemplated by this Agreement.

3.26 Employee Benefit Plans. Except as set forth on Schedule 3.26:

3.26.1 TEAMM does not, and do not have any obligation to, maintain or contribute to any Employee Benefit Plan.

3.26.2 No event has occurred, and to TEAMM’s knowledge, there exists no condition or circumstances, in connection with which Accentia or the Surviving Corporation could be subject to any liability under the terms of any Employee Benefit Plan of TEAMM, ERISA, or the Code or any other applicable law with respect to any Employee Benefit Plan, which would have a Material Adverse Effect on the TEAMM business.

3.26.3 The execution, delivery and performance of this Agreement will not result in any (i) increase in the compensation or benefits otherwise payable under any Employee Benefit Plan of TEAMM or pursuant to any agreement with respect to any employee of TEAMM; (ii) acceleration of the time of payment or vesting of any such compensation or benefits due to any employee of TEAMM; or (iii) renew or extend the term of any agreement regarding compensation of an employee of TEAMM, which in the case of (i), (ii) or (iii) above, would create any liability to Accentia or the Surviving Corporation after the Closing Date. No payment or benefit that may be made by TEAMM with respect to any employee of TEAMM will be classified as an “excess parachute payment” within the meaning of Section 280G of the Code.

3.27 Benefit Claims. Except for benefits accrued or accruing in accordance with the terms of any Employee Benefit Plan, TEAMM has no liability for any benefit which has been or could be claimed as a result of any event occurring prior to the Closing under any Employee Benefit Plan or any workers’ compensation or similar Law (i) which is not fully covered by insurance, or (ii) if not so insured, for which TEAMM has not established an adequate reserve in the TEAMM Financial Statements.

3.28 Medicare and Medicaid; Reimbursement by Payors; Related Legislation and Regulations.

3.28.1 Schedule 3.28.1 contains a list of those jurisdictions in which TEAMM is licensed under Medicare or Medicaid. Except as set forth on Schedule 3.28.1, TEAMM has not received any notice of investigation, evaluation, or suspension of any such licenses, permits, orders, approvals or authorizations. To TEAMM’s knowledge, no suspension or cancellation of any such licenses, permits, orders, approvals and authorizations has been threatened or is contemplated.

3.28.2 Schedule 3.28.2 contains a list of all Medicare and Medicaid provider numbers assigned to TEAMM and other documents evidencing such participation.

3.28.3 Except as set forth in Schedule 3.28.3, TEAMM has not received notice of any offsets against future reimbursements under or pursuant to the Medicare or Medicaid programs (the “Programs”) and, to TEAMM’s knowledge, no factual basis for any such offsets exists. Except as set forth in Schedule 3.28.3, there are no pending appeals, adjustments, challenges, audits, litigation and notices of intent to recoup past or present reimbursements with respect to the Programs. Except as set forth in Schedule 3.28.3, TEAMM has not been subject to, or threatened with, loss or waiver of liability for utilization review denials with respect to the Programs during the past twelve (12) months, nor has TEAMM received notice of any pending, threatened or possible decertification, or audit, offset, other action or other loss of participation in any of the Programs. Except as set forth in Schedule 3.28.3, to TEAMM’s knowledge, no validity review or program integrity review related to TEAMM has been conducted by any Governmental Authority in connection with the Programs and no such review, audit or audit assessment is scheduled, pending or threatened against TEAMM, its business or assets.

3.28.4 Except as set forth in Schedule 3.28.4, (i) TEAMM has not failed to file cost reports or other documentation or reports, if any, in connection with applicable contractual provisions and/or laws, regulations and rules, and (ii) there are no claims (including notices of any offsets against future reimbursements) pending or, to TEAMM’s knowledge, threatened or scheduled before any person, including without limitation any intermediary, carrier, the Health Care Financing Administration, or any other state or federal agency with respect to Medicare or Medicaid claims filed by TEAMM, or program compliance matters, in either case (i.e., clause (i) or clause (ii)) which would result in a Material Adverse Effect. TEAMM has delivered to Accentia accurate and complete copies of any claims, actions, inquiries or other correspondence or appeals listed in Schedule 3.28.4.

3.28.5 TEAMM delivers goods and services, charge rates and bills for services, which are in all material respects legal and proper. TEAMM, in all material respects, properly pay any appropriate refunds and bills and use all reasonable efforts to collect deductibles and co-payment amounts and apply all payments received. TEAMM has not engaged in any activities in connection with its business which are prohibited under, and has complied in all material respects with, the Controlled Substances Act, 21 U.S.C. Section 801 et seq., all legislation relating to the Programs and regulations promulgated pursuant to such statutes and any related state or local statutes or regulations concerning the dispensing and sale of controlled substances and the provision of healthcare products and service to the general public. TEAMM has complied in all material respects with all substantive laws and regulations pertaining to the return of pharmaceutical products.

3.29 Subsidiaries. TEAMM has no Subsidiary.

3.30 All Material Information. No representation or warranty made by TEAMM in this Agreement, including the attached schedules, and no statement contained in any certificate or other instrument furnished to Accentia as required herein contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statement therein not misleading.

ARTICLE 3A—REPRESENTATIONS AND WARRANTIES OF TEAMM PRINCIPALS

Each of the TEAMM Principals (each, a “Principal”) represents and warrants to Accentia and Sub as follows:

3A.1 Purchase Entirely for Own Account. This Agreement is made in reliance upon Principal’s representation to Accentia and Sub, which by Principal’s execution of this Agreement Principal hereby confirms, that the shares of Accentia Series D Convertible Preferred Stock will be acquired for investment for Principal’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Principal has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Principal further represents that Principal does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person with respect to any shares of the Accentia Series D Convertible Preferred Stock, except as otherwise registered, to be received by Principal pursuant to this Agreement. Principal represents that he has the full power and authority to enter into this Agreement.

3A.2 Investment Experience. Principal represents that he can bear the economic risk of his investment and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Accentia Series D Convertible Preferred Stock. If other than an individual, Principal also represents it has not been organized solely for the purpose of acquiring the shares of Accentia Series D Convertible Preferred Stock to be received pursuant to this Agreement, or if Principal has been organized solely for such purpose, that all of the equity owners of Principal are “accredited investors” as defined below.

3A.3 Accredited Investor. Principal is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

3A.4 Receipt of Information. Principal has received and reviewed this Agreement and all schedules thereto; he, his attorney and his accountant have had access to, and an opportunity to review all documents and other materials requested of Accentia and Sub; he and they have been given an opportunity to ask any and all questions of, and receive answers from, Accentia and Sub and to obtain all information he or they believe necessary or appropriate to evaluate the suitability of an investment in the shares of Accentia Series D Convertible Preferred Stock.

3A.5 Restricted Securities. Principal understands that the shares of Accentia Series D Convertible Preferred Stock, except if subsequently registered, he is acquiring are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Accentia in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, Principal represents that he is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Principal understands and agrees that the shares of Accentia Series D Convertible Preferred Stock shall not be assignable or transferable by him except by operation of law.

3A.6 Further Limitations on Disposition. Without in any way limiting the representations set form above, Principal further agrees not to make any disposition of all or any portion of the shares of Accentia Series D Convertible Preferred Stock acquired pursuant to this Agreement unless:

(a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) Principal shall have notified Accentia of the proposed disposition and shall have furnished Accentia with a statement of the circumstances surrounding the proposed disposition, and if requested by Accentia, Principal shall have furnished Accentia with either (i) an unqualified written opinion of counsel who shall be reasonably satisfactory to Accentia, addressed to Accentia and reasonably satisfactory in form and substance to Accentia’s counsel, to the effect that the proposed transfer may be effected without registration under the Securities Act or (ii) a “No Action” letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon Principal shall be entitled to transfer such shares in accordance with the terms of the notice delivered by Principal to Accentia.

3A.7 Legends. It is understood that the certificates evidencing the shares of Accentia Series D Convertible Preferred Stock, except if subsequently registered, that Principal is acquiring, may bear one or all of the following legends:

(a) “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO ACCENTIA THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.”

(b) Any legend required by the laws of the State of Florida, including any legend required by the FBCA or any other applicable state securities law.

ARTICLE 4—REPRESENTATIONS AND WARRANTIES OF ACCENTIA AND SUB

Accentia and Sub, jointly and severally, represent and warrant to TEAMM that:

4.1 Organization of Accentia and Sub. Each of Accentia and Sub (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; (b) has all corporate power and authority and all governmental licenses, permits, authorizations, consents and approvals to own and lease its properties and assets and to carry on its business as presently conducted; and (c) is duly qualified as a foreign corporation in, and is in good standing under the laws of each jurisdiction in which the nature or conduct of its business or the character or location of its properties or assets requires such qualification, except where the failure to be so qualified would not have and would not reasonably be expected to have a Material Adverse Effect. Immediately before the Effective Time, Accentia shall have the shares of capital stock issued and outstanding as reflected on Schedule 4.1 and, except as specifically identified in Schedule 4.1, all shares of outstanding Accentia capital stock are validly issued, duly paid and non-assessable. No shares of capital stock shall be issued or outstanding and there shall be no stock option, warrant, or other stock right of any form or nature to acquire shares of capital stock of Accentia, except as reflected on Schedule 4.1.

4.2 Authorization; Enforceability. Each of Accentia and Sub has full corporate power and authority to enter into this Agreement, to consummate the Transactions, and to perform its obligations hereunder. This Agreement has been executed and delivered by a duly authorized officer of Accentia and of Sub and constitutes a legal, valid and binding obligation of Accentia and Sub, enforceable against Accentia and Sub in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

4.3 Approvals and Consents. Except as set forth on Schedule 4.3 attached hereto, no consent, approval, exemption, audit, waiver, order or authorization of, or registration, qualification, designation, declaration, notice or filing with, any Governmental Authority or any other Person is required for Accentia’s and Sub’s execution and delivery of this Agreement, the performance of their obligations hereunder, or Accentia’s and Sub’s consummation of the Transactions. There are no existing agreements, options, commitments or rights with, of or to Accentia and Sub to acquire any of Accentia’s and Sub’s assets, properties or rights or any interest therein, except for contracts for the sale of inventory entered into by Accentia and Sub in the ordinary course of business.

4.4 Financial Statements.

4.4.1 Attached hereto as Schedule 4.4.1 are the combined unaudited balance sheets as of December 31, 2001 and November 30, 2002 and the combining and combined profit and loss statements and the combining and combined cash flow statements for the periods of January 1, 2001 through December 31, 2001 and January 1, 2001 through November 30, 2002 of Accentia (collectively, the “Accentia Financial Statements”). The Accentia Financial Statements present fairly Accentia’s financial position as of the date thereof in accordance with Accentia’s past practice and in conformity with GAAP consistently applied during the periods involved.

4.4.2 Accentia has made and kept books, records and accounts in reasonable detail, which, to Accentia’s knowledge, accurately and fairly reflect in all material respects its activities and transactions and the purchase and disposition of any of its assets. Except as otherwise disclosed in this Agreement and the schedules attached hereto, Accentia has not engaged in any material transaction that is not reflected in such books, records and accounts. Accentia has, in the exercise of its judgment, from time to time recorded and adjusted inter-company transactions and allocations of assets and liabilities between Accentia and its various Subsidiaries and operating divisions (the “Accentia Inter-Company Transactions, Allocations and Adjustments”). Accentia makes no representation or warranty concerning the Accentia Inter-Company Transactions, Allocations and Adjustments as reflected in the Accentia Financial Statements except that the impact thereof on the consolidated Accentia Financial Statements is zero.

4.4.3 No unrecorded funds or assets of Accentia have been established for any purpose; no accumulation or use of funds of Accentia has been made without being properly accounted for in the respective books and records of Accentia; all payments by or on behalf of Accentia have been duly and properly recorded and accounted for in Accentia’s books and records; no false or artificial entry has been made in the books and records of Accentia for any reason; no payment has been made by or on behalf of Accentia with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and Accentia has not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign, or any contribution, gift, bribe, rebate, payoff, influence payment or kickback, whether in cash, property or services, to any individual, corporation, partnership or other entity, to secure business or to pay for business secured.

4.5 Inventory. All inventory of Accentia (the “Inventory”) (a) was acquired by Accentia in the ordinary course of business, (b) is of good and merchantable quality and quantity and is usable or saleable after the Closing Date in the ordinary course of business, and (c) is not subject to any anticipated write-down or write-off for which appropriate reserves have not been included in the Accentia Financial Statements. The Inventory shown in the Accentia Financial Statements is valued at the lower of cost or market on a basis consistent with Accentia’s past practice. Accentia is not under any liability or obligation with respect to the return of any Inventory in the possession of any of its customers. Prior to the Effective Time, the Accentia Inventory shall be written down by the Accentia Board of Directors to the fullest extent advised and recommended by its independent auditors.

4.6 Accounts Receivable. All accounts receivable of Accentia (the “Accounts Receivable”) (a) arose from bona fide transactions in the ordinary course of business and (b) are considered collectible, net of the reserves for doubtful and uncollectible amounts and for returns and allowances shown in the Accentia Financial Statements, after the Closing Date in the ordinary course of business. Prior to the Effective Time, the Accounts Receivable shall be written down by Accentia to the fullest extent advised and recommended by its independent auditors.

4.7 Insurance. The assets, properties and operations of Accentia are insured under one or more policies of general liability insurance. All such policies are in full force and effect in accordance with their respective terms. No notice of cancellation has been received by Accentia or any other responsible party, and there is no existing default or event, which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Such insurance policies are, to Accentia’s knowledge, in adequate amounts, and all premiums on such insurance policies to date have been paid in full.

4.8 Employees. Accentia has complied in all material respects with all applicable Laws relating to employment, including, without limitation, the provisions thereof relating to wages, hours, equal opportunity, collective bargaining, age, pregnancy, disability, sex, race, national origin and other forms of unlawful discrimination, the WARN Act, and the payment or withholding of all salary and wages, employee benefits, deferred compensation, incentive compensation, holiday, vacation, and sickpay, unemployment compensation, workers’ compensation, withholding of taxes, FICA, FUTA or SUTA obligations, employee health or life insurance, hospitalization, savings, severance pay, disability, relocation, and similar obligations.

4.9 Material Contracts. To the knowledge of Accentia, attached hereto as Schedule 4.9 is a true, complete and accurate list, categorized by subject matter, of all of the following contracts, agreements arrangements, plans, leases and commitments (“Contracts”), whether written or oral, entered into by Accentia or by which Accentia is bound and which are part of the operation of Accentia:

4.9.1 All purchase orders and other Contracts for the purchase of goods or supplies which are for a term of more than three (3) months, or which involve or are reasonably expected to involve aggregate payments by Accentia of more than $25,000 during any fiscal year of Accentia, or which were entered into other than in the ordinary course of business;

4.9.2 All sales agreements and other sales orders (including sales by Accentia to any Governmental Authority) and other Contracts for the sale of goods or provision of services which are for a term of more than three (3) months, or which involve or are reasonably expected to involve aggregate payments to Accentia of more than $25,000 during any fiscal year of Accentia, or which were entered into other than in the ordinary course of business;

4.9.3 All Contracts providing for the grant of equity interests, equity appreciation lights, bonuses, pensions, severance payments, deferred or incentive compensation, retirement payments, profit sharing, insurance or other benefit plan or program for any employees;

4.9.4 All Contracts for the construction or purchase or lease of real estate, improvements, equipment, and other items which under GAAP constitute capital expenditures or which involve or are reasonably expected to involve expenditures in the aggregate in excess of $5,000 during any fiscal year;

4.9.5 All Contracts relating to the rental or use of equipment, vehicles, other personal property or fixtures, or relating to the provision of services, which involve or are reasonably expected to involve payment of rentals or sums in the aggregate in excess of $1,000 during any fiscal year;

4.9.6 All Contracts relating in any way to direct or indirect indebtedness for borrowed money or evidenced by a bond, debenture, note or other evidence of indebtedness (whether secured or unsecured) of or to Accentia, including, but not limited to, indebtedness by way of lease or installment purchase arrangement, guarantee, reimbursement obligations pertaining to letters of credit, repurchase agreements, purchase price discount obligations, other intercompany account agreements, or other undertakings on which others rely in extending credit, or otherwise, and all mortgages, pledges, conditional sales contracts, chattel and purchase money mortgages and other security arrangements with respect to any real estate, improvements, equipment, other personal property or fixtures in excess of $1,000;

4.9.7 All Contracts substantially limiting the freedom of Accentia to engage in or to compete in any line of business of Accentia, or with any person or in any geographical area in connection therewith, or to use or disclose any information relating to Accentia in its possession;

4.9.8 All license agreements, either as licensor or licensee, franchise agreements, either as franchisor or franchisee, and agreements pertaining to any website for the business, including all linking and hosting agreements;

4.9.9 All joint venture Contracts, whether or not involving a sharing of profits;

4.9.10 All Contracts with health maintenance organizations, insurance companies, third parry administrators or payors, pharmacy providers, state and local governments, pharmaceutical manufacturers, and clinics and foundations;

4.9.11 All Contracts involving purchase price discounts in excess of $25,000 in any fiscal year of Accentia offered by Accentia based on purchase volume;

4.9.12 All Contracts which are presently expected to result in any loss upon completion or performance thereof;

4.9.13 All Contracts involving research and development efforts on behalf of Accentia;

4.9.14 All Contracts for any charitable or political contribution by Accentia in excess of $5,000;

4.9.15 All Contracts not made in the ordinary course of business; and

4.9.16 All other Contracts, except those which are (i) cancelable on 30 days or less notice without any penalty or other financial obligation or (ii) if not so cancelable, involve or are reasonably expected to involve aggregate payments by or to Accentia of $1,000 or less during any fiscal year of Accentia.

Except as set forth on Schedule 4.9, all Contracts required to be disclosed pursuant to this Section 4.9 are, in all material respects, valid, binding and in full force and effect, and neither Accentia, nor, to Accentia’s knowledge, any other party thereto, is in material breach or violation of, or default under, nor, to Accentia’s knowledge, is there any valid basis for such a claim of breach or violation of, or default under, the terms of any such Contract, and no event has occurred which constitutes or, with the lapse of time or the giving of notice or both, would constitutes such a breach, violation or default by Accentia thereunder.

4.10 Absence of Certain Developments. Since November 30, 2002, and except as otherwise disclosed in the Accentia Financial Statements, this Agreement, or the schedules hereto, including Schedule 4.10, Accentia has not:

4.10.1 Incurred any liabilities, other than liabilities incurred in the ordinary course of business or related to the Transactions, or discharged or satisfied any lien or encumbrance or paid any liabilities, other than in the ordinary course of business, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or would reasonably be expected to cause any material damage or risk of material loss;

4.10.2 Sold, assigned or transferred any assets or properties, or closed any operations, except for the sale of inventory and for the disposition of assets in the ordinary course of business which are worn-out, in need of substantial repair, or are obsolete and which do not have a market value in excess of $100,000 in the aggregate for all such assets and properties;

4.10.3 Created, incurred, assumed or guaranteed any indebtedness for borrowed money, or mortgaged, pledged or subjected any of its assets or properties to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever in an aggregate amount exceeding $100,000, other than in the ordinary course of business;

4.10.4 Made or suffered any material amendment or termination of any Contract to which it is a party or by which it is bound, or canceled, modified or waived any material debts or claims held by it or waived any rights of material value not in the ordinary course of business;

4.10.5 Suffered any damage, destruction or loss, whether or not covered by insurance, of any item or items carried on its books of account individually or in the aggregate at more than $50,000 or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utilities or other services required to conduct its operations;

4.10.6 Suffered any Material Adverse Effect not in the ordinary course of its business;

4.10.7 Received notice or obtained knowledge of any actual or threatened labor trouble, strike, union organizing efforts, or other occurrence, event or condition of any similar character;

4.10.8 Made any acquisition of substantial assets or any commitments or agreements for capital expenditures or capital additions or betterments exceeding $ 100,000 individually or in the aggregate, except such as may be involved in ordinary repair, maintenance or replacement of assets in the ordinary course of business;

4.10.9 Other than in the ordinary course of business consistent with past practices, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;

4.10.10 Entered into or amended any Contract with any of its Affiliates;

4.10.11 Except in the ordinary course of business and consistent with past practice, or as permitted herein, made any distributions to its stockholders; or

4.10.12 Entered into any transaction other than in the ordinary course of business.

4.11 Undisclosed Liabilities. Accentia does not have any material liabilities or obligations, whether accrued, absolute, contingent or otherwise, due or to become due, or direct or indirect, arising out of any action or inaction, or with respect to or based upon transactions or events occurring, or any state of facts or condition existing, in connection with Accentia’s conduct of its business, and, to Accentia’s knowledge, there is no basis for any claim against Accentia for any such material liability or obligation, except (i) to the extent specifically described in this Agreement or disclosed in the schedules hereto, (ii) to the extent fully reflected or reserved against in the Accentia Financial Statements, (iii) for liabilities and obligations arising or incurred in the ordinary course of business under any Contract disclosed on Schedule 4.8 or not required to be disclosed because of the term or amount involved, and (iv) for liabilities and obligations arising or incurred in the ordinary course of business which will be paid or discharged prior to the due date thereof or at the Closing. At the Effective Time, to the knowledge of Accentia, Accentia shall have no liabilities or obligations, whether accrued, absolute, contingent or otherwise, due or to become due, or direct or indirect, arising out of any action or inaction, or with respect to or based upon transactions or events occurring, or any state of facts or condition existing, in connection with Accentia’s conduct of its business, and, to Accentia’s knowledge, there is no basis for any claim against Accentia for any such material liability or obligation, except as disclosed on Schedule 4.11.

4.12 Tax Matters. Other than as set forth on Schedule 4.12 hereto, (a) all tax returns that Accentia was or is required to file on or prior to the Closing Date have been duly filed on a timely basis and all taxes thereon have been timely paid; (b) all tax returns that Accentia is or will be required to file after the Closing Date will be timely filed and all taxes reflected thereon will be timely paid; (c) none of Accentia’s assets is subject to any Lien (other than a Permitted Lien) for payment of any unpaid taxes or levy proceedings; (d) all taxes which Accentia is or was required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper taxing authorities to the extent due and payable; (e) Accentia is not a party to any Contract that would require it to make any payment that would constitute an “excess parachute payment” for purposes of Sections 280G and 4999 of the Code; (f) Accentia is not a “foreign person” as such term is defined in the Code; (g) Accentia does not have any express or implied obligation (including, but not limited to, an indemnification obligation) with respect to the payment of taxes for any person other than Accentia; and (h) Accentia has not received any notice of any additional assessments since the date of any tax return nor has Accentia received any notice of any audit or review of such tax returns.

4.13 Real Property. Accentia neither owns nor leases any real property. Accentia operates its business from the Tampa, Florida office of its Subsidiary Accent Rx, Inc., a Florida corporation.

4.14 Title to and Condition of Purchased Assets; Necessary Property.

4.14.1 Set forth on Schedule 4.14.1 is a true, correct, and complete list of all Liens on the assets of Accentia as of the Effective Time. No person other than Accentia owns, leases or has any right, title or interest in and to any Accentia assets.

4.14.2 Accentia’s tangible property is in good working order and repair, reasonable wear and tear excepted, has been maintained and repaired on a regular basis so as to preserve its utility and value, is usable in the ordinary course of business, and conforms in all material respects to all applicable Laws relating to its construction, use and operation.

4.14.3 Except as disclosed in Schedule 4.14.3, Accentia’s assets constitute all of the assets and properties, whether real or personal, tangible or intangible, or owned, leased, or licensed, that are used or useful in the conduct of Accentia’s business in the manner and to the extent presently conducted by Accentia. No other asset or property, whether real or personal, tangible or intangible, or owned, leased, or licensed, is required for the conduct of the Accentia business in the manner and to the extent presently conducted by Accentia.

4.15 Intellectual Property. Accentia’s assets include all intellectual property and proprietary rights used by Accentia in the operation of the Accentia business (the “Intellectual Property”). Accentia owns or licenses the use of the Intellectual Property listed in Schedule 4.15. All of Accentia’s licenses to use any Intellectual Property are legal, valid and binding and are enforceable in accordance with their respective terms. There are no material royalties, fees or other amounts payable by Accentia to any person by reason of Accentia’s use of any licensed Intellectual Property, and Accentia has timely paid all such royalties, fees and other amounts as they have become due. To Accentia’s knowledge, there is no infringement by any person upon any Intellectual Property owned by Accentia. No charge or claim has been made or, to Accentia’s knowledge, threatened, challenging Accentia’s ownership or right to use any Intellectual Property or charging Accentia with infringement of any other person’s rights with respect to any Intellectual Property. No present or former employee of Accentia or any other person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any Intellectual Property. Accentia has not granted any license or other right to use, and has not made any assignment of its rights to, any Intellectual Property to any other person.

4.16 Licenses and Permits. Accentia possesses all licenses, permits, consents, concessions and other authorizations of governmental authorities that are required to own Accentia’s assets, to sell and service any inventory of Accentia, or to otherwise conduct the Accentia business as presently conducted. To Accentia’s knowledge, nothing contemplated in the transaction described herein will cause any of the licenses, permits, consents, concessions and other authorizations to be revoked by any such Governmental Authority.

4.17 Environmental Matters.

4.17.1 At all times prior to the Effective Time, Accentia has complied and at the commencement of the Effective Time will be in compliance, in all material respects, with all Environmental Laws, and Accentia has not received any notice, report, or information (including information that any litigation, investigation or administrative or other proceedings of any kind are pending or threatened) regarding any liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise), or any corrective, investigatory, or remedial obligations, arising under Environmental Laws. For the purposes of this Agreement, the term “Environmental Laws” means all present governmental requirements relating to the discharge or release of air pollutants, water pollutants, process waste water, petroleum products or hazardous substances, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Occupational Safety and Health Act of 1970, as amended, the Federal Resource Conservation and Recovery Act, as amended, the Federal Clean Water Act, as amended, the Toxic Substances Control Act, as amended, the Federal Clean Air Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, and any and all other comparable state or local Laws relating to public health and safety or work health and safety.

4.17.2 No Hazardous Substances have been, or are currently, located at, in, or under or emanating from the Accentia assets in a manner which (i) violates any applicable Environmental Laws, or (ii) requires response, remedial, corrective action or cleanup of any kind under any applicable Environmental Law. For purposes of this Agreement, the term “Hazardous Substances” has the meaning set forth in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, in the Federal Resource Conservation and Recovery Act, as amended, and applicable state Laws, and shall also expressly include petroleum, crude oil and any fraction thereof.

4.18 Corporate Documents, Books and Records. The books, records and accounts of Accentia accurately and fairly reflect in all material respects the transactions and the assets and liabilities of Accentia. Accentia has not engaged in any transaction with respect to the Accentia business, maintained any bank account for the Accentia business, or used any of the funds of Accentia in the conduct of the Accentia business, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Accentia.

4.19 Compliance with Law. Accentia is not in default under, or in violation of, nor has Accentia violated any Law (including, without limitation, Laws relating to the issuance or sale of securities, anti-trust, restraint of trade, or occupational safety, or any Law or any activities which are prohibited under federal Medicare and Medicaid statutes (including 42 U.S.C. §1320a-7,1320a-7a, and 1320a-7b), the Federal False Claims Act (31 U.S.C. §3729 et seq.), statutes regarding physician self-referrals (42 U.S.C. §1395nn and 1396b(s)), and the Federal Controlled Substances Act (21 U.S.C. §801 et seq.), or the regulations promulgated pursuant to such statutes or related federal, state or local statutes or regulations), or any licenses, franchises, permits, authorizations or concessions granted by, or any judgment, decree, writ, injunction or order of, any Governmental Authority applicable to Accentia. No investigation or review by any Governmental Authority under any Laws with respect to Accentia is pending or, to Accentia’s knowledge, threatened.

4.20 Litigation. Except as set forth in Schedule 4.20 hereto, there is no material litigation, suit, claim, action, proceeding or investigation pending or, to Accentia’s knowledge, threatened by or against Accentia, whether at law or in equity, before any Governmental Authority or instrumentality or before any arbitrator of any kind. Except as set forth in Schedule 4.20, Accentia has not been a party to any litigation, suit, claim, action, proceeding or investigation during the past two years. Except as set forth in Schedule 4.20, Accentia is not a party or subject to any judgment, order, writ, injunction or decree.

4.21 Indebtedness to and from Employees. Except as set forth in Schedule 4.21 hereto, Accentia is not indebted to any employee except for amounts due as normal salaries, wages, or reimbursement of ordinary business expenses, and no employee is indebted to Accentia.

4.22 Labor Agreements and Employee Relations. Accentia is not a party to any collective bargaining or similar agreement covering any of its employees. No labor organization or group of employees of Accentia has made a demand for recognition, has filed a petition seeking a representation proceeding, or given Accentia notice of any intention to hold an election of a collective bargaining representative. Accentia has not suffered any strike, slowdown, picketing or work stoppage by any group of employees affecting Accentia’s business.

4.23 Brokers’ Fees. Neither Accentia nor any person on Accentia’s behalf has retained any broker, finder or agent or agreed to pay any brokerage fee, finder’s fee, commission or other payment with respect to the transactions contemplated by this Agreement.

4.24 Employee Benefit Flans. Except as set forth on Schedule 4.24:

4.24.1 Accentia does not, and does not have any obligation to, maintain or contribute to any Employee Benefit Plan.

4.24.2 No event has occurred, and to Accentia’s knowledge, there exists no condition or circumstances, in connection with which Accentia or the Surviving Corporation could be subject to any liability under the terms of any Employee Benefit Plan of Accentia, ERISA, or the Code, or any other applicable law with respect to any Employee Benefit Plan, which would have a Material Adverse Effect on the Accentia business.

4.24.3 The execution, delivery and performance of this Agreement will not result in any (i) increase in the compensation or benefits otherwise payable under any Employee Benefit Plan of Accentia or pursuant to any agreement with respect to any employee of Accentia; (ii) acceleration of the time of payment or vesting of any such compensation or benefits due to any employee of Accentia; or (iii) renew or extend the term of any agreement regarding compensation of an employee of Accentia, which in the case of (i), (ii) or (iii) above, would create any liability to Accentia or the Surviving Corporation after the Closing Date. No payment or benefit that may be made by Accentia with respect to any employee of Accentia will be classified as an “excess parachute payment” within the meaning of Section 280G of the Code.

4.25 Benefit Claims. Except for benefits accrued or accruing in accordance with the terms of any Employee Benefit Plan, Accentia has no liability for any benefit which has been or could be claimed as a result of any event occurring prior to the Closing under any Employee Benefit Plan or any workers’ compensation or similar Law (i) which is not fully covered by insurance, or (ii) if not so insured, for which Accentia has not established an adequate reserve in the Accentia Financial Statements.

4.26 Subsidiaries. Schedule 4.26 sets forth the name and jurisdiction of incorporation or formation of each Subsidiary of Accentia, all of which are wholly-owned by Accentia.

4.27 No Breach or Violation. Accentia’s and Sub’s execution and delivery of this Agreement, their compliance with and fulfillment of the terms of this Agreement, and their consummation of the Transactions contemplated hereby, do not and will not, with notice or passage of time or both, after giving effect to the approvals, consents and other actions described on Schedule 4.3 attached hereto (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien upon the capital stock, assets, properties or rights of Accentia and Sub pursuant to, (iv) give any Person the right to accelerate any obligation under, or (v) result in a violation of, (a) any Law applicable to Accentia and Sub, (b) Accentia’s and Sub’s Articles of Incorporation or By-Laws, (c) any material franchise, permit, license, authorization, concession, order, judgment, writ, injunction or decree to which Accentia and Sub are subject, or by which any of their assets, properties or rights are bound, or (d) any material lease, mortgage, indenture, deed of trust, trust agreement, note agreement or other agreement or instrument to which Accentia and Sub are subject, or by which any of their assets, properties or rights are bound.

4.28 All Material Information. No representation or warranty made by Accentia and Sub in this Agreement, including the attached schedules, and no statement contained in any certificate or other instrument furnished to TEAMM as required herein contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statement therein not misleading.

ARTICLE 5—COVENANTS

5.1 Access to Information. Until the Effective Time, Accentia and TEAMM shall provide each other and their respective employees, accountants, attorneys, and other representatives with reasonable access during normal business hours to inspect and investigate all books, records, financial statements, and other documents and materials of or pertaining to the other party, subject to the execution and delivery by Accentia and TEAMM of, and their compliance with all obligations under, a confidentiality agreement that is reasonably satisfactory in form and substance to Accentia and TEAMM.

5.2 Notices of Certain Events. Each party shall promptly notify the other parties of:

5.2.1 any notice or other communication received by such party from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

5.2.2 any occurrence or non-occurrence of any event that would cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time;

5.2.3 any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; and

5.2.4 any notice or other communication from any Governmental Authority in connection with the Transactions; provided, however, that the delivery of any notice pursuant to this

Section 5.3 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

5.3 Efforts; Consents and Approvals. Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Transactions contemplated by this Agreement. Each of TEAMM and Accentia shall promptly apply for or otherwise seek, and use its commercially reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger.

5.4 Public Announcements. Regardless of whether the Merger is consummated, neither Accentia nor TEAMM shall issue any press release or make any public announcement, confirmation, or other disclosure of information relating to the Merger, except under the following circumstances: (a) upon the prior consultation with and approval of the other party; (b) to such party’s directors, officers, employees, attorneys, accountants, and lenders; or (c) as may be required, in the opinion of the disclosing party’s outside legal counsel, to comply with applicable laws, rules, and regulations, in which event the disclosing party will provide the other party with a reasonable opportunity to review and comment upon the proposed disclosure before it is made.

5.5 Consent to Merger; Waiver of Dissenters’ Rights. By their execution of this Agreement, each TEAMM Principal (a) consents to the terms of the Merger and to the taking of stockholder action to approve the Merger without a meeting (which shall constitute Required Stockholder Approval as defined in Section 6.1.1), (b) acknowledges that he is aware of his rights to dissent to the Merger and demand payment for his shares of TEAMM Capital Stock in accordance with the DGCL and TEAMM’s Bylaws, and (c) waives such rights to dissent and demand payment.

5.6 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of TEAMM or Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of TEAMM or Sub, any other actions and things they may deem desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of TEAMM acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

5.7 No Solicitation. During the period from the date of this Agreement and continuing through February 7, 2003 (the “Standstill Period”), neither TEAMM nor any of its directors, officers, employees or representatives will, directly or indirectly, take any of the following actions (the “Prohibited Actions”):

5.7.1 solicit, initiate, or encourage the submission of proposals or offers from any Person other than Accentia or Sub regarding any purchase of any equity interest in TEAMM, any purchase of all or substantially all the assets of TEAMM (other than in the ordinary course of business), or any merger or other business combination involving TEAMM (individually, an “Extraordinary Transaction”);

5.7.2 negotiate with, discuss or communicate with, furnish information to, or assist any Person other than Accentia or Sub regarding any Extraordinary Transaction; or

5.7.3 agree to or consummate any Extraordinary Transaction with any Person other than Accentia or Sub.

5.8 Conduct of Business of Accentia. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Accentia may continue to conduct its business which shall include the right to enter into and consummate agreements relating to acquisition of other business entities, mergers or the issuance of shares of its capital stock in connection with capital formation transactions.

5.9 Conduct of Business of TEAMM. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, as the case may be, TEAMM agrees (except to the extent that Accentia shall otherwise consent in writing), that TEAMM shall promptly notify Accentia of any event or occurrence or emergency which is not in the ordinary course of business of TEAMM. Without limiting the generality of the foregoing, TEAMM will not, without prior notice to Accentia:

5.9.1 Enter into any commitment or transaction not in the ordinary course of business (i) to be performed over a period longer than six (6) months in duration, or (ii) to purchase fixed assets for a purchase price in excess of $100,000;

5.9.2 Grant any severance or termination pay (i) to any director or (ii) to any employee except (x) payments made pursuant to written agreements outstanding on the date hereof or (y) in the case of employees who are not officers, grants which are made in the ordinary course of business in accordance with TEAMM’s standard past practices;

5.9.3 Except for licenses granted to end-users pursuant to TEAMM’s standard license agreements, transfer to any person or entity any rights to TEAMM’s Intellectual Property;

5.9.4 Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other rights of any type or scope with respect to any products of TEAMM;

5.9.5 Violate, amend or otherwise modify the terms of any of the Contracts or agreements required to be set forth in TEAMM Schedules;

5.9.6 Commence any litigation other than as required in the opinion of the TEAMM Board of Directors to protect the interests of the TEAMM Stockholders;

5.9.7 Except as otherwise set forth herein, declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its TEAMM Capital Stock, or split, combine or reclassify any of its TEAMM Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of TEAMM Capital Stock, or repurchase or otherwise acquire, directly or indirectly, any shares of TEAMM Capital Stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at cost in connection with any termination of service to TEAMM;

5.9.8 Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its TEAMM Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities except for the issuance of shares of TEAMM Capital Stock upon exercise of options outstanding on the date hereof;

5.9.9 Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

5.9.10 Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of TEAMM;

5.9.11 Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of TEAMM or guarantee any debt securities of others;

5.9.12 Adopt or amend any Employee Benefit Plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

5.9.13 Pay, discharge or satisfy in an amount in excess of $50,000 in any one claim, liability or obligation, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in TEAMM Financial Statements (or the notes thereto);

5.9.14 Make or change any material election in respect of taxes, adopt or change any accounting method in respect of taxes, file any material tax return or any amendment to a material tax return, enter into any closing agreement, settle any claim or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes; or

5.9.15 Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.9.1 through 5.9.14 above, or any action which would make any of the representations or warranties or covenants of TEAMM contained in this Agreement materially untrue or incorrect.

5.10 Confidentiality. From the date hereof to and including the Effective Time, the parties hereto shall maintain, and cause their directors, employees, agents and advisors to maintain, in confidence and not disclose or use for any purpose, except the evaluation of the Transactions and the accuracy of the respective representations and warranties of the parties hereto contained herein, information concerning the other parties hereto and obtained directly or indirectly from such parties, or their directors, employees, agents or advisors, except such information as is or becomes (a) available to the non-disclosing party form third parties not subject to an undertaking of confidentiality or secrecy; (b) generally available to the public other than as a result of a breach by the non-disclosing party hereunder; or (c) required to be disclosed under applicable Law; and except such information as was in the possession of such party prior to obtaining such information from such other party, as to which the fact of prior possession such possessing party shall have the burden of proof. In the event that the Merger and the Transactions shall not be consummated, Accentia and

TEAMM each shall, and shall cause its directors, employees, agents or advisors to, promptly return to the other party all information and materials (including all copies, extracts or other reproductions thereof) that have been provided by such other party. In addition, Accentia and TEAMM each shall destroy those portions of any and all other materials containing or referring to the information and materials provided by the other party. The provisions of this Section 5.10 are in addition to, and not in limitation of, the Confidentiality Agreement between the parties.

5.11 Section 368(a) Reorganization. The parties hereto intend that the Merger be treated as a “reorganization” as described in Section 368(a)(2)(D) of the Code. No party shall take any position on any federal, state or local income tax return which is inconsistent with the treatment of the Merger as a reorganization.

5.12 Additional Options and Management Incentive Program. At the Effective Time, the TEAMM Principals and TEAMM’s sales representatives shall be issued additional incentive stock options to acquire an aggregate of 1,259,429 shares of Accentia’s Common Stock (the “Additional Options”). The Additional Options shall be issued to such individuals and in such amounts as the TEAMM Principals and Accentia agree. The Additional Options: (a) shall be exercisable at Fifty Cents ($0.50) per share; (b) shall vest over a period of two (2) years, commencing on the date on which the options were granted to the optionee and vesting fifty percent (50%) per year; and (c) shall terminate upon the earlier of: (i) ninety (90) days after termination or expiration of the optionee’s employment; or (ii) ten (10) years after the date on which the options were granted to the optionee. In addition to the Additional Options, within sixty (60) days after the Closing Date, a Management Incentive Compensation Program (“MICP”) shall be implemented for the key members of the Surviving Corporation’s management team.

5.13 Convertible Debt of TEAMM. As of the date hereof, TEAMM is indebted to certain investors in the aggregate amount of approximately Five Hundred Eighty Thousand and No/100 Dollars ($580,000.00), as set forth in Schedule 5.13 hereto. Prior to the Effective Time, such indebtedness shall be converted into shares of TEAMM’s Series A Convertible Preferred Stock at the rate of $2.63 per share.

5.14 Harbinger Debt. TEAMM is indebted in the original principal amount of $5,000,000 to Harbinger Mezzanine Partners, L.P. (“Harbinger”) pursuant to a Loan Agreement, dated August 9, 2002 (the “Harbinger Loan Agreement”). Pursuant to the Harbinger Loan Agreement, Harbinger has the right to approve the Merger. As soon as practicable after the date hereof, representatives of Accentia and TEAMM shall meet with representatives of Harbinger to present the terms of and reasons for the Merger and to seek Harbinger’s consent to the Merger. If Harbinger does not grant such consent or will grant such consent on terms and conditions that are unacceptable to Accentia and TEAMM, Accentia will arrange for the payoff of such loan from Harbinger.

5.15 Assumption of TEAMM Employment Agreements. The parties acknowledge and agree that, as of the date hereof, TEAMM has entered into those certain employment agreements with the TEAMM Principals as set forth in Schedule 5.15 hereto (collectively, the “Employment Agreements”). The parties further acknowledge and agree that any Employment Agreements, which have not expired and have not been terminated as of the Effective Time, shall be assumed by the Surviving Corporation at the Effective Time subject to the same terms and conditions of such employment agreements in effect immediately prior to the Effective Time, except that the

Employment Agreements: (a) shall be amended to provide that the employment periods of such employment agreements shall be deemed to commence on the Effective Time and continue for the length of the initial or renewal employment period, as the case may be, in effect immediately prior to the Effective Time and (b) shall be amended in the manner and to the extent that TEAMM Principals and the Surviving Corporation shall agree. An example of clause (a) of the foregoing sentence is as follows: if an Employment Agreement has an initial two (2) year employment period, commencing on January 1, 2002 and terminating on December 31, 2003, and automatically renews for one (1) year thereafter, then the employment period of such Employment Agreement shall be deemed to commence on the Effective Time and terminate two (2) years thereafter, subject to all other terms and conditions of such Employment Agreement, including, without limitation, any termination provisions for cause or otherwise and any renewal provisions.

ARTICLE 6—CONDITIONS TO THE MERGER

6.1 Conditions to the Obligations of Each Party. The obligations of TEAMM, Accentia and Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, by each of the parties intended to benefit therefrom, to the extent permitted by applicable Law:

6.1.1 this Agreement and the Transactions shall have been approved and adopted (a) by the affirmative vote of a majority of all of the outstanding shares of TEAMM Capital Stock entitled to vote thereon, such votes taken (whether at a meeting or by written consent) and determined in accordance with the Certificate of Incorporation of TEAMM and applicable Law (the “Required Stockholder Approval”), and (b) by the respective Boards of Directors of TEAMM, Accentia and Sub, and (c) by Accentia as the sole stockholder of Sub;

6.1.2 there shall be no claims, actions, suits, proceedings or investigations pending or threatened, against TEAMM, Accentia or Sub, before any Governmental Authority, that seek to prevent or delay the performance of this Agreement or the Transactions, or that would result in a Material Adverse Effect, and no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transactions illegal or otherwise prohibiting consummation of the Transactions;

6.1.3 all actions by or in respect of, or filings with, any Governmental Authority required to permit the consummation of the Transactions shall have been made or obtained.

6.1.4 Accentia and TEAMM shall have received or be satisfied that each of them will receive all consents, amendments and approvals contemplated by Sections 3.3, 3.5 and 4.3, and any other consents of third parties necessary in connection with the consummation of the Merger, if failure to obtain any such consent would have a Material Adverse Effect or violate any Law or Order.

6.1.5 Accentia, TEAMM, and such stockholders of Accentia and TEAMM, as Accentia and the TEAMM Principals shall agree shall have entered into a Stockholders’ Agreement that provides, among other things: (a) for the election of the TEAMM Director (as defined herein) and (b) that all equity and debt issuances involving Accentia must be approved by a majority of the members of Accentia’s Board of Directors which majority must include the TEAMM Director.

6.2 Additional Conditions to the Obligations of Accentia and Sub. The obligations of Accentia and Sub to consummate the Merger are also subject to the satisfaction, at or prior to the Effective Time, of the following further conditions, any or all of which may be waived, in whole or in part, by each of the parties intended to benefit therefrom, to the extent permitted by applicable Law:

6.2.1 TEAMM shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to such time, and the representations and warranties of TEAMM contained in this Agreement and in any certificate delivered by TEAMM pursuant hereto shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time;

6.2.2 Accentia shall have received all documents it may reasonably request relating to the existence and financial condition of TEAMM, and the authority of TEAMM to enter into this Agreement, all in form and substance reasonably satisfactory to Accentia;

6.2.3 no Material Adverse Effect pertaining to TEAMM shall have occurred or shall be pending;

6.2.4 Accentia shall have received a certificate signed by an executive officer of TEAMM certifying the foregoing items 6.2.1 and 6.2.3;

6.2.5 all actions to be taken by TEAMM in connection with consummation of the Transactions, and all certificates, instruments, and other documents required to effectuate the Transactions, shall be reasonably satisfactory in form and substance to Accentia and Sub;

6.2.6 the form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers to be delivered hereunder shall be reasonably acceptable to Accentia’s counsel;

6.2.7 Accentia shall have received a legal opinion from counsel to TEAMM, in form and substance as shall be reasonably acceptable to counsel to Accentia; and

6.2.8 Accentia shall be satisfied that the Merger will constitute a “reorganization” under Section 368(a) of the Code.

6.3 Additional Conditions to the Obligations of TEAMM. The obligations of TEAMM to consummate the Merger are also subject to the satisfaction at or prior to the Effective Time of the following further conditions, any or all of which may be waived, in whole or in part, by TEAMM to the extent permitted by Applicable Law:

6.3.1 Accentia and Sub shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Effective Time, and the representations and warranties of Accentia and Sub contained in this Agreement and in any certificate delivered by Accentia or Sub pursuant hereto shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time;

6.3.2 TEAMM shall have received all documents it may reasonably request relating to the existence and financial condition of Accentia or Sub and the authority of Accentia or Sub to enter into this Agreement, all in form and substance reasonably satisfactory to TEAMM;

6.3.3 no Material Adverse Effect pertaining to Accentia or Sub shall have occurred or shall be pending;

6.3.4 TEAMM shall have received a certificate signed by an executive officer of each of Accentia and Sub, certifying the foregoing items 6.3.1 and 6.3.3;

6.3.5 all actions to be taken by Accentia or Sub in connection with consummation of the Transactions, and all certificates, instruments, and other documents required to effectuate the Transactions, including the grant of piggyback registration rights by Accentia to the TEAMM Stockholders shall be satisfactory in form and substance to TEAMM;

6.3.6 the form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to TEAMM’s counsel;

6.3.7 TEAMM shall have received a legal opinion from legal counsel to Accentia, in a form and substance as shall be reasonably acceptable to counsel to TEAMM; and

6.3.8 TEAMM shall have been satisfied that the merger will constitute a “reorganization” under Section 368(a) of the Code.

ARTICLE 7—TERMINATION

7.1 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time (notwithstanding any adoption and approval of this Agreement by TEAMM Stockholders):

7.1.1 by mutual written consent of TEAMM and Accentia;

7.1.2 by Mutual, if the Merger has not been consummated by March 31, 2003; provided, however, that the right to terminate this Agreement under this Section 7.1.2 shall not be available to either party if its failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or

7.1.3 by either Accentia or TEAMM, if there shall be any Law that makes consummation of the Transactions illegal or otherwise prohibited or if any Order enjoining Accentia or TEAMM from consummating the Transactions is entered and such Order shall become final and nonappealable.

7.2 Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in Sections 5.10 and 8.3 and this Section 7.2 shall survive the termination hereof; provided, however, that, except as specifically provided herein, nothing herein shall relieve any party hereto of liability for any breach of this Agreement.

ARTICLE 8—MISCELLANEOUS

8.1 Definitions. As used herein, the following terms have the following respective meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accentia Common Stock” means the Common Stock, $.001 par value, of Accentia, with the rights as described in the Amended and Restated Articles of Incorporation of Accentia, as the same may be supplemented, modified or amended from time to time.

“Accentia Series D Convertible Preferred Stock” means the Series D Convertible Preferred Stock, $.001 par value, of Accentia, with the following rights and privileges: (i) voting rights, on as converted basis, with the shares of Accentia’s Common Stock; (ii) liquidation preference junior to Accentia Series C Convertible Preferred Stock, Accentia Series B Convertible Preferred Stock and Accentia Series A Convertible Preferred Stock; (iii) the right to convert to Accentia Common Stock at a twenty percent (20%) discount, which conversion may occur at anytime following the third anniversary of the Merger; provided, however, that conversion shall automatically occur upon an initial public offering of Accentia; (iv) the right, voting as a group, to elect one (1) of the seven (7) directors of Accentia (who initially shall be Martin G. Baum) (the “TEAMM Director”); (v) that all equity and debt issuances involving Accentia must be approved by a majority of the members of Accentia’s Board of Directors which majority must include the TEAMM Director; and (vi) the provisions clauses (iv) and (v) cannot be amended without the approval of the holders of a majority of the shares of Accentia Series D Convertible Preferred Stock; which rights and privileges shall be more particularly described in the Amended and Restated Articles of Incorporation of Accentia, as the same may be supplemented, modified or amended from time to time.

“Affiliate” means, when used anywhere in this Agreement with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person.

“Agreement” means this Agreement of Merger and Plan of Reorganization, as the same may be supplemented, modified or amended from time to time.

“Articles of Merger” means the Articles of Merger with respect to the Merger, in compliance with the FBCA.

“Certificate of Merger” means the Certificate of Merger with respect to the Merger, in compliance with the DGCL.

“Code” means the Internal Revenue Code of 1986, as amended.

“DGCL” means the Delaware General Corporation Law, as amended.

“Effective Time” has the meaning set forth in Section 1.2.

“Employee Benefit Plan” means any “employee benefit plan” (as such term is defined in ERISA) and any other employee benefit plan, program or arrangement of any kind.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Expenses” means all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants and commitment fees and other financing fees and expenses) incurred by Accentia, Sub or TEAMM or on behalf of any such party in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of the Required Stockholder Approval and all other matters related to the consummation of the Transactions.

“FBCA” means the Florida Business Corporation Act, as amended.

“GAAP” means United States generally accepted accounting principles consistently applied.

“Governmental Authority” means any federal, state, county, local, foreign or other governmental or public agency, instrumentality, commission, authority, board or body, and any court, arbitrator, mediator or tribunal.

“Law” means any code, law. ordinance, regulation, rule or statute of any Governmental Authority.

“Lien” means any security interest, lien, mortgage, deed to secure debt, deed of trust, pledge, charge, conditional sale or other title retention agreement, or other encumbrance of any kind.

“Material Adverse Effect” means any matter that would reasonably be expected to affect materially and adversely the business, condition (financial or otherwise), prospects, or results of operations of TEAMM or Accentia and its Subsidiaries, considered as a whole, as the case may be.

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or other Governmental Authority.

“Permitted Lien” means lien for taxes not yet due and payable.

“Person” means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof. “SEC” means the Securities and Exchange Commission.

“Required Stockholder Approval” has the meaning set forth in Section 6.1.1.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns all of the common stock.

“Surviving Corporation” means Sub as surviving corporation resulting from the Merger.

“TEAMM Capital Stock” means the TEAMM Common Stock and the TEAMM Series A Preferred Stock.

“TEAMM Common Stock” means the Class A voting common stock, $0.001 par value, of TEAMM and the Class B nonvoting common stock, $0.001 par value, of TEAMM, with the rights as described in the Certificate of Incorporation of TEAMM, as the same may be supplemented, modified or amended from time to time.

“TEAMM Series A Preferred Stock” means the Series A Preferred Stock, $0.001 par value, of TEAMM, with the rights as described in the Certificate of Incorporation of TEAMM, as the same may be supplemented, modified or amended from time to time.

8.2 Notices. Unless otherwise specifically provided herein, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender’s telecopy machine) if during normal business hours of the recipient, otherwise on the next business day, (c) one business day after the date when sent to the recipient by reputable express courier service (charges prepaid), or (d) seven business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to TEAMM:

TEAMM Pharmaceuticals, Inc.

3000 Aerial Center Parkway, Suite 110

Morrisville, North Carolina 27560

Attention: Martin G. Baum

Fax: (919) 481-9311

With a copy (which shall not constitute notice) to:

Hutchison & Mason PLLC

3110 Edwards Mill Road, Suite 100

Raleigh, North Carolina 27612

Attention: J. Robert Tyler, III, Esq.

Telephone: (919) 829-4317

Fax: (919) 829-9696

If to Accentia or Sub:

Accentia, Inc.

5310 Cypress Center Drive, Suite 101

Tampa, Florida 33609

Attention: R. Scott Jones

With a copy (which shall not constitute notice) to:

Bernice S. Saxon, Esq.

Salem Saxon, P.A.

101 E. Kennedy Blvd., Suite 3200

Tampa, Florida 33602

Telephone: (813) 224-9000

Fax: (813) 221-8811

8.3 Indemnification.

8.3.1 Survival of Representations

(a) The representations and warranties made by TEAMM in Article 3 hereof shall survive the Closing and shall expire on the first anniversary of the Closing Date; provided, however, that this provision shall not limit any rights or claims based upon fraudulent or intentional misrepresentation. Notwithstanding the foregoing, if, at any time prior to the first anniversary of the Closing Date, Accentia (acting in good faith) delivers to the Stockholders’ Agent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by TEAMM (and setting forth in reasonable detail the basis for Accentia’s belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 8.3.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved. The representations and warranties made by Accentia and Sub in Article 4 hereof shall survive the Closing and shall expire on the first anniversary of the Closing Date; provided, however, that this provision shall not limit any rights or claims based on fraudulent or intentional misrepresentation. Notwithstanding the foregoing, if, at any time prior to the first anniversary of the Closing Date, the Stockholders Agent (acting in good faith) delivers to Accentia a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by Accentia or Sub (and setting forth in reasonable detail the basis for the Stockholders Agent’s belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 8.3.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved.

(b) Notwithstanding any provision of this Agreement to the contrary, after the Effective Time no party shall be entitled to indemnification unless and until one or more written notices (pursuant to Section 8.3.2 below) identifying Damages (as defined below) in excess of $100,000 in the aggregate (the “Basket Amount”) has or have been delivered by Accentia to the Stockholders’ Agent or by the Stockholders Agent to Accentia, as the case may be, as provided in this Section 8.3.1, in which case Accentia or TEAMM, as the case may be, shall be entitled to recover all Damages so identified including the Damages that had previously been below the Basket Amount.

83.2 Indemnification by TEAMM Stockholders.

(a) From and after the Effective Time (but subject to Section 8.3.1), the stockholders of TEAMM who shall have received, or shall be entitled to receive, shares of Accentia Series D Preferred Stock hereunder (the “TEAMM Indemnitors”), severally but not jointly, shall hold harmless and indemnify Accentia from and against and shall compensate and reimburse Accentia for, all costs, damages, expenses, and losses (the “Damages”) which are directly or indirectly suffered or incurred by Accentia (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Article 3 made as of the date of this Agreement; or (ii) any legal proceeding relating to any inaccuracy or breach of the type referred to in clause “(i)” above (including any legal proceeding commenced by Accentia for the purpose of enforcing any of its rights under this Article 8).

(b) Any obligation on the part of the TEAMM Indemnitors pursuant to Section 8.3.2(a) shall be satisfied by the delivery of a sufficient number of shares of Accentia Series D Preferred Stock valued at $0.50 per share (the “Stock Delivery Obligation”) to satisfy such TEAMM Indemnitor’s obligations. Under the Stock Delivery Obligation, the TEAMM Indemnitors shall deliver shares of Accentia Series D Preferred Stock and Accentia shall be required to accept shares of Accentia Series D Preferred Stock in all cases valued at $0.50 per share.

8.3.3 Indemnification Accentia. From and after the Effective Time (but subject to Section 8.3.1), Accentia shall hold harmless and indemnify the TEAMM Stockholders from and against, and shall compensate and reimburse the TEAMM Stockholders for, any Damages which are directly or indirectly suffered or incurred by the TEAMM Stockholders (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Article 4 made as of the date of this Agreement; or (ii) any legal proceeding relating to any inaccuracy or breach of the type referred to in clause “(i)” above (including any legal proceeding commenced by the TEAMM Stockholders for the purpose of enforcing any of its rights under this Article 8).

8.3.4 Indemnification Limit. Neither Accentia nor the TEAMM Stockholders shall have any liability for indemnification pursuant to Section 8.3.2 or Section 8.3.3 for Damages in excess of $500,000 in the aggregate.

8.3.5 Mitigation of Loss. Accentia and the TEAMM Stockholders shall use their reasonable efforts to mitigate any Damages in connection with an indemnity claim made pursuant to Section 8.3.2(a) or Section 8.3.3 with the scope to be as required by applicable law. If the amount of Damages, at any time prior to or subsequent to the payment thereof pursuant to this Section 8.3.5 is reduced pursuant to any insurance coverage, the amount of such reduction (net of (i) any out-of- pocket expenses, (ii) increases in premiums or (iii) any deductible incurred in obtaining such reduction) shall promptly be repaid by the party receiving the indemnification to the party making the indemnification.

8.4 Stockholder’s Agreement.

8.4.1 Appointment and Authority. By virtue of their approval of the Merger and this Agreement, the TEAMM Stockholders shall have approved the indemnification terms set forth in this Agreement and shall have agreed to irrevocably appoint Martin G. Baum as their agent and attorney-in-fact, as Stockholders’ Agent coupled with an interest, to: (i) modify, amend or otherwise change this Agreement or any of the terms or provisions included therein (including modifications, amendments or changes subsequent to Closing); (ii) take all actions and execute all documents under this Agreement necessary or desirable to consummate the Merger and the transactions contemplated by this Agreement, and to take all actions and to execute all documents which may be necessary or desirable in connection therewith; (iii) give and receive consents and all notices hereunder; (iv) to authorize delivery to Accentia of Shares of Accentia Series D Preferred Stock, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand dispute resolution pursuant to Section 8.15 of this Agreement and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders’ Agent for the accomplishment of the foregoing; and (v) deal with Accentia exclusively on all matters relating to any provision of this Agreement. Accentia shall be entitled to deal exclusively with the Stockholders’ Agent on all matters set forth in this Section 8.4.1 and shall be entitled to rely exclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any TEAMM Stockholder by the Stockholders’ Agent, and on any other action taken or purported to be taken on behalf of any TEAMM Stockholder by the Stockholders’ Agent, as fully binding on such TEAMM Stockholder, without any obligation to notify or make inquiries with respect to any TEAMM Stockholder. THE TEAMM STOCKHOLDERS AND EACH OF THEM INDIVIDUALLY, AGREE THAT SERVICE OF PROCESS UPON THE STOCKHOLDERS’ AGENT IN ANY ACTION OR PROCEEDINGS ARISING UNDER OR PERTAINING TO THIS AGREEMENT SHALL BE DEEMED TO BE VALID SERVICE OF PROCESS UPON EACH OF THE TEAMM STOCKHOLDERS AND ANY CLAIM BY ACCENTIA AGAINST THE TEAMM STOCKHOLDERS, OR ANY OF THEM, IN RESPECT OF THIS AGREEMENT MAY BE ASSERTED AGAINST AND SETTLED ON BEHALF OF ANY OF THEM BY, THE STOCKHOLDERS’ AGENT. The Stockholders’ Agent shall be deemed to have accepted his appointment herein upon his execution of this Agreement.

8.4.2 Liability of Stockholders’ Agent. Nothing contained herein shall be deemed to make the Stockholders’ Agent liable to the TEAMM Stockholders because of service in his capacity as Stockholders’ Agent and attorney-in-fact. In performing any of his duties hereunder, the Stockholders’ Agent shall not incur any liability to the TEAMM Stockholders for losses, damages, liabilities or expenses, except for fraud and his own willful misconduct, and shall not receive any remuneration for acting in such capacity. The TEAMM Stockholders shall jointly and severally indemnify the Stockholders’ Agent and hold the Stockholders’ Agent harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Stockholders’ Agent and arising out of or in connection with the acceptance or administration of the Stockholders’ Agent’s duties hereunder or pursuant to the Merger Agreement, including the reasonable fees and expenses of any legal counsel or other professional retained by the Stockholders’ Agent. By virtue of their approval of the Merger and this Agreement, the TEAMM Stockholders hereby agree to pay all costs and expenses, including those of any legal counsel or other professional retained by the Stockholders’ Agent, and all fees of any Stockholders’ Agent appointed by Accentia, in each case connection with the acceptance and administration of the Stockholders’ Agent’s duties hereunder.

8.4.3 Succession of Stockholders’ Agent. In the event of the death, disability, incompetency or resignation of the Stockholders’ Agent, the TEAMM Stockholders shall, within thirty (30) days after notice of such event, by a majority-in-interest designate another successor stockholders’ agent or agents, as the case may be, who shall have all of the rights, powers and authority conferred to the Stockholders’ Agent pursuant to this Agreement and the power of attorney set forth hereunder who shall be approved by Accentia which approval shall not be unreasonably withheld.

8.5 Amendments; Written Waivers.

8.5.1 Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after obtaining the adoption and approval of this Agreement by the Required Stockholder Approval, no amendment or waiver shall, without further approval in the form of the Required Stockholder Approval, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of TEAMM Capital Stock or (ii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the TEAMM Stockholders.

8.5.2 No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

8.6 Expenses. Accentia and TEAMM each shall be responsible for and pay its own broker’s, finder’s, legal, accounting, financing, and other fees and Expenses incurred in connection with the negotiation, execution, and delivery of this Agreement, the Merger and the transactions contemplated therewith.

8.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that, except as otherwise provided herein, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Accentia may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, its rights under this Agreement, but any such transfer or assignment will not relieve Accentia of its obligations under this Agreement or prejudice the rights of TEAMM Stockholders to receive the Accentia Series D Convertible Preferred Stock to be received pursuant to Section 2.1 for the TEAMM Capital Stock properly surrendered in accordance with Section 2.2. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and assigns.

8.8 Governing Law. Regardless of the place or places where this Agreement may be executed, delivered or consummated, this Agreement shall be governed by and construed in accordance with the Laws of the State of Florida, without regard to any applicable conflicts of laws provisions of Florida Law.

8.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

8.10 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.11 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys, and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto. References to Sections herein shall mean Sections of this Agreement unless otherwise indicated.

8.12 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

8.13 Gender and Number. As used herein, words of any gender shall include all other genders, and words in the singular shall include the plural, and vice versa, unless the context otherwise requires.

8.14 Attorney’s Fees. Subject to the provisions of Section 8.15 which shall govern the awarding of attorneys’ fees in any arbitration conducted pursuant to Section 8.15, if any party to this Agreement brings an action against another party to this Agreement to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its reasonable costs and expenses, including reasonable attorneys’ fees and costs, incurred in connection with such action, including any appeal of such action.

8.15 Arbitration. Except as otherwise expressly provided herein, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be exclusively settled by arbitration in accordance with the rules of the American Arbitration Association, which arbitration shall be held in Tampa, Florida, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

8.16 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as of the day and year first above written.

ACCENTIA, INC., a Florida corporation

By:	/s/ Dr. Frank O’Donnell
Dr. Frank O’Donnell
Chairman

TEAMM PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Martin G. Baum
Martin G. Baum
President and Chief Executive Officer

Signature Page to Agreement of Merger and Plan of Reorganization

The following listed TEAMM Principals have joined and executed this Agreement for the purposes of (1) indicating their consent to the Merger and their waiver of dissenters’ rights as provided in Section 5.5 of this Agreement, and (2) making the representations and warranties contained in Article 3A of this Agreement.

/s/ Martin G. Baum
Martin G. Baum

/s/ Gary V. Cantrell
Gary V. Cantrell

/s/ Nicholas J. Leb
Nicholas J. Leb

/s/ William J. Thomas II
William J. Thomas II

Signature Page to Agreement of Merger and Plan of Reorganization

Schedules to Agreement of Merger and Plan of Reorganization

By and Among

TEAMM Pharmaceuticals, Inc., a Delaware corporation

The TEAMM Principals Named Therein,

Accentia, Inc., a Florida corporation

And

TEAMM Pharmaceuticals, a Florida corporation

In connection with that certain Agreement of Merger and Plan of Reorganization, dated January 8, 2003 (the “Agreement”), by and among TEAMM Pharmaceuticals, Inc., a Delaware corporation (“TEAMM”), the TEAMM Principals named therein, Accentia, Inc., a Florida corporation, and TEAMM Pharmaceuticals, Inc., a Florida corporation, TEAMM hereby delivers these Schedules, to TEAMM’s representations and warranties in Article 3 of the Agreement. These Schedules are qualified entirely by reference to the provisions of the Agreement, and these Schedules do not constitute a representation or warranty of TEAMM except as expressly provided in the Agreement.

These Schedules may include items that do not meet the materiality thresholds set forth in the Agreement and any such inclusion shall not be deemed to be an admission that the item is material, nor shall any item so included by used to construe the materiality thresholds set forth in the Agreement.

Headings have been inserted in the Schedules for reference only, and they do not amend the descriptions of the disclosed items set forth in the Agreement.

Capitalized terms used in the Schedules and not otherwise defined shall have the meanings given to them in the Agreement.

Schedule 3.2 Outstanding Capital Stock, Options, Stock Rights

See the TEAMM Capitalization Chart attached hereto as Exhibit A.

2

Schedule 3.4 No Breach or Violation

Pursuant to Section 3.16 of the Loan Agreement, dated August 9, 2002, between TEAMM and Harbinger Mezzanine Partners, L.P. (“Harbinger”), Harbinger has the right to approve the Merger.

3

Schedule 3.5 Approvals and Consents

The provisions of Schedule 3.4 are incorporated herein by reference.

4

Schedule 3.6.1 Financial Statements

See the TEAMM Financial Statements attached hereto as Exhibit B.

5

Schedule 3.7 Inventory

None.

6

Schedule 3.8 Accounts Receivable

TEAMM has a balance due from Amarin Pharmaceuticals, Inc. (“Amarin”) in the amount of $300,000. Discussions are occurring between TEAMM and Amarin regarding the collectability of this amount

7

Schedule 3.9 Insurance

None.

8

Schedule 3.15 Real Property

Pursuant to a Lease, dated December 1, 2002, between TEAMM and Pizzagalli Properties, LLC, TEAMM is leasing 4,995 square feet of office space at 3000 Aerial Center Parkway, Suite 110, Morrisville, NC 27560. The lease expires on November 30, 2005.

Base Rent Schedule:

Months	Rate/Sq.Ft.	Monthly Rent
0-4	$ -0-	$ -0-
5-12	$14.85	$6,181.31
13-24	$15.22	$6,335.33
25-36	$15.60	$6,493.50

The lease is a standard form of lease with a renewal option and a right of first refusal for adjacent office space.

9

Schedule 3.16.1 Title to and Condition of Purchased Assets; Necessary Property

Pursuant to the Loan Agreement, dated August 9, 2002, between TEAMM and Harbinger, Harbinger has a security interest in all of TEAMM’s assets.

10

Schedule 3.16.3 Title to and Condition of Purchased Assets; Necessary Property

None.

11

Schedule 3.17 Intellectual Property

United States Service Mark Application Serial Number 76/190942 for Class 35 Goods and Services for “TEAMM Pharmaceuticals.”

United States Service Mark Application Serial Number 78/170236 for Class 5 Goods and Services for “RESPI-TANN.”

Trademark Assignment Agreement, dated June 28, 2002, between TEAMM and Andrx.

12

Schedule 3.18 Licenses and Permits

See Exhibit C attached hereto.

13

Schedule 3.22 Material Litigation

None.

14

Schedule 3.23 Indebtedness to and from Employees

TEAMM is indebted to Baum in the principal amount of $15,775 and to Cantrell in the principal amount of $25,000. Pursuant to the Agreement, this indebtedness will be converted into shares of TEAMM’s Series A Convertible Preferred Stock.

15

Schedule 3.25 Brokers’ Fees

None.

16

Schedule 3.26 Employee Benefit Plans

TEAMM Pharmaceuticals, Inc. Stock Option Plan, dated December 22, 2000, as amended October 1, 2000.

See Exhibit D attached hereto.

17

Schedule 3.28.1 Medicare and Medicaid; Reimbursement by Payors; Related Legislation and Regulations

See Exhibit E attached hereto.

18

Schedule 3.28.2 Medicare and Medicaid; Reimbursement by Payors; Related Legislation and Regulations

See Exhibit E attached hereto.

19

Schedule 3.28.3 Medicare and Medicaid; Reimbursement by Payors; Related Legislation and Regulations

None.

20

Schedule 3.28.4 Medicare and Medicaid; Reimbursement by Payors; Related Legislation and Regulations

None.

21

Schedule 5.13 Debt to be Converted

See Exhibit F attached hereto.

22

Schedule 5.15 Employment Agreements to be Assumed

Executive Employment Agreement, dated August 1, 2002, between TEAMM and Baum.

Executive Employment Agreement, dated August 1, 2002, between TEAMM and Leb.

Executive Employment Agreement, dated August 1, 2002, between TEAMM and Thomas.

Executive Employment Agreement, dated August 1, 2002, between TEAMM and Cantrell.

23

EXHIBIT A

Teamm Capitalization Chart

Exhibit A

TEAMM Pharmaceuticals, Inc. (the “Company”)

Capitalization Chart

January 8, 2003

Holders of Securities	Class A Voting Common Stock	Warrants to Purchase Class A Voting Common Stock	Options to Purchase Class A Voting Common Stock[1]	Class B Nonvoting Common Stock	Series A Convertible Preferred Stock	Total Ownership
						Number of Shares	Percentage Ownership
Aleck, Sharon L.			32,369			32,369	0.75%
Baum, Martin G.	693,000		95,000	100,000		888,000	20.55%
Beasley, Rhonda M.			1,000			1,000	0.02%
Berrigan, Karen			2,500			2,500	0.06%
Bickelman, Amy			2,500			2,500	0.06%
Birdsong, David			8,200			8,200	0.19%
Blankenship, Martin L.			2,500			2,500	0.06%
Bonevento, Frank			2,500			2,500	0.06%
Born, Randall			2,500			2,500	0.06%
Brethauer, Ashley N.			2,700			2,700	0.06%
Brown, Christopher			2,500			2,500	0.06%
Butler, Andrew J.					19,645	19,645	0.45%
Butler, Jim			2,000			2,000	0.05%
Cantrell, Gary V.	200,000		75,000			275,000	6.36%
Cockreil, Julie P.			2,500			2,500	0.06%
Coleman, Leann E.			2,500			2,500	0.06%
Crawford, Kathy			2,700			2,700	0.06%
DFC Partner Equity, LLC					176,910	176,910	4.09%
Danusis, Paul			10,450			10,450	0.24%
Darsie, Charles & Sandra Cook, JT TEN					9,805	9,805	0.23%
Davidson, Brigid			2,500			2,500	0.06%

Holders of Securities	Class A Voting Common Stock	Warrants to Purchase Class A Voting Common Stock	Options to Purchase Class A Voting Common Stock[1]	Class B Nonvoting Common Stock	Series A Convertible Preferred Stock	Total Ownership
						Number of Shares	Percentage Ownership
Dawson, Samuel W. & Wendy S. Dawson, JT TEN					13,738	13,738	0.32%
Day, Tamala Ann			2,950			2,950	0.07%
Denovchek, Steven			10,000			10,000	0.23%
Deppe, James W. & Donna Deppe, JT TEN					9,776	9,776	0.23%
Diesbach, Lawrence			702			702	0.02%
Disbrow, Clifford H.			2,000		9,833	11,833	0.27%
Disbrow, Jarrett			5,000			5,000	0.12%
Doan, C. Stephen					3,489	3,489	0.08%
Ferguson, Jay H.					19,625	19,625	0.45%
Fernandez, Alfonso			2,950			2,950	0.07%
Frasier, Phillip			2,500			2,500	0.06%
Grillo, Lawrence			2,500			2,500	0.06%
Hafner, Don			2,500			2,500	0.06%
Harbinger Mezzanine Partners, L.P.[2]		663,414				663,414	15.35%
Hemphill, Donna S.			7,450			7,450	0.17%
Holt, David	5,887		9,204			15,091	0.35%
Holtz, Sharai			7,450			7,450	0.17%
Hopkins Capital Group, LLC, The					362,737	362,737	8.39%
Hughes, Jack H. Jr.					19,665	19,665	0.46%
Hutchens, Jennifer			2,500			2,500	0.06%
Hutchison & Mason PLLC	20,000	30,000				50,000	1.16%
Indermill, James M.					1,744	1,744	0.04%

Holders of Securities	Class A Voting Common Stock	Warrants to Purchase Class A Voting Common Stock	Options to Purchase Class A Voting Common Stock[1]	Class B Nonvoting Common Stock	Series A Covertible Preferred Stock	Total Ownership
						Number of Shares	Percentage Ownership
Javidi, Mitch	5,495					5,495	0.13%
Jepsen, David			2,500			2,500	0.06%
Johnson, M. Ross			10,000		44,848	54,848	1.27%
Jones, D. Rick			10,000			10,000	0.23%
Kemp, Christina			2,500			2,500	0.06%
Klcklighter, Kevin N.			2,950			2,950	0.07%
Klnsey, Andrew			2,500			2,500	0.06%
Koenemann, Chris T.					9,823	9,823	0.23%
Kreiter, William	3,925		22,946			26,871	0.62%
League, Suzanne Keller			2,500			2,500	0.06%
Leb, Nicholas J.	339,000		80,000			419,000	9.70%
Lineberry Research Associates, Inc.	18,316					18.316	0.42%
Lorenzo, Diane			20,000			20,000	0.46%
Mario, Christopher B.					9,796	9,796	0.23%
Mario, Ernie			2,000			2,000	0.05%
Mario, Gregory G.					9,776	9,776	0.23%
Mario, Jeremy K.					44,784	44,784	1.04%
Marsh, Lori			2,500			2,500	0.06%
McDonald, Shirley			2,500			2,500	0.06%
McKay, Wendy			2,500			2,500	0.06%
McKibben, Jonathan D.			2,950			2,950	0.07%
McMenamin, Jan			2,500			2,500	0.06%
Mentor Capital Angel Fund I, L.P.					44,348	44,348	1.03%
Mitchner, Fomika S.			2,950			2,950	0.07%

Holders of Securities	Class A Voting Common Stock	Warrants to Purchase Class A Voting Common Stock	Options to Purchase Class A Voting Common Stock[1]	Class B Nonvoting Common Stock	Series A Convertible Preferred Stock	Total Ownership
						Number of Shares	Percentage Ownership
Moore, Jennifer E. B.			2,500			2,500	0.06%
Moore, Ron			7,500			7,500	0.17%
Morro, Ed			2,000			2,000	0.05%
Moss, Audra J.			2,950			2,950	0.07%
Navarro, Robert			2,000			2,000	0.05%
Nestler, Erica			2,500			2,500	0.06%
Nichols, Shayne J.			2,700			2,700	0.06%
Nichols, Jim			7,000			7,000	0.16%
Nordstrom, Delmar A. and Diane L Nordstrom, JT TEN					19,565	19,565	0.45%
O’Donnell, M.D., Frank			10,000			10,000	0.23%
Ott, Teresa D.			2,950			2,950	0.07%
Ovecka, Emily			2,500			2,500	0.06%
Peek, Kristy M.			2,950			2,950	0.07%
Persson, Seena M.			2,700			2,700	0.06%
Petrolio, Christopher F.			2,950			2,950	0.07%
Pope, Robin A.			1,592			1,592	0.04%
Radford, B.L “Chip”					9,813	9,813	0.23%
Reynolds, William C.			10,000			10,000	0.23%
Sansing, Brian			2,500			2,500	0.06%
Sharp, Jacqueline			2,500			2,500	0.06%
Sims, Laura			2,500			2,500	0.06%
Smith, S. Wayne					9,798	9,798	0.23%
Stefano, Steve			10,000			10,000	0.23%
Stewart, James	3,297		2,000			5,297	0.12%

	Class A Voting Common Stock	Warrants to Purchase Class A Voting Common Stock	Options to Purchase Class A Voting Common Stock	Class B Nonvoting Common Stock	Series A Convertible Preferred Stock	Total Ownership
Holders of Securities						Number of Shares	Percentage Ownership
Stone, Jon T.	349,800					349,800	8.09%
Thomas II, William J.	378,949		30,000			408,949	9.46%
Tyma, Kenneth			25,000			25,000	0.58%
Tyma, Kenneth R. & Patrice D. Tyma, JT TEN					9,813	9,813	0.23%
Velez, Tamilia			2,500			2,500	0.06%
Whitaker, Trampas			800			800	0.02%
White, Cheryl			300			300	0.01%
Wilson, Brooke			2,500			2,500	0.06%
Wilson, Jennifer T.			2,700			2,700	0.06%
Wise, Peter J.					11,775	11,775	0.27%
Young, Robert E.			2,700			2,700	0.06%
Yurik, Greg			2,500			2,500	0.06%
Zarzycki, Kristen			2,500			2,500	0.06%
TOTALS	2,017,669	693,414	639,213	100,000	871,106	4,321,402	100.00%

[1]	The Stock Option Plan of the Company, which authorized the grant of up to 360,000 options to purchase shares of Class A Voting Common Stock, was approved by the Shareholders and the Board of Directors on December 22, 2000. Effective October 1, 2001, the Board and Stockholders approved a First Amendment to the Stock Option Plan increasing the authorized shares available for grant under the Plan to 762,571. As of January 28, 2003, there are 110,562 options available for grant under the plan.

[2]	This Warrant was issued pursuant to a Loan Agreement, dated August 9, 2002, between the Company and Harbinger Mezzanine Partners, L.P. Pursuant to the Warrant, the number of shares of Class A Voting Common Stock that may be purchased upon the exercise of the Warrant will be adjusted as follows if the loan is still outstanding: (a) August 9, 2003; 825,222 shares; (b) August 9, 2004; 999,320 shares; (c) August 9, 2005; 1,187,162 shares; and (d) August 9, 2006; 1,253,115 shares.

EXHIBIT B

Teamm Financial Statements

Exhibit B

Teamm Pharmaceuticals, Inc.

Balance Sheet

(Unaudited)

November 30, 2002

TEAMM
Assets

Current assets:

Cash and cash equivalents	$3,209,462

Accounts receivable, net	858,243
Inventory, net	783,790
Prepaid expenses and other current assets	336,318

Total current assets	5.187,813

Non-current assets:

Property and equipment, net	68,395
Restricted cash	2,000,000
Intangible assets	2,063,695

Total non-current assets	4,132,090

Total Assets	$9,319,903

Liabilities

Current liabilities:

Accounts payable and accrued expenses	$2,335,880
Current maturities of long-term debt	861,882

Total current liabilities	3,197,762

Long-term liabilities:

Line of credit	—
Note payable	3,705,298
Capital lease obligations	15,871
Deferred tax liability	2,800

Total long-term liabilities	3,723,969

Total liabilities	6,921,731

Stockholders’ equity:

Common Stock	2,147
Series A preferred stock	694
Deferred compensation	(122,016)
Additional paid-in capital	3,378,114
Retained earnings (deficit)	(860,767)

Total stockholders’ equity	2,398,172

Total liabilities and stockholders’ equity	$9,319,903

Teamm Pharmaceuticals, Inc.

Statement of Operations

(Unaudited)

Eleven Months Ending November 30, 2002

TEAMM
Net revenues
Pharmaceutical product sales	$5,360,190

Total net revenues	5,360,190

Cost of goods sold	475,725

Gross margin	4,884,465

Total selling, general and administrative expenses	4,078,078

Operating income	806,387

Other income (expense):
Interest income	22,635
Interest expense	(379,344)

Net income	$449,678

Teamm Pharmaceuticals, Inc.

Statements of Cash Flow

Unaudited

Eleven Months Ending November 30, 2002

TEAMM
Cash flows from operating activities
Net income	$449,678
Adjustments to reconcile net income to net cash provided (used) by operating activities
Depreciation and amortization	55,867
Accrued interest expense	223,667
Changes in operating assets and liabilities:
Accounts receivable and other assets	(1,166,474)
Accounts payable and accrued expenses	393,906

Net cash used by operating activities	(43,356)

Cash flows from investing activities

Purchase of property and equipment	(6,195)
Increase in intangibles	(807,140)
Payment to establish excrow account	(2,000,000)

Net cash used by investing activities	(2,813,335)

Cash flows from financing activities

Proceeds from exercise of stock options	11,000
Proceeds from issuance of promissory notes	6,425,275
Debt inssuance costs	(217,512)
Principal payments on notes payable	(250,380

Net cash provided by financing activities	5,968,383

Net increase (decrease) in cash and cash equivalents	3,111,692

Cash and cash equivalents at beginning of period	97,770

Cash and cash equivalents at end of period	$3,209,462

Exhibit B

TEAMM PHARMACEUTICALS, INC.

Financial Statements

December 31, 2001 and 2000

TEAMM PHARMACEUTICALS, INC.

Table of Contents

December 31, 2001 and 2000

Accountants’ Review Report

The Board of Directors

TEAMM Pharmaceuticals, Inc.

Morrisville, North Carolina

We have reviewed the accompanying balance sheets of TEAMM Pharmaceuticals, Inc. as of December 31, 2001 and 2000 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2001 and for the period from August 30, 2000 (date of inception) to December 31, 2000, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of TEAMM Pharmaceuticals, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

Hughes Pittman & Gupton, LLP

May 6, 2002

Certified Public Accountants	Hughes Pittman & Gupton, LLP.	919.787.9765
	3110 Edwards Mill Road, Suite 210	919.787.9384 fax
	Raleigh, North Carolina 27612

TEAMM PHARMACEUTICALS, INC.

Balance Sheets

December 31, 2001 and 2000

(See Accountants’ Review Report)

	2001	2000
Assets
Current assets:
Cash and cash equivalents	$97,770	77,621
Accounts receivable	219,727	—
Inventories	84,650	—
Prepaid expenses and other current assets	7,500	2,413

Total current assets	409,647	80,034

Non-current assets:
Prepaid expenses	—	7,500
Property and equipment, net	64,337	14,277
Intangibles	2,331	22,686
Deferred tax asset	2,800	100

Total non-current assets	69,468	44,563

Total assets	$479,115	124,597

See accompanying notes to financial statements

2

	2001	2000
Liabilities
Current liabilities:
Accounts payable and accrued expenses	$495,145	33,544
Accrued compensation and employee benefits	111,440	—

Total current liabilities	606,585	33,544

Long-term liabilities:
Convertible promissory notes, net of discount of $176,155 in 2001 and $0 in 2000	627,129	70,000
Deferred tax liability	2,800	100

Total long-term liabilities	629,929	70,100

Total liabilities	1,236,514	103,644

Stockholders’ equity (deficit)
Class A common stock, $0.001 par value, 9,000,000 shares authorized, 2,024,570 shares issued in 2001 and 1,638,749 shares issued in 2000	2,025	1,639
Class B common stock, $0.001 par value, 1,000,000 shares authorized, 100,000 shares issued in 2001 and 2000	100	100
Deferred compensation	(78,910)	—
Additional paid-in capital	629,830	100,180
Accumulated deficit	(1,310,444)	(80,966)

Total stockholders’ equity (deficit)	(757,399)	20,953

Total liabilities and stockholders’ equity (deficit)	$479,115	124,597

3

TEAMM PHARMACEUTICALS, INC.

Statements of Operations

For the Year Ended December 31, 2001 and

The Period from August 30, 2000 (Date of Inception) to December 31, 2000

(See Accountants’ Review Report)

	2001	2000
Net revenues	$846,685	—

Costs and expenses:
Sales and marketing	1,264,492	—
General and administrative	775,012	81,767

Total costs and expenses	2,039,504	81,767

Loss from operations	(1,192,819)	(81,767)

Other income (expense):
Interest income	6,166	801
Interest expense	(42,825)	—

Total other income (expense)	(36,659)	801

Net loss	$(1,229,478)	(80,966)

See accompanying notes to financial statements

4

TEAMM PHARMACEUTICALS, INC.

Statements of Stockholders’ Equity

For the Year Ended December 31, 2001 and

The Period from August 30, 2000 (Date of Inception) to December 31, 2000

(See Accountants’ Review Report)

	Common Stock - Class A		Common Stock - Class B		Deferred Compensation	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance as of August 30, 2000	—	$—	—	$—	—	—	—	—
Issuance of common stock	1,638,749	1,639	100,000	100	—	100,180	—	101,919
Net loss	—	—	—	—	—	—	(80,966)	(80,966)

Balance as of December 31, 2000	1,638,749	1,639	100,000	100	—	100,180	(80,966)	20,953
Issuance of common stock	385,821	386	—	—	—	241,020	—	241,406
Issuance of stock warrants	—				—	189,500		189,500
Issuance of stock options	—	—	—	—	(99,130)	99,130	—	—

Amortization of deferred compensation	—	—	—	—	20,220	—	—	20,220
Net loss	—	—	—	—	—	—	(1,229,478)	(1,229,478)

Balance as of December 31, 2001	2,024,570	$2,025	100,000	$100	(78,910)	629,830	(1,310,444)	(757,399)

See accompanying notes to financial statements

5

TEAMM PHARMACEUTICALS, INC.

Statements of Cash Flows

For the Year Ended December 31, 2001 and

The Period from August 30, 2000 (Date of Inception) to December 31, 2000

(See Accountants’ Review Report)

	2001	2000
Cash flows from operating activities

Net loss	$(1,229,478)	(80,966)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	30,489	350
Accrued interest expense	42,825
Issuance of common stock for employee compensation and consulting services	70,061	60,685
Intangible asset write off	22,686	—
Changes in operating assets and liabilities:
Accounts receivable	(219,727)	—
Inventories	(84,650)	—
Prepaid expenses and other current liabilities	2,413	(9,913)
Accounts payable and other accrued expenses	461,601	33,544
Accrued compensation and employee benefits	111,440	—

Net cash provided (used) by operating activities	(792,340)	3,700

Cash flows from investing activities

Purchase of property and equipment	(60,329)	(14,627)
Increase in intangibles	(2,331)	(22,686)

Net cash used by investing activities	(62,660)	(37,313)

Cash flows from financing activities

Proceeds from issuance of common stock	47,500	21,234
Net proceeds from issuance of convertible promissory notes	827,649	90,000

Net cash provided by financing activities	875,149	111,234

Net increase in cash and cash equivalents	20,149	77,621

Cash and cash equivalents as of beginning of period	77,621	—

Cash and cash equivalents as of end of period	$97,770	77,621

See accompanying notes to financial statements

6

TEAMM PHARMACEUTICALS, INC.

Statements of Cash Flows

For the Year Ended December 31, 2001 and

The Period from August 30, 2000 (Date of Inception) to December 31, 2000

(See Accountants’ Review Report)

	2001	2000
Supplemental schedule of non-cash investing and financing activities

Promissory notes redeemed for common stock	$105,000	80,000

Discount on promissory notes	$189,500	—

Deferred compensation from issuance of stock options	$99,130	—

See accompanying notes to financial statements

7

TEAMM PHARMACEUTICALS, INC.

Notes to Financial Statements

December 31, 2001 and 2000

(See Accountants’ Review Report)

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

TEAMM Pharmaceuticals, Inc. (the “Company”) was incorporated in Delaware on August 30, 2000. The Company was organized to market and sell branded pharmaceutical products. The Company’s strategy is to license or acquire under-promoted or non-promoted Pharmaceuticals that are prescribed by the primary care practitioner and prescriber populations. The Company will target the specialty care prescriber populations and non-physicians who have prescribing authority.

The Company’s initial product portfolio has been secured through strategic partnerships with Amarin Pharmaceuticals, Inc. (“Amarin”) and Hi-Tech Pharmacal Co., Inc. (“Hi-Tech”), The partnership with Amarin resulted in the Company securing the co-promotion rights for FDA approved products, including Bontril®SR and Bontril®PDM - both anti-obesity products and Motofen® - an anti-diarrheal. In August 2001, the Company also finalized an agreement with Hi-Tech to market and sell two newly formulated cough products, Diabetic Tussin C® and Diabetic Tussin HC®. The Company began its initial sales efforts in September 2001.

Business Risks

The Company’s success will be dependent on obtaining and maintaining co-promotion marketing arrangements and raising additional funding to continue sales and marketing activities. There is no assurance such financing will be available to the Company when required or that such financing will be available under favorable terms.

As shown in the accompanying financial statements, the Company has incurred a net loss since inception. The accompanying financial statements have been prepared assuming that the Company will operate as a going concern. The ability of the Company to continue as a going concern is dependent on growth in revenue and raising additional capital. Management expects to fund 2002 operations through a combination of cash on hand, additional equity financing and growth in profitable sales. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

8

TEAMM PHARMACEUTICALS, INC.

Notes to Financial Statements

December 31, 2001 and 2000

(See Accountants’ Review Report)

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of Credit Risk

The Company has accumulated accounts receivable from the promotion of pharmaceutical products outlined in its agreements with both Amarin and Hi-Tech. Credit evaluations were performed and no provisions for credit losses were considered to be necessary. During this reporting period, Amarin accounted for 83.2% of revenues and Hi-Tech accounted for 16.8%.

Inventories

Inventories consist primarily of samples and collateral materials. Inventories are stated at the lower of cost (first-in, first-out) or market.

Property and Equipment

Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the property and equipment (generally three to five years).

Intangibles

Intangible assets pertain to certain costs related to the application of the Company’s trademarks and patents. When approved, these assets will be amortized over a period of 17 years on a straight-line basis. The Company reviews intangible assets for possible impairment and has written-off all costs related to patent applications as of December 31, 2001.

Revenue Recognition

The Company recognizes revenue from co-promotion agreements upon shipment of related pharmaceutical products by its co-promotion partner(s). The Company earns a fee based on a percentage of sales of the related pharmaceutical products net of rebates, chargebacks and other estimated deductions. Provisions for returns are accrued at the time revenues are recognized. In 2001, revenues also include $200,000 related to marketing services provided to a co-promotion partner.

Advertising

Advertising costs are expensed as incurred. Advertising consisting primarily of samples and promotional expenses was $141,697 and $0 in 2001 and 2000, respectively.

9

TEAMM PHARMACEUTICALS, INC.

Notes to Financial Statements

December 31, 2001 and 2000

(See Accountants’ Review Report)

NOTE 1: SUMMARY	OF SIGNIFICANT ACCOUNTING POLICIES (concluded)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock-Based Compensation

The Company accounts for the effect of its stock-based compensation plans for employees using the optional intrinsic value method. The intrinsic value method results in recording compensation cost equal to the fair market value of equity awards less the exercise price at date of award. The Company also discloses the pro forma income statement effect of its stock-based compensation plans as if the Company had adopted the fair value approach which calculates compensation cost based on the minimum value.

The Company accounts for the effect of its stock-based compensation plans for non-employees using the fair value approach. The fair value approach results in compensation cost using an option-pricing model that takes into account fair value at the measurement date, the exercise price, the expected life of the award, the expected dividends, and the risk-free interest rate expected over the life of the award.

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

10

TEAMM PHARMACEUTICALS, INC.

Notes to Financial Statements

December 31, 2001 and 2000

(See Accountants’ Review Report)

NOTE 2:    BALANCE SHEET DATA

Property and Equipment

Property and equipment consist of the following at December 31:

	2001	2000
Furniture and fixtures	$5,000	5,000
Computers and software	69,957	9,627

Total cost	74,957	14,627
Less accumulated depreciation	10,620	350

Net property and equipment	$64,337	14,277

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following at December 31:

	2001	2000
Accounts payable	$474,855	33,544
Accrued product returns	20,290	—

Total	$495,145	33,544

NOTE	3: INCOME TAXES

At December 31, 2001, the Company had net operating loss tax carryforwards of approximately $1,273,132 available to offset future federal and state taxable income. The net operating loss carryforwards begin to expire in 2020 for federal and state tax purposes.

The Tax Reform Act of 1986 contains provisions which limit the ability to utilize the net operating loss carryforwards in the case of certain events including significant changes in ownership interests. If the Company’s net operating loss carryforwards are limited, and the Company has taxable income which exceeds the permissible yearly net operating loss carryforward, the Company would incur a federal income tax liability even though net operating loss carryforwards would be available in future years.

11

TEAMM PHARMACEUTICALS, INC.

Notes to Financial Statements

December 31, 2001 and 2000

(See Accountants’ Review Report)

NOTE	3: INCOME TAXES (concluded)

The reconciliation of income tax computed at the federal statutory rate to income tax expense for the period from August 30, 2000 (inception) to December 31, 2001 is a follows:

	2001	2000
Deferred tax assets:
Net operating loss carryforwards	$499,700	30,500
Less valuation allowance	496,900	30,400

Deferred tax asset, net of valuation allowance	$2,800	100

Deferred tax liabilities	$2,800	100

The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets.

The reasons for the difference between actual income tax expense (benefit) for the years ended December 31, 2001 and 2000 and the amount computed by applying the statutory federal income tax rate to losses before income tax (benefit) are as follows:

	2001		2000
	Amount	% of Pretax Earnings	Amount	% of Pretax Earnings
Income tax expense at statutory rate	$(418,000)	34.0%	$(27,500)	34.0%
State income taxes, net of federal tax benefit	(55,900)	4.5%	(3,700)	4.6%
Change in valuation reserve	466,500	(38.0%)	30,400	(37.7%)
Nondeductible expenses	7,400	(0.5%)	600	(0.7%)
Other, net	—	0.0%	200	(0.2%)

Income tax benefit	$—	—	$—	—

The valuation allowance increased by $466,500 in 2001 and $30,400 in 2000 for deferred tax assets.

12

TEAMM PHARMACEUTICALS, INC.

Notes to Financial Statements

December 31, 2001 and 2000

(See Accountants’ Review Report)

NOTE  4: STOCKHOLDERS’ EQUITY

Capital Structure

The Company has the authority to issue 20,000,000 shares of capital stock, $0,001 par value per share, of which 9,000,000 shares shall be Class A voting common stock, 1,000,000 shares shall be Class B nonvoting common stock and 10,000,000 shares shall be preferred stock.

Class A Voting Common Stock

Dividends - Dividends may be paid on the Class A voting common stock as and when declared by the Board of Directors of the Company consistent with applicable law, except that no dividends shall be paid on the Class A voting common stock unless the same dividend shall be concurrently declared and paid on the Class B nonvoting common stock.

Voting Rights - Except as otherwise required by applicable law, the holders of the Class A voting common stock are entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Company.

Liquidation Rights - Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of the Class A voting common stock shall be entitled to receive that portion of the funds to be distributed to the stockholders on a pro rata basis with the holders of the Class B nonvoting common stock. Such funds shall be paid to the holders of the Class A voting common stock on the basis of the number of shares so held by each of them.

Reserve Powers - The holders of the Class A voting common stock shall have all of the powers, preferences and rights conferred upon owners of capital stock under the General Corporation Law of the State of Delaware.

Class B Nonvoting Common Stock

Dividends - Dividends may be paid on the Class B nonvoting common stock as and when declared by the Board of Directors of the Company consistent with applicable law, except that no dividends shall be paid on the Class B nonvoting common stock unless the same dividend shall be concurrently declared and paid on the Class A voting common stock.

Voting Rights - Except as otherwise required by applicable law, the holders of the Class B nonvoting common stock are not entitled to vote.

13

TEAMM PHARMACEUTICALS, INC.

Notes to Financial Statements

December 31, 2001 and 2000

(See Accountants’ Review Report)

NOTE 4:	STOCKHOLDERS’ EQUITY (continued)

Liquidation Rights - Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of the Class B nonvoting common stock are entitled to receive that portion of the funds to be distributed to the stockholders on pro rata basis with the holders of the Class A voting common stock. Such funds shall be paid to the holders of the Class B nonvoting common stock on the basis of the number of shares so held by each of them.

Reserve Powers - The holders of the Class B nonvoting common stock have all of the powers, preferences and rights conferred upon owners of capital stock under the General Corporation Law of the State of Delaware.

Mandatory Conversion - Shares of Class B nonvoting common stock shall be converted on a one-for-one share basis, as adjusted for stock dividends, stock divisions or combinations, into shares of Class A voting common stock as and when declared by the Board of Directors and approved by the holders of 65% of the then outstanding shares of Class A voting common stock.

Each share of Class B nonvoting common stock which remains outstanding immediately prior to the date of the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of common stock for the account of the Company (the “IPO”) shall automatically be converted into one share of Class A voting common stock, as adjusted for stock dividends, stock divisions or combinations immediately prior to, and contingent upon, the closing of the IPO.

All holders of shares of Class B nonvoting common stock subject to the mandatory conversion provisions set forth above shall be given at least ten days prior written notice of the date fixed and place designated for mandatory conversion of the Class B nonvoting common stock. Such notice shall be sent by first class mail, postage pre-paid, to each holder of the Class B nonvoting common stock at such holder’s address as shown on the records of the Company. On or before the date so fixed for conversion, each holder of shares of Class B nonvoting common stock shall surrender his certificate(s) for all such shares to the Company at the place designated in such notice and shall thereafter receive certificate(s) for the number of shares of Class A voting common stock to which the holder is entitled.

14

TEAMM PHARMACEUTICALS, INC.

Notes to Financial Statements

December 31, 2001 and 2000

(See Accountants’ Review Report)

NOTE 4: STOCKHOLDERS’	EQUITY (continued)

Stock Options

On December 22, 2000, the Company adopted an Incentive Stock Option Plan and has reserved 558,400 shares of common stock for options to employees, directors or consultants. Options are granted at or above fair market value as determined by the Board of Directors. The options are exercisable within ten years of grant date and will vest based on term of employment or service.

A summary of the Company’s stock option activity and related information for the periods ended December 31, 2001 and 2000 is as follows:

	Employee Incentive Stock Options		Nonqualified Stock Options
	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
Balance as of August 30, 2000	—	$—	—	$—
Grants	72,500	0.50	40,800	0.50
Terminations	—	—	—	—
Exercised	—	—	—	—

Balance as of December 31, 2000	72,500		40,800

Exercisable as of December 31, 2000	20,521		27,083

Balance as of December 31, 2000	72,500	$0.50	40,800	$0.50
Grants	436,069	0.50	702	0.50
Terminations	40,250	0.50	—	—
Exercised	—	—	—	—

Balance as of December 31, 2001	468,319		41,502

Exercisable as of December 31, 2001	55,279		38,035

Weighted-average fair value of options granted		0.60		0.50
Remaining contractual life		10.00		10.00

15

TEAMM PHARMACEUTICALS, INC.

Notes to Financial Statements

December 31, 2001 and 2000

(See Accountants’ Review Report)

NOTE 4: STOCKHOLDERS’	EQUITY (concluded)

The Company applied APB Opinion No. 25 and related Interpretations in accounting for its plans. Accordingly, compensation cost related to stock options issued to employees would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

SFAS No. 123, Accounting for Stock-Based Compensation, permits entities to recognize compensation expense over the vesting period using the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income (loss) disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and, as such, compensation expense would be recorded on the date of grant only if the current estimated fair price of the underlying stock exceeded the exercise price of the option. Had compensation costs been determined in accordance with the fair value method prescribed by SFAS No. 123. the Company’s net loss for the year ended December 31, 2001 would have been increased to the pro forma indicated below.

Net loss reported	$(1,229,478)
Net loss pro forma	$(1,275,469)

The fair value of each option granted is estimated on the date of the grant using the Black Scholes option pricing model with the following assumptions: dividend yield of 0%; expected volatility of 100%; risk-free interest rate of 4.75%; and expected life of five years.

At December 31, 2001, shares of common stock issued and reserved for future issuance are as follows:

Common stock	2,124,570
Common stock for stock options:
Grants	509,821
Reserved	48,579

Total	2,682,970

Additional shares may be reserved in the future for warrants to be issued to the note holder described in Note 6.

16

TEAMM PHARMACEUTICALS, INC.

Notes to Financial Statements

December 31, 2001 and 2000

(See Accountants’ Review Report)

NOTE 5: COMMITMENTS	AND CONTINGENCIES

Leases

The Company leases its facilities and certain equipment under noncancelable operating leases expiring at various dates through 2006. Rent expense totaled $98,721 for the year ended December 31, 2001 and $16,459 for the period August 30, 2000 through December 31, 2000.

Future minimum payments under noncancelable operating leases with initial terms of one year or more consist of the following at December 31, 2001:

2002	$100,312
2003	5,839
2004	2,160
2005	1,260

Total minimum lease payments	$109,571

NOTE 6: CONVERTIBLE	NOTES

In July 2001, the Company issued $805,000 of unsecured convertible promissory notes bearing interest at 8% which mature July 2006. These notes will be converted into the equity or debt securities that the Company sells in its next round of equity or debt financing at a price that is discounted from the lesser of (a) the price per share in such financing round and (b) price per share if the pre-money valuation of the Company in such financing round was $10,000,000.

In the event the Company accepts an offer to be acquired prior to such financing, then the principal amount of the notes and all accrued interest will be converted into shares of the Company Class A voting common stock at a price that is discounted from the lesser of (a) the value attributed to the Company in such acquisition and (b) a $10,000,000 valuation of the Company.

The discount described above is 20% for investors who invested less than $100,000 and 30% for investors who invested $100,000 or more in the convertible notes.

17

TEAMM PHARMACEUTICALS, INC.

Notes to Financial Statements

December 31, 2001 and 2000

(See Accountants’ Review Report)

NOTE 7:	EMPLOYMENT AGREEMENTS

The Company has employment agreements with certain officers, which extend from 18 to 60 months. These agreements provide for base levels of compensation and separation benefits. The Company has no expenses related to these agreements in 2001 and 2000.

NOTE 8:	EMPLOYEE RETIREMENT PLAN

The Company has a 401(k) retirement plan (the “401(k) Plan”), under which employees may contribute up to 15% of their annual salary, within certain limits. The Company may elect to make discretionary contributions upon the approval of the Board of Directors. There was no contribution for the periods ended December 31, 2001 and 2000.

NOTE 9:	CONTINGENCIES AND COMMITMENTS

Under the co-promotional contract agreement, Hi-Tech Pharmaceutical Company will, within 90 days of the end of each contract year, calculate all actual sales credits for the year. In the event these sales credits are in excess of the 10% withheld from the net contract sales, the Company will be obligated to pay Hi-Tech any difference.

18

EXHIBIT C

Licenses and Permits

Exhibit C

Wholesale/Distribution Drug License

Note: States not listed are pending or license not necessary

State	Registration Number	Expiration Date
Connecticut	1450	6/30/03
Dist of Columbia	DM0200696	9/30/03
Georgia	PHWH001769	6/30/03
Iowa	6085	12/31/03
Kansas	5-01615	6/30/03
Kentucky	W01314	9/30/03
Louisiana	3487	12/31/03
Michigan	5306001997	6/30/03
Minnesota	361294-5	5/31/03
Nevada	WH01107	10/31/04
Oklahoma	88-W-01079	6/30/03
Pennsylvania	3000007364	9/30/03
South Carolina	70-006846	6/30/03
Tennessee	0000001328	5/31/04
Texas	0063613B	7/31/03
West Virginia	51786	6/30/04

PENDING (additional paperwork needed to process)

Alabama

Arizona

California

Florida

Illinois

Indiana

Maryland

Missouri

Ohio

Oregon

Utah

Virginia

Wisconsin

Wholesale/Distribution Drug License

Note: States not listed are pending or license not necessary

State	Registration Number	Expiration Date
Connecticut	1450	6/30/03
Dist of Columbia	DM0200696	9/30/03
Georgia	PHWH001769	6/30/03
Iowa	6085	12/31/03
Kansas	5-01615	6/30/03
Kentucky	W01314	9/30/03
Louisiana	3487	12/31/03
Michigan	5306001997	6/30/03
Minnesota	361294-5	5/31/03
Nevada	WH01107	10/31/04
Oklahoma	88-W-01079	6/30/03
Pennsylvania	3000007364	9/30/03
South Carolina	70-006846	6/30/03
Tennessee	0000001328	5/31/04
Texas	Q063613B	7/31/03
West Virginia	51786	6/30/04

PENDING (additional paperwork needed to process)

Alabama

Arizona

California

Florida

Illinois

Indiana

Maryland

Missouri

Ohio

Oregon

Utah

Virginia

Wisconsin

EXHIBIT D

Employee Benefits Plans

Exhibit D

SUMMARY OF BENEFITS

TEAMM Pharmaceuticals has an exceptional benefits program for its team members. This summary provides only highlights of the program, not a complete description of each plan. The specific plan provisions, including limitations or exclusions, are detailed in the plan documents.

MEDICAL EXPENSE BENEFITS

Full time, regular employees who work 30 hours or more weekly and their eligible dependents may participate in the Medical plan the first of the month following 30 days of employment. Eligible dependents are the employee’s spouse and unmarried children under 19 years of age. TEAMM utilizes a PPO (Preferred Provider Option) medical plan with an extensive network of physicians. TEAMM pays 90% of the medical premium for single employees and 60% of the medical premium for eligible dependents.

•	In-network physician services require a minimum co-pay for regular office visits with no calendar year deductible.

•	Members have an Out-of-Network benefit option subject to deductibles and co-insurance payments.

•	Prescriptions require a minimum differential co-pay for generic versus brand name drugs.

•	Employee’s share of the premium is deducted from payroll on a pre-tax basis.

DENTAL CARE BENEFITS

Full time, regular employees who work 30 hours or more weekly and their eligible dependents may participate in the Dental plan the first of the month following 30 days of employment. TEAMM pays 90% of the dental premium for single employees, 60% for dependents.

•	Preventive care (routine exams) is covered at 100%.

•	Basic and restorative care (i.e. fillings, root canals) is covered at 80% after satisfying a calendar year deductible.

•	Major care (i.e. crowns, bridges) is covered at 50% after satisfying a calendar year deductible.

•	Employee’s share of the premium is deducted from payroll on a pre-tax basis.

LIFE INSURANCE BENEFITS

Life Insurance and Accidental Death and Dismemberment (AD&D) are provided at no cost to employees the first of the month following 30 days of employment.

•	TEAMM provides coverage through the Guardian Insurance Company for eligible employees in an amount equal to his or her annual base salary.

LONG TERM DISABILITY BENEFITS

Employees are covered under the Long Term Disability plan effective the first of the month following 30 days of employment.

•	Should an employee become disabled, The Guardian Insurance Company provides a benefit equal to 60% of monthly base earnings. The maximum benefit is determined by level of income and may be offset by other sources of income.

•	An employee must be certified disabled for 90 days before the benefit begins.

•	Salary continuation during the 90 day waiting period.

RETIREMENT BENEFITS

The TEAMM Pharmaceuticals, Inc. 401(k) Profit Sharing Plan is designed to help employees save for retirement and at the same time reduce gross taxable income.

•	Eligibility begins the first pay period following 30 days of employment.

•	Employees may contribute 1 to 50% of eligible compensation, up to $12,000, into a 401(k) account through payroll deduction.

•	From time to time, based on Company performance and the Board of Director’s discretion, profit sharing contributions may be made into employee accounts.

•	Three year vesting schedule for employer contributions.

STOCK OPTION PROGRAM

TEAMM Pharmaceuticals would like all employees to share in the success of the Company by providing an opportunity to participate in the stock option program.

•	Employees will be granted stock options to purchase shares of common stock.

•	Grant date, price and number of options will be determined by the Board of Directors.

HOLIDAY SCHEDULE

Employees enjoy 10 holidays each year along with two additional (2) floating holidays.

•	Holidays are as follows: New Year’s Day, Presidents Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the day after, Christmas Eve, and Christmas Day.

•	If a holiday falls on a Saturday, the Friday before will be observed. If the Holiday falls on Sunday, the Monday after will be observed.

VACATION BENEFIT

Vacation is earned on a pay period basis, with the level of benefits received based on years of service. Hours are automatically credited to employee’s vacation account each January 1.

•	80 hours (2 weeks) per year through the first and second year of employment

•	120 hours (3 weeks) per year the third through the sixth year of employment

•	160 hours (4 weeks) per year the seventh through the ninth year of employment

•	200 hours (5 Weeks) per year the 10th year and thereafter

EXHIBIT E

Medicare and Medicaid; Reimbursement by Payors;

Related Legislation and Regulations

Exhibit E

Medicaid Survey 05/2000

		HCT	HSR	HLlq	HPD	HHC	DTC	RTS	RTT

Elizabeth Geary Connecticit Dept. of Social Services 25 Sigourney Street Hartford, CT 06106 979	(860) 424-5150 On Formulary? lf yes, AWP-12% Dispensing Fee:$4.10	YES	YES	YES	YES

Other Contacts Elien Arce (860) 832-5885

		HCT	HSR	HLlq	HPD	HHC	DTC	RTS	RTT

Donna Bovell District of Columbia Medical Assistance Admin. Suite 302 2100 MLK Jr. Avenue, SE Washington, DC 20020 979	(202) 698-2043 On Formulary? lf yes, AWP-10% Dispensing Fee:$4.50

Other Contacts Chris Al Amin (800) 884-2822

		HCT	HSR	HLlq	HPD	HHC	DTC	RTS	RTT

Chris Burke Mass Dept. of Public Welfare Division of Medical Assistance 5th Floor 600 Washington St. Boston, MA 02111	(617) 210-5592 On Formulary? lf yes, WAC-+10% Dispensing Fee:$3.00	No	No	No	No	No

		HCT	HSR	HLlq	HPD	HHC	DTC	RTS	RTT

Frank Tetkoskl MD Dept. Health & Mental Hygiene 201 West Preston Street Baltimore, MD 21201	(410) 767-1455 On Formulary? If yes, WAC-+10% Dispensing Fee:$4.21 (covered under Americald PCS, United, Merck, Xpress Scripts)	YES	No	YES	YES	YES	YES	YES	YES

Other Contacts Kathy Novak (410) 993-1640

		HCT	HSR	HLlq	HPD	HHC	DTC	RTS	RTT

Sidney Greenblatt NJ Dept. of Human Services P.O. Box 712, Bldg 11A Trenton, NJ 08605 980	(609) 588-8526 On Formulary? If yes, AWP-10% Dispensing Fee:$3.73- (covered under PAAD) (affiliated with state)	YES	YES	YES	YES	YES	YES	YES	YES

Other Contacts Becky Joslin (609) 588-8526 Edward Vaccaro, RPh (609) 588-2721	Daniel Upright (609) 588-8522

		HCT	HSR	HLlq	HPD	HHC	DTC	RTS	RTT

Mark R. Butt NYS Department of Health, OMM Director, Pharmacy Policy 1 Commerce Plaza - 607 Delmar, NY 12054 980	(518) 486-3209 On Formulary? If yes, AWP-10% Dispensing Fee:$4.50- (covered under EPIC) (affiliated with state)	YES	YES	YES	YES	YES	YES	YES	YES

Other Contacts Sarah

		HCT	HSR	HLlq	HPD	HHC	DTC	RTS	RTT

William Pelfer Pennsylvania Medicaid Beach Drive Bldg #33 Harrisburg, PA 17110 640	(717) 772-6341 On Formulary? lf yes, AWP - 10% Dispensing Fee:$4.00 (covered under 1st Health) (covered under PACE) (affiliated with state)	YES	YES	YES	YES	YES	YES	YES	YES

Other Contacts David Ehrhart (717) 772-6308 Louis J. Cappallo (717) 772-6341	Joseph E. Concino (717) 772-6308

		HCT	HSR	HLiq	HPD	HHC	DTC	RTS	RTT

David Shephard VA Dept. of Medical Assist. Serv. VA Medicaid Drug Rebate Program 600 East Braod Street Richmond, VA 23219-1857 640	(804) 225-2773 On Formulary? lf yes, AWP - ?%: Dispensing Fee: (covered under 1st Health) (affiliated with state)	YES	No	YES	YES	YES	YES	YES	YES

Other Contacts Michael R. Beahm (804) 225-3359

		HCT	HSR	HLiq	HPD	HHC	DTC	RTS	RTT

Peggy A. King WV Dept. of Health & Human Res. Bureau for Medical Services 350 Capitol Street, Policy Units Room 251 Charleston, WV 25301-3707 640	(304) 558-5963 On Formulary? lf yes, AWP - 12% Dispensing Fee:$3.90 Note: (Mandatory Generic Substitution in effect-Proposal pending on Teamm products for PDL -Preferred Drug List)

Other Contacts Bill Cooper (304) 722-5011	Dan Hundley (304) 558-3299

Medicaid Survey 05/2000

		HCT	HSR	HLiq	HPD	HHC	DTC	RTS	RTT
Provider Relations Department Iowa Department of Human Services P.O. Box 14422 Des Moines, IA 50306-3422 981	(800) 338-7909 On Formulary? lf yes, AWP - ?%: Dispansing Fee: (Prior Approval needed)	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes

Other Contacts R. Joe Mahrenholz (515) 281-6199 Sherry Swanson (515) 327-0950	Rocco Russo, Jr. (515) 327-095O Tony Davis (515) 327-0950

		HCT	HSR	HLiq	HPD	HHC	DTC	RTS	RTT

Alberta Levan Illinois Dept. of Public Aid Bureau of Comp. Health Services Pharmacy & Ancillary Serv. Sect. 110 West Lawrence Springfield, IL 62702 981	(217) 524-7161 On Formulary? If yes, AWP - ?%: Dispensing Fee: (Prior Approval needed)	YES	YES	YES	YES	YES	YES	YES	YES

Other Contacts Marvin Hazelwood (217) 524-7112	Mike Sizemore (217) 782-7493

		HCT	HSR	HLiq	HPD	HHC	DTC	RTS	RTT

Marcia Finn Indiana Family & Social Serv. Adm. EDS 950 North Meridian Suite 1150 Indianapolis, IN 46204-4288 981	(317) 438-5085 On Formulary? If yes, AWP - ?%: Dispensing Fee: (covered under ACS) (affiliated with state)	YES	YES	YES	YES	YES	YES	YES	YES

Other Contacts Lisa Norton (317) 488-5131

		HCT	HSR	HLiq	HPD	HHC	DTC	RTS	RTT

Betsy Scott Kentucky Dept. of Medicaid Serv. Dept. of Medicaid Service 275 East Main Street Frankfort, KY 40601 981	(502) 564-3476 On Formulary? lf yes, AWP - ?%: Dispensing Fee:	YES	YES	YES	?	YES	YES	YES	YES

Other Contacts Debra Bahr (502) 564-6511 Patricia (502) 564-3476	Marie Couch (502) 564-3476

		HCT	HSR	HLiq	HPD	HHC	DTC	RTS	RTT

Sandy Kramer Michigan Dept. of Community Health MDCH - Medical Services Admin. 400 S. Pine Street Lansing, MI 48933	(517) 335-5128 On Formulary? lfyes,AWP - ?%: Dispensing Fee: (covered under 1st Health (affiliated with state)	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes

		HCT	HSR	HLiq	HPD	HHC	DTC	RTS	RTT

Cody Wilberg Minnesota Dept. of Human Services 444 Lafayette Road	(651) 296-8515 On Formulary? If yes, AWP - ?%:	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes

St. Paul, MN 55155-3853	Dispensing Fee: (Histex covered on all plans but Senior Care Respi-Tann is preferred)

Other Contacts Jarvis Jackson (651) 282-5881

		HCT	HSR	HLiq	HPD	HHC	DTC	RTS	RTT

Susan McCann Missouri Dept. of Social Services P.O. Box 6500 615 Howarton Court Jefferson City, MO 65102-6500	(573) 751-6963 On Formulary? lf yes, AWP - ?%: Dispensing Fee: (Prior Approval needed)	Yes	No	Yes	Yes	Yes	Yes	Yes	Yes

		HCT	HSR	HLiq	HPD	HHC	DTC	RTS	R7T

Robert P. Reld Ohio Dept. of Human Services Bureau of Medicaid Policy 30 East Broad Street - 27th Floor Columbus, OH 43215 980	(614) 466-6420 On Formulary? If yes, AWP - ?%: Dispensing Fee: (Prior Approval needed)	Yes	Yes	Yes	Yes	Yes	Yes	No	No

Other Contacts JD Salvatore (614) 728-3952

		HCT	HSR	HLiq	HPD	HHC	DTC	RTS	RTT

Ann Pleyte WI Div. of Health Care Financing (DHCF) EDS 6406 Bridge Road Madison, WI 53713 640	(608) 221-4746 On Formulary? lf yes,AWP - ?%: Dispensing Fee: (covered on Senior Care) (covered under EDS) (affiliated with state)	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes

Other Contacts Cary Gray (608) 261-6741

Medicaid Survey 05/2000

		HCT	HSR	HLiq	HPD	HHC	DTC	RTS	RTT
Louise Jones
Alabama Medicaid Agency	(334) 242-5039
P.O. Box 5624	On Formulary?	Yes	Yes	Yes	Yes	Yes	No	Yes	Yes
Montgomery, AL 36103-5624	lf yes, WAC -+9.2%:	44.55	66.15	41.16	61.47	44.09
979	Dispensing Fee:$5.40
6 MONTH WAIT FOR NEW NDCs TO BE COVERED

Other Contacts Jim Morrison (334) 242-2323
		HCT	HSR	HLiq	HPD	HHC	DTC	RTS	RTT
Steve Lipscomb
Agency for Health Care Admin.	(850) 487-4441
Pharmacy Services Section	On Formulary?	Yes	Yes	Yes	Yes	Yes	Yes
Bldg 1, Room 170	lf yes, WAC -+7%:	43.65	64.82	40.33	60.23	43.2
2727 Mahan Drive	Dispensing Fee:$4.25
Tallahassee, FL 32308-5403
981	(Histex SR & PD are
Preferred Drugs on the state formulary)

Other Contacts Gregory A. Bracko (850) 488-9193 Jerry F. Wells (850) 922-0681	Jack Shi (850) 413-8064
		HCT	HSR	HLiq	HPD	HHC	DTC	RTS	RTT
Susan OH
Georgia Dept of Community	(404) 657-9181
Health	On Formulary?	Yes	Yes	Yes	Yes	Yes	Yes
EDS & First Health	If yes, AWP - 10%:	47.74	70.87	44.09	65.86	47.24
763 Park North Blvd	Dispensing Fee:$4.50
Clarkston, GA 30021	(products covered through
981	Express Scripts & Peachcare)
Note: HC, PD, Liquid-and RT 20yrs or under CT 20 yrs and up

Other Contacts Bertha Wallace (770) 916-9269	Mark Trail (404) 657-1502
		HCT	HSR	HLiq	HPD	HHC	DTC	RTS	RTT
Gay Grantham	(601) 359-6296
Division of Medicaid	On Formulary?
239 North Lamar Street	lf yes, AWP - 10%:	Yes	Yes	No	No	No	No	No	No
Jackson, MS 39201-1399	Dispensing Fee:$4.90	47.74	70.87

(need prior approval)
		HCT	HSR	HLiq	HPD	HHC	DTC	RTS	RTT
Leo Sullivan
Tennessee Medicaid	(615) 741-8155
Dept. of Health-Medicaid	On Formulary?	No	No	No	No	No	No	No	No
729 Church Street, 5th Floor	If yes, AWP - ?%:
Nashville, TN 37203	Dispensing Fee:
640
Note: (Must contract with Tenn Care)

Other Contacts Jeff Stockard (615)532-3107

Medicaid Survey 05/2000

		HCT	HSR	HLiq	HPD	HHC	DTC	RTS	RTT
Karen Braman, RPh, MS
Kansas Department SRS	(785) 296-3981
Blue Cross Blue Shield KS	On Formulary?	Y	No	Y	Y	Y		Y	Y
Health Care	If yes, AWP - ?%:
Room 651-S DSOB	Dispensing Fee:
915 SW Harrison
Topeka, KS 66612-1570
981

Other Contacts Krystal Sarvar (785) 291-4576
		HCT	HSR	HLiq	HPD	HHC	DTC	RTS	RTT
M.J. Terrebonne	(225) 342-9479
Lousiana Dept. of Health & Hospital	On Formulary?	Y	Y	Y	Y	N	N	N	N
P.O. Box 91030	If yes, AWP - ?%:
Baton Rouge, LA 70821	Dispensing Fee:

Note: Anti-Tussives not covered
Other Contacts Susan Taskin (225) 342-9494
		HCT	HSR	HLiq	HPD	HHC	DTC	RTS	RTT
Tom Simonson
Oklahoma Health Care Authority	(405) 522-7327
Lincoln Plaza	On Formulary?	Y	Y	Y	Y	N	N
4545 N. Lincoln Blvd.	lf yes, AWP-?%:
Oklahoma City, OK 73105-3413 640	Dispensing Fee:

Other Contacts Andy Chase (405) 522-7151	John Crumly (405) 522-7325
		HCT	HSR	HLiq	HPD	HHC	DTC	RTS	RTT
Heather Murphy	(512) 338-6963
Texas Dept. of Health	On Formulary?	Yes	Yes	Yes	Yes	Yes		Yes	Yes
Vendor Drug Rebates	If yes, AWP-?%:
12555 Riata Vista Circle	Dispensing Fee:
Austin, TX 72729	(covered under the state
640	with the drug vendor program)

Other Contacts Patricia Gladden (512) 338-6967	Sandra Knight (512) 338-6415

Medicaid Survey 05/2000

		HCT	HSR	HLiq	HPD	HHC	DTC	RTS	RTT
Darlene Bruce
NC Division of Medical Assistance	(919) 233-6829
Electronic Data Systems	On Formulary?	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
4905 Waters Edge Drive	If yes, AWP - ?%:
Raleigh, NC 27606	Dispensing Fee:
980

Other Contacts Alan Griffin (919) 851-8888 Sharon Greeson, RPh (919) 233-6829	Benny Ridout (919) 854-4034
		HCT	HSR	HLiq	HPD	HHC	DTC	RTS	RTT
Vicki Pletschker	(803) 898-2630
SC Dept. of Health & Human Serv.	On Formulary?	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
1801 Main Street	If yes, AWP - ?%
P.O. Box 8206	Dispensing Fee:
Columbia, SC 29202-8206	(covered under Select Health
640	and First Choice with the State)

Other Contacts Betsy Savage (803) 898-2985 Kathy Bass (803) 898-2630	James M. Assey (803) 898-2876
		HCT	HSR	HLiq	HPD	HHC	DTC	RTS	RTT
Steve Lipscomb
Agency for Health Care Admin.	(850) 487-4441
Pharmacy Services Section	On Formulary?	Yes	Yes	Yes	Yes	Yes	Yes
Bldg 1, Room 170	If yes, AWP - ?%:	43.65	64.82	40.33	60.23	43.2
2727 Mahan Drive	Dispensing Fee:
Tallahassee, FL 32308-5403
981	(Histex SR & PD are
Preferred Drugs on the state formulary)

Other Contacts Gregory A. Bracko (850) 488-9193 Jerry F. Wells (850) 922-0681	Jack Shi (850) 413-8064
		HCT	HSR	HLiq	HPD	HHC	DTC	RTS	RTT
Susan OH
Georgia Dept of Community	(404) 657-9181
Health	On Formulary?	Yes	Yes	Yes	Yes	Yes	Yes
EDS & First Health	If yes, AWP - ?%:	47.74	70.87	44.09	65.86	47.24
763 Park North Blvd	Dispensing Fee:
Clarkston, GA 30021	(products covered through
981	Express Scripts & Peachcare)
Note: HC, PD, Liquid-and RT 20yrs or under CT 20 yrs and up

Other Contacts Bertha Wallace (770) 916-9269	Mark Trail (404) 657-1502
		HCT	HSR	HLiq	HPD	HHC	DTC	RTS	RTT
Leo Sullivan
Tennessee Medicaid
Dept. of Health-Medicaid	(615) 741-8155
729 Church Street, 5th Floor	On Formulary?	No	No	No	No	No	No	No	No
Nashville, TN 37203	If yes, AWP - ?%:
640	Dispensing Fee:

Note: (Must contract with Tenn Care)

Other Contacts Jeff Stockard (615)532-3107

EXHIBIT F

Debt to be Converted

Intentionally Omitted

Exhibit F

TEAMM Pharmaceuticals, Inc.

Promissory Notes

Holder	Date	Principal Amount
Mario, Ernest	06/27/02	$100,000
Disbrow, Cliff H.	06/28/02	25,000
Johnson, M. Ross	06/28/02	50,000
Cantrell, Gary V.	07/02/02	25,000
Baum, Martin G.	07/18/02	15,775
McLeod, M.D., Carroll M.	07/18/02	50,000
Hopkins Capital	05/08/02	100,000
Hopkins Capital	06/14/02	50,000
Hopkins Capital	06/21/02	50,000
Hopkins Capital	07/18/02	100,000

		$565,775

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

TEAMM PHARMACEUTICALS, INC., A DELAWARE CORPORATION,

TEAMM PRINCIPALS,

ACCENTIA, INC., A FLORIDA CORPORATION,

AND

TEAMM PHARMACEUTICALS, INC., A FLORIDA CORPORATION

SCHEDULE 4.1

ACCENTIA CAPITAL STOCK

Accentia Stockholder	# of shares of Accentia Capital Stock	Type of Accentia Capital Stock
Hopkins Capital Group, LLC	4,701,000	Common Stock

MOAB Investments, LP	4,700,000	Common Stock

David Vorhoff	400,000	Common Stock

Steven Stogel	200,000	Common Stock

Rita Angel	106,596	Common Stock

Bruce Frankel	71,722	Common Stock

John Drucker	48,692	Common Stock

Laurence May	36,190	Common Stock

MOAB Investments, LP	791,500	Series A Convertible Preferred Stock

Hopkins Capital Group, LLC	761,500	Series A Convertible Preferred Stock

DART Investors, L.P.	200,000	Series A Convertible Preferred Stock

Allan Maclnnis	200,000	Series A Convertible Preferred Stock

Robert Qualls	50,000	Series A Convertible Preferred Stock

Edward Yavitz	50,000	Series A Convertible Preferred Stock

Jerri M. Fulkerson	10,000	Series A Convertible Preferred Stock

Russ Wisler	10,000	Series A Convertible Preferred Stock

Donald Noble	10,000	Series A Convertible Preferred Stock

Steven Arikian, M.D.	3,916,017	Series B Convertible Preferred Stock

John Doyle	2,349,610	Series B Convertible Preferred Stock

Julian Casciano	1,566,407	Series B Convertible Preferred Stock

Roman Casciano	242,229	Series B Convertible Preferred Stock

Hopkins Capital Group, LLC	3,750,000	Series C Convertible Preferred Stock

MOAB Investments, LP	3,750,000	Series C Convertible Preferred Stock

Accentia Employees	# of options for Accentia Common Stock
R. Scott Jones	1,000,000

David L. Redmond	500,000

Daryl Corr	60,000

Leonard Pittman	3,500

Tracy Norman	3,000

Aaron Capruscio	2,000

Mark Fernandez	2,000

Jeff Woolard	3,000

Total	1,573,500

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

TEAMM PHARMACEUTICALS, INC., A DELAWARE CORPORATION,

TEAMM PRINCIPALS,

ACCENTIA, INC., A FLORIDA CORPORATION,

AND

TEAMM PHARMACEUTICALS, INC., A FLORIDA CORPORATION

SCHEDULE 4.3

APPROVALS AND CONSENTS

1)	Accentia Board approval.

2)	Sub Board approval.

3)	Accentia Stockholders approval.

4)	Sub Sole Stockholder approval.

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

TEAMM PHARMACEUTICALS, INC., A DELAWARE CORPORATION,

TEAMM PRINCIPALS,

ACCENTIA, INC., A FLORIDA CORPORATION,

AND

TEAMM PHARMACEUTICALS, INC., A FLORIDA CORPORATION

SCHEDULE 4.4.1

FINANCIAL STATEMENTS

See the attached unaudited consolidated balance sheet of Accentia and its subsidiaries as of November 30, 2002 and the related unaudited consolidated statements of operation and cash flow statements for the period of April 3, 2002 through November 30, 2002.

Combined Balance Sheet

(Unaudited)

November 30, 2002

Accentia (a)
Assets
Current assets:
Cash and cash equivalents	$559,659
Accounts receivable, net	3,510,553
Inventory, net	243,532
Prepaid expenses and other current assets	136,088

Total current assets	4,449,832

Non-current assets:
Property and equipment, net Restricted cash	506,388
Intangible assets	12,352,463

Total non-current assets	12,858,851

Total Assets	$17,308,683

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$1,051,614
Accounts payable - primary supplier (d)	9,741,229
Income taxes payable	8,788
Deferred income	566,600
Current maturities of long-term debt	—

Total current liabilities	11,368,231

Long-term liabilities:
Line of credit	750,000
Note payable	—
Capital lease obligations	—
Deferred tax liability	—

Total long-term liabilities	750,000

Total liabilities	12,118,231

Stockholders’ equity:
Common Stock	10,264
Series A preferred stock	1,450,000
Series B preferred stock	8,074,263
Series C preferred stock	7,500,000
Series D preferred stock	—
Deferred compensation	—
Additional paid-in capital	5,494,237
Retained earnings (deficit)	(17,338,312)

Total stockholders’ equity	5,190,452

Total liabilities and stockholders’ equity	$17,308,683

Accentia, Inc.

Combined Statement of Operations

(Unaudited)

Period Ending November 30, 2002

Accentia (a)
Net revenues:
Pharmaceutical product sales	$16,613,843
Consulting services	3,527,258

Total net revenues	20,141,101

Cost of goods sold	15,488,687
Cost of services	1,327,277

Gross margin	3,325,137
Total selling, general and administrative expenses	5,804,592

Operating income (loss)	(2,479,455)
Other income (expense):
Interest income	2,090
Interest expense	(356,719)

Net income (loss)	$(2,834,084)

Accentia, Inc.

Combined Statements of Cash Flow

Unaudited

Period Ending November 30, 2002

Accentia
Cash flows from operating activities
Net income (loss)	$(2,834,084)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities
Depreciation and amortization	255,528
Accrued interest expense	—
Changes in operating assets and liabilities:
Accounts receivable and other assets	1,472,346
Accounts payable and accrued expenses	(2,534,459)
Deferred revenue	(569,500)

Net cash used by operating activities	(4,210,168)

Cash flows from investing activities
Purchase of property and equipment	(501,952)
Increase in intangibles	(2,290,894)
Payment to establish excrow account	—

Net cash used by investing activities	(2,792,846)

Cash flows from financing activities
Proceeds from issuance of stock	1,353,277
Proceeds from credit facility	750,000
Proceeds from exercise of stock options	—
Proceeds from issuance of promissory notes	—
Debt issuance costs	—
Principal payments on notes payable	—

Net cash provided by financing activities	2,103,277

Net increase (decrease) in cash and cash equivalents	(4,899,738)
Cash and cash equivalents at beginning of period	5,459,397

Cash and cash equivalents at end of period	$559,659

Other financial information.

(a)	The historical financial information of Accentia includes the financial information of The Analytica Group, Inc. since April 1, 2002 (date of acquisition) and Accent Rx since January 1, 2002 through November 30, 2002.

In accordance with accounting principles generally accepted in the United States of America (GAAP), Accentia has treated its acquisition of Analytica as a purchase.

During 2002, Accentia acquired Accent Rx, a related company through common ownership. In accordance with GAAP, the acquisition of a related company is accounted for as if the company was acquired as of January 1, 2002 in a manner similar to a “pooling of interest”.

(b)	The historical financial information of TEAMM is since January 1, 2002 through November 30, 2002.

(c)	The proforma adjustment is to record the merger of TEAMM into Accentia as of January 1, 2002.

(d)	“Accounts payable - primary supplier” represents amounts due McKesson Corporation for the purchase of pharmaceutical products provided Accent Rx for its distribution business. A significant portion of this balance has been carried forward from prior periods and negotiations are being held to refinance this amount into a long-term debt obligation. Current amounts due McKesson for the purchase of pharmaceutical products are being paid by Accent Rx according to existing payment terms.

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

TEAMM PHARMACEUTICALS, INC., A DELAWARE CORPORATION,

TEAMM PRINCIPALS,

ACCENTIA, INC., A FLORIDA CORPORATION,

AND

TEAMM PHARMACEUTICALS, INC., A FLORIDA CORPORATION

SCHEDULE 4.9

MATERIAL CONTRACTS

4.9.3 Contracts

1.	Employment Agreement between Accentia and R. Scott Jones dated effective October 14, 2002.

2.	Employment Agreement between Accentia and David L. Redmond dated effective October 14, 2002.

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

TEAMM PHARMACEUTICALS, INC., A DELAWARE CORPORATION,

TEAMM PRINCIPALS,

ACCENTIA, INC., A FLORIDA CORPORATION,

AND

TEAMM PHARMACEUTICALS, INC., A FLORIDA CORPORATION

SCHEDULE 4.10

ABSENCE OF CERTAIN DEVELOPMENTS

NONE

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

TEAMM PHARMACEUTICALS, INC., A DELAWARE CORPORATION,

TEAMM PRINCIPALS,

ACCENTIA, INC., A FLORIDA CORPORATION,

AND

TEAMM PHARMACEUTICALS, INC., A FLORIDA CORPORATION

SCHEDULE 4.11

UNDISCLOSED LIABILITIES

NONE

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

TEAMM PHARMACEUTICALS, INC., A DELAWARE CORPORATION,

TEAMM PRINCIPALS,

ACCENTIA, INC., A FLORIDA CORPORATION,

AND

TEAMM PHARMACEUTICALS, INC., A FLORIDA CORPORATION

SCHEDULE 4.12

TAX MATTERS

NONE

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

TEAMM PHARMACEUTICALS, INC., A DELAWARE CORPORATION,

TEAMM PRINCIPALS,

ACCENTIA, INC., A FLORIDA CORPORATION,

AND

TEAMM PHARMACEUTICALS, INC., A FLORIDA CORPORATION

SCHEDULE 4.14.1

LIENS

NONE

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

TEAMM PHARMACEUTICALS, INC., A DELAWARE CORPORATION,

TEAMM PRINCIPALS,

ACCENTIA, INC., A FLORIDA CORPORATION,

AND

TEAMM PHARMACEUTICALS, INC., A FLORIDA CORPORATION

SCHEDULE 4.14.1

EXCLUDED ASSETS

NONE

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

TEAMM PHARMACEUTICALS, INC., A DELAWARE CORPORATION,

TEAMM PRINCIPALS,

ACCENTIA, INC., A FLORIDA CORPORATION,

AND

TEAMM PHARMACEUTICALS, INC., A FLORIDA CORPORATION

SCHEDULE 4.15

INTELLECTUAL PROPERTY

Accentia has filed a federal trademark application with the U.S. Patent and Trademark Office for the mark “ACCENTIA.”

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

TEAMM PHARMACEUTICALS, INC., A DELAWARE CORPORATION,

TEAMM PRINCIPALS,

ACCENTIA, INC., A FLORIDA CORPORATION,

AND

TEAMM PHARMACEUTICALS, INC., A FLORIDA CORPORATION

SCHEDULE 4.20

LITIGATION

NONE

ASSET PURCHASE AGREEMENT

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

TEAMM PHARMACEUTICALS, INC., A DELAWARE CORPORATION,

TEAMM PRINCIPALS,

ACCENTIA, INC., A FLORIDA CORPORATION,

AND

TEAMM PHARMACEUTICALS, INC., A FLORIDA CORPORATION

SCHEDULE 4.21

INDEBTEDNESS TO AND FROM EMPLOYEES

NONE

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

TEAMM PHARMACEUTICALS, INC., A DELAWARE CORPORATION,

TEAMM PRINCIPALS,

ACCENTIA, INC., A FLORIDA CORPORATION,

AND

TEAMM PHARMACEUTICALS, INC., A FLORIDA CORPORATION

SCHEDULE 4.24

EMPLOYEE BENEFIT PLANS

NONE

ASSET PURCHASE AGREEMENT

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

TEAMM PHARMACEUTICALS, INC., A DELAWARE CORPORATION,

TEAMM PRINCIPALS,

ACCENTIA, INC., A FLORIDA CORPORATION,

AND

TEAMM PHARMACEUTICALS, INC., A FLORIDA CORPORATION

SCHEDULE 4.26

SUBSIDIARIES

1)	The Analytica Group, Inc., a Florida corporation and a wholly-owned subsidiary of Accentia.

2)	Accent Rx, Inc., a Florida corporation and a wholly-owned subsidiary of Accentia.

3)	TEAMM Pharmaceuticals, Inc., a Florida corporation and a wholly-owned subsidiary of Accentia.

EXHIBIT A

First Amended and Restated Certificate of Incorporation

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “TEAMM PHARMACEUTICALS, INC.”, FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF JULY, A.D. 2002, AT 9 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

[SEAL]	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 1914992
DATE: 08-01-02

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 07/31/2002 020490017 - 3282037

FIRST AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION OF

TEAMM PHARMACEUTICALS, INC.

Pursuant to §242 and §245 of the General Corporation Law of the State of Delaware, TEAMM Pharmaceuticals, Inc. (the “Corporation”) hereby submits the following for the purpose of amending and restating its Certificate of Incorporation, and does hereby certify as follows:

1.	The name of the Corporation is TEAMM Pharmaceuticals, Inc. The Corporation’s original Certificate of Incorporation was filed on August 30, 2000.

2.	The Corporation’s Certificate of Incorporation is hereby amended and restated in its entirety as set forth in the text of the First Amended and Restated Certificate of Incorporation attached hereto and incorporated herein by reference.

3.	This First Amended and Restated Certificate of Incorporation was duly adopted in accordance with §228 and §242 of the General Corporation Law of the State of Delaware by written consent of the stockholders of the Corporation.

4.	This First Amended and Restated Certificate of Incorporation will be effective upon filing.

IN WITNESS WHEREOF, the Corporation has caused this First Amended and Restated Certificate of Incorporation to be signed by Martin G. Baum, its President and Chief Executive Officer, and attested by J. Robert Tyler, III, its Assistant Secretary, this July 31, 2002.

TEAMM Pharmaceuticals, Inc.

/s/ Martin G. Baum
Martin G. Baum
President & Chief Executive Officer

ATTEST:

/s/ J. Robert Tyler, III
J. Robert Tyler, III
Assistant Secretary

FIRST AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TEAMM PHARMACEUTICALS, INC.

ARTICLE I

The name of the Corporation shall be TEAMM Pharmaceuticals, Inc. (the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Wilmington, New Castle County, Delaware 19808 and the name of the registered agent is Corporation Service Company.

ARTICLE III

The purpose for which the Corporation is organized is to engage in any IawfuI act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

CAPITAL STOCK; PREFERENCES

The total number of shares of stock which the Corporation shall have the authority to issue is Twenty Million (20,000,000) shares of capital stock, $0.001 par value per share, of which Nine Million (9,000,000) shares shall be Class A Voting Common Stock (the “Class A Common Stock”), One Million (1,000,000) shares shall be Class B Nonvoting Common Stock (the “Class B Common Stock”) (together, the “Common Stock”) and Ten Million (10,000,000) shares shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is authorized from time to time to designate by resolution (a “Series Resolution”, such term being also used to denote the provisions of the Series A Convertible Preferred Stock, as designated herein) one or more series of preferred stock in addition to the Series A Convertible Preferred Stock designated in this First Amended and Restated Certificate of Incorporation and the powers, preferences and rights, and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall be permitted by Delaware law and this First Amended and Restated Certificate of Incorporation, and, subject to any requirements of this First Amended and Restated Certificate of Incorporation, to fix or alter the number of shares comprising any such series and the designation thereof.

Subject to the foregoing powers, a statement of the designations of the authorized classes of stock, and the powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, is as follows:

A. Class A Voting Common Stock

(1) Dividends. Subject to the rights of the holders of Preferred Stock, dividends may be paid on the Class A Common Stock as and when declared by the Board of Directors of the Corporation consistent with applicable law, except that no dividends shall be paid on the Class A Common Stock unless the same dividend shall be concurrently declared and paid on the Class B Common Stock.

(2) Voting Rights. Except as otherwise required by applicable law, the holders of the Class A Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation.

(3) Liquidation Rights. Subject to the rights of the holders of Preferred Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Class A Common Stock shall be entitled to receive that portion of the funds to be distributed to the stockholders on a pro rata basis with the holders of the Class B Common Stock. Such funds shall be paid to the holders of the Class A Common Stock on me basis of the number of shares so held by each of them.

(4) Reserve Powers. The holders of the Class A Common Stock shall have all of the powers, preferences and rights conferred upon owners of capital stock under the General Corporation Law of the State of Delaware.

B. Class B Nonvoting Common Stock

(1) Dividends. Subject to the rights of the holders of Preferred Stock, dividends may be paid on the Class B Common Stock as and when declared by the Board of Directors of the Corporation consistent with applicable law, except that no dividends shall be paid on the Class B Common Stock unless the same dividend shall be concurrently declared and paid on the Class A Common Stock.

(2) Voting Rights. Except as otherwise required by applicable law, the holders of the Class B Common Stock shall not be entitled to vote.

(3) Liquidation Rights. Subject to the rights of the holders of Preferred Stock, upon any voluntary or involuntary liquidation, dissolution or winding up

2

of the affairs of the Corporation, the holders of the Class B Common Stock shall be entitled to receive that portion of the funds to be distributed to the stockholders on pro rata basis with the holders of the Class A Common Stock. Such funds shall be paid to the holders of the Class B Common Stock on the basis of the number of shares so held by each of them.

(4) Reserve Powers. The holders of the Class B Common Stock shall have all of the powers, preferences and rights conferred upon owners of capital stock under the General Corporation Law of the State of Delaware.

(5) Mandatory Conversion.

(a) Shares of Class B Common Stock shall be converted on a one-for one (1-for-1) share basis, as adjusted for stock dividends, stock divisions or combinations, into shares of Class A Common Stock as and when declared by the Board of Directors and approved by the holders of sixty-five percent (65%) of the then issued and outstanding shares of Class A Common Stock.

(b) Each share of Class B Common Stock which remains outstanding immediately prior to the date of the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Corporation (the “IPO”) shall automatically be converted into one (1) share of Class A Common Stock, as adjusted for stock dividends, stock divisions or combinations immediately prior to, and contingent upon, the closing of the IPO.

(c) All holders of shares of Class B Common Stock subject to the mandatory conversion provisions set forth in (a) and (b) above shall be given at least ten (10) days prior written notice of the date fixed and place designated for mandatory conversion of the Class B Common Stock. Such notice shall be sent by first class mail, postage pre-paid, to each holder of the Class B Common Stock at such holder’s address as shown on the records of the Corporation. On or before the date so fixed for conversion, each such holder of shares of Class B Common Stock shall surrender his certificate(s) for all such shares to the Corporation at the place designated in such notice and shall thereafter receive certificate(s) for the number of shares of Class A Common Stock to which the holder is entitled.

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C. Series A Convertible Preferred Stock.

There is hereby created a series of One Million Seventy Three Thousand Four Hundred Eighteen (1,073,418) shares of Preferred Stock designated “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), having the following powers, preferences, and rights:

(1) Dividends.

(a) The holders of shares of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends per share of Series A Preferred Stock at the rate of six percent (6%) of the Series A Liquidation Preference (as defined herein) per annum (subject to adjustment as provided herein), payable when and as declared by the Board of Directors of the Corporation. Such dividends shall accrue and shall be cumulative from the date of issuance of each share of Series A Preferred Stock, whether or not declared.

(b) The Corporation shall not declare or pay any cash dividends on shares of Common Stock until the holders of the Series A Preferred Stock then outstanding shall have first received a dividend at the rate specified above.

(c) In the event that the Corporation shall have declared but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of any shares of Series A Preferred Stock as provided herein, the Corporation shall, at the option of the Corporation, pay in cash, out of funds legally available therefor, to such holder the full amount of any such dividends or allow such dividends to be converted into Common Stock in accordance with, and pursuant to the terms hereof, except that the Series A Conversion Price for such purpose shall be the then fair market value of the Common Stock as determined by the Board of Directors of the Corporation.

(2) Voting Rights. The holders of Series A Preferred Stock shall have the number of votes equal to the number of shares of Class A Common Stock into which their shares of Series A Preferred Stock are convertible (subject to adjustment as provided herein) and shall have voting rights and powers equal to the voting rights and powers of the Class A Voting Common Stock (except as expressly provided herein or under applicable law) and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation.

The Corporation shall not, without obtaining the consent of the holders of a majority of the Series A Preferred Stock then outstanding:

(a) consolidate with, or merge into or have merged into, or acquire the stock, business or assets of, any other corporation or association, or sell, license, lease or otherwise dispose of substantially all of its assets except sales of assets or products for fair value in the ordinary course of business;

(b) dissolve, wind up or liquidate the Corporation;

(c) amend, restate or modify the Certificate of Incorporation or Bylaws of the Corporation or enter into any transaction so as to materially alter or materially adversely affect the rights of the holders of the Series A Preferred Stock;

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(d) declare or pay any dividend or distribution with respect to the Common or any other capital stock of the Corporation payable in cash, property or stock, or repurchase or redeem any shares or Common (except pursuant to rights of repurchase or redemption granted to the Corporation upon the issuance of such shares);

(e) authorize any capital reorganization or reclassification of the capital stock of the Corporation;

(3) Liquidation Preference. In the event of a liquidation, sale, merger, consolidation, dissolution or winding up of the Corporation (collectively, a “Liquidating Event”), after the holders of any series of Preferred having priority on liquidation superior to that of the Series A Preferred Stock shall have received their respective liquidation preference, the holders of Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders (whether from capital or surplus) and prior to any payment to the holders of the Common Stock or any series of Preferred Stock having priority on liquidation junior to that of Series A Preferred Stock, an amount equal to $2.01064 per share of Series A Preferred Stock, subject to equitable adjustment for any stock splits, combinations, consolidations, recapitalizations, reorganizations, reclassifications, stock distributions, stock dividends or other similar events with respect to such shares, multiplied by the number of shares of Series A Preferred Stock then outstanding (the “Series A Liquidation Preference”), plus all dividends which have been declared on such shares and have theretofore accrued but not been paid. After payment in full of the Series A Liquidation Preference, any assets available for distribution shall be distributed to the holders of the Common Stock, and the holders of Series A Preferred Stock shall not be entitled to any further participation in the remaining assets of the Corporation. If, upon any such Liquidating Event, the net assets of the Corporation are not sufficient to pay in full the amounts so payable to the holders of Series A Preferred Stock the holders of all shares of the Series A Preferred Stock and the holders of any other series of Preferred Stock having priority on liquidation pari passu to that of Series A Preferred Stock shall participate in the distribution of such assets in proportion to their respective liquidation preferences.

(4) Conversion. The holders of Series A Preferred Stock shall have conversion rights as follows:

(a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at anytime and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class A Common. Stock as is determined by dividing the amount of consideration received by the Corporation for the purchase of such share ($3.46 per share) by the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall

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initially be $3.46 per share. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Class A Common Stock, shall be subject to adjustment as provided below.

(b) Mandatory Conversion. Each share of Series A Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing $1.00 by the Series A Conversion Price in effect at the time of conversion upon the occurrence of the closing of an IPO at a price that is not less than three times the Series A Conversion Price then in effect and that results in net proceeds to the Corporation of at least $30,000,000. All holders of record of shares of Series A Preferred Stock shall be given at least twenty (20) days’ prior written notice of the date fixed and place designated for mandatory conversion of the Series A Preferred Stock and the event which resulted in the mandatory conversion of the Series A Preferred Stock into Class A Common Stock. Such notice shall be sent by first class mail, postage prepaid, to each holder of record of the Series A Preferred Stock at each such holder’s address as shown in the records of the Corporation. On or before the date so fixed for conversion, each holder of shares of Series A Preferred Stock shall surrender his/her/its certificate or certificates for all such shares to the Corporation at the place designated in such notice and shall thereafter receive certificates for the number of shares of Class A Common Stock to which such holder is entitled. The mechanics for conversion and other provisions relating to conversion of the Series A Preferred Stock into Class A Common Stock set forth elsewhere in this First Amended and Restated Certificate of Incorporation shall apply to the mandatory conversion of the Series A Preferred Stock.

(c) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Class A Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed for transfer, at the office of the Corporation or any transfer agent of the Corporation and shall give written notice to the Corporation at such office that such holder elects to convert the same, such notice to state the name or names and addresses to which certificates for Class A Common Stock will be issued. No fractional shares of Class A Common Stock shall be issued upon conversion of Series A Preferred Stock. In lieu of any fractional shares to which the bolder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of Class A Common Stock as determined by the Board of Directors in good faith. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Series A Preferred Stock, or to a third party such holder may designate in writing, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of conversion into fractional shares of Class A Common Stock, plus unpaid dividends, if any, and if less than all the shares of the Series A Preferred Stock represented by such certificates are converted, a certificate representing the shares of Series A Preferred Stock not so converted. Such conversion shall be deemed to have

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been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class A Common stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on such date. If the conversion is in connection with an IPO, the conversion may, at the option of any holder surrendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Class A Common Stock or other property issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred until immediately prior to the closing of such sale of securities. Notice of such conversion in connection with an IPO shall be given by the Corporation by mail, postage pre-paid, to the holders of the Series A Preferred Stock, at their addresses shown in the Corporation’s records, at least ten (10) days prior to the closing date of the sale of such securities. On or after the closing date as specified in such notice, each holder of Series A Preferred Stock shall surrender such holder’s certificate or certificates representing such shares of Series A Preferred Stock for the number of shares of Class A Common Stock to which such holder is entitled at the office of the Corporation or any transfer agent for the Class A Common Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid, and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Class A Common Stock and any declared but unpaid dividends. The conversion shall be deemed to have occurred as of the close of business on the actual closing date with respect to the sale of such securities, and, notwithstanding that any certificate representing the Series A Preferred Stock to be converted shall not have been surrendered, each holder of such shares of Series A Preferred Stock shall thereafter be treated for all purposes as the record holder of the number of shares of Class A Common Stock issuable to such holder upon such conversion.

(5) Adjustments to Series A Conversion Price.

(a) Adjustments to Series A Conversion Price for Diluting Issues.

(i) Special Definitions. For purposes of this Paragraph 5, the following definitions shall apply:

(1) ‘Options’ shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common or Convertible Securities.

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(2) ‘Original Issue Date’ shall mean, with respect to the Series A Preferred Stock, the date on which a share of Series A Preferred Stock was first issued.

(3) ‘Convertible Securities’ shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Class A Common Stock.

(4) ‘Additional Shares of Common Stock’ shall mean all shares of Class A Common Stock issued (or, pursuant to subparagraph (c)(iii) of this Paragraph 5, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Class A Common Stock issued or issuable at any time:

(A) upon conversion of shares of Series A Preferred Stock authorized herein;

(B) to employees or directors of, or consultants to, the Corporation pursuant to a stock grant, stock option plan or stock purchase plan or other stock agreement or arrangement approved by the Board of Directors so long as the aggregate number of such shares so issued does not exceed Seven Hundred Sixty-Two Thousand Five Hundred and Seventy One (762,571) shares (appropriately adjusted for any stock split, stock dividend or other recapitalization); provided that any shares repurchased by the Corporation at the original purchase price of such shares (not to exceed the fair market value of such shares at the time of such repurchase) from employees, directors and consultants pursuant to the terms of stock repurchase agreements approved by the Board of Directors shall not, unless reissued, be counted as issued for purposes of this calculation;

(C) as a dividend or distribution to all holders of Common Stock and Series A Preferred Stock authorized herein or a dividend or distribution on the Series A Preferred Stock; and

(D) pursuant to subparagraph (c)(vi) of this Paragraph 5.

(ii) No Adjustment of Series A Conversion Price. No adjustment in the Series A Conversion Price of a particular share of Series A Preferred Stock shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Series A Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Series A Preferred Stock.

(iii) Deemed Issue of Additional Shares of Common Stock; Options and Convertible Securities. In the event the Corporation at any time or

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from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares {as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to subparagraph (c)(v) of this Paragraph 5) of such Additional Shares of Common Stock would be less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(1) no further adjustment in the Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the amount of consideration payable to the Corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect an appropriate increase or decrease reflecting such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, (provided, however, that no such adjustment of the respective Series A Conversion Prices shall affect Common Stock previously issued upon conversion of the Series A Preferred);

(3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(A) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all

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such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

(B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, and the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to such Options which were actually exercised;

(4) no readjustment pursuant to clause (2) or (3) above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price on the original adjustment date, or (ii) the Series A Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

(5) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Series A Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above.

(iv) Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subparagraph (c)(iii) of this Paragraph 5) without consideration or for a consideration per share less than the Series A Conversion Price for a share of Series A Preferred Stock in effect on the date of, and immediately prior to such issue, then and in such event, such Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares

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of Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or Convertible Securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Preferred Stock, Convertible Securities, or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the respective Series A Conversion Prices (or other conversion ratios) resulting from the issuance of Additional Shares of Common Stock causing such adjustment.

(v) Determination of Consideration. For purposes of this Paragraph 5, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(1) Cash and Property: Such consideration shall:

(A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation (before commission or expenses) excluding amounts paid or payable for accrued interest or accrued dividends;

(B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

(C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, at the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as reasonably determined in good faith by the Board.

(2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to subparagraph (c)(iii) of this Paragraph 5 shall be determined by dividing:

(A) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum, aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provisions contained thereof for a subsequent adjustment of such consideration) payable to the

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Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(b) Adjustments for Subdivisions, Common Stock Dividends, Combinations or Consolidations of Common Stock. In the event the outstanding shares of Class A Common Stock shall be subdivided or increased, by stock split or stock dividend, into a greater number of shares of Class A Common Stock, the Series A Conversion Price then in effect shall concurrently with the effectiveness of such subdivision or payment of such stock dividend, be proportionately decreased. In the event the outstanding shares of Class A Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Class A Common Stock, the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(c) Adjustments for Reclassification, Exchange and Substitution. If the Class A Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Class A Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares thereof that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

(d) Adjustments for Merger, Sale, Lease or Conveyance. In the event of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, the Series A Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Class A Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of the Series A Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or

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conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock shall be appropriately adjusted so as to be equivalent, as neatly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the Series A Preferred Stock.

(e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this section, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment in accordance with the terms hereof and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price at the time in effect, and (iii) the number of shares of Class A Common Stock and the amount, if any, of other property which at the time would he received upon the conversion of lie Series A Preferred Stock.

(f) Notices of Record Date. In the event that the Corporation shall propose at any time:

(i) to declare any dividend or distribution (other than by purchase by the Corporation of Class A Common Stock from employees, consultants, officers, consultants and directors pursuant to the termination of such persons or pursuant to the Corporation’s exercise of rights of first refusal or repurchase with respect to the Class A Common Stock held by such persons) upon its Class A Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(ii) to effect any reclassification or recapitalization of its Class A Common Stock; outstanding involving a change in the Class A Common Stock; or

(iii) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Corporation shall send to the holders of the Series A Preferred Stock;

(1) at least ten (10) days’ prior written notice of the date on which a record shall be taken for such dividend or distribution, (and specifying the date on which the holders of shares of Class A Common Stock shall be entitled

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thereto) or for determining rights to vote in respect of the matters referred to in (i) above; and

(2) in the case of the matters referred to in (ii) and (iii) above, at least ten (10) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of shares of Class A Common Stock shall be entitled to exchange their shares of Class A Common Stock for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Series A Preferred Stock at the address for each such holder as shown in the records of the Corporation.

(g) No Impairment. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action (other than actions taken in good faith), avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in carrying out all the provisions of this subparagraph D(3) and in taking all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

(h) Reservation of Common. The Corporation shall, at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Class A Common Stock at such adjusted Series A Conversion Price.

(i) No Adjustment. Upon any voluntary conversion of the Series A Preferred Stock, no adjustment to the conversion rights shall be made for declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Class A Common Stock delivered.

(j) Cancellation of Series A Preferred Stock. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease

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and terminate except only the right of the holders thereof to receive shares of Class A Common Stock in exchange therefor and to receive payment of any declared but unpaid dividends thereon. Any shares of Series A Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized number of Series A Preferred Stock accordingly.

(6) Reserve Powers. The holders of Series A Preferred Stock shall have all of the powers, preferences, and rights conferred upon owners of capital stock under the General Corporation Law of the State of Delaware.

ARTICLE V

The number of Directors of the Corporation may be fixed by the Bylaws.

ARTICLE VI

Subject to the provisions set forth herein, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VII

Elections of directors may be, but shall not be required to be, by written ballot.

ARTICLE VIII

No director of the Corporation shall have personal Liability arising out of an action whether by or in the right of the Corporation or otherwise for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not limit or eliminate the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) tinder Section 174 of the General Corporation Law of Delaware or any successor provision, (iv) for any transaction from which such director derived an improper personal benefit, or (v) acts or omissions occurring prior to the date of the effectiveness of this provision.

Furthermore, notwithstanding the foregoing provision, in the event that the General Corporation Law of Delaware is amended or enacted to permit further limitation or elimination of the personal liability of the director, the personal liability of the

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Corporation’s directors shall be limited or eliminated to the fullest extent permitted by the applicable law.

This provision shall not affect any provision permitted under the General Corporation Law of Delaware in the certificate of incorporation, Bylaws or contract or resolution of the Corporation indemnifying or agreeing to indemnify a director against personal liability. Any repeal or modification of this provision shall not adversely affect any limitation hereunder on the personal liability of the director with respect to acts or omissions occurring prior to such repeal or modification.

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EXHIBIT B

Bylaws

FIRST AMENDMENT TO

BYLAWS OF TEAMM PHARMACEUTICALS, INC.

THIS FIRST AMENDMENT of the Bylaws of TEAMM Pharmaceuticals, Inc. is dated as of July 31, 2002.

WHEREAS, the Board of Directors of TEAMM Pharmaceuticals, Inc. (the “Corporation”) has adopted the Bylaws of TEAMM Pharmaceuticals, Inc. (the “Bylaws”); and

WHEREAS, the Board of Directors has determined that it is in the best interest of the Corporation to amend the Bylaws in order to provide that shares of the Series A Convertible Preferred Stock of the Corporation issued to Harbinger Mezzanine Partners, L.P. not be subject to the Rights of First Refusal provisions in the Bylaws.

NOW, THEREFORE, the Plan shall be amended as follows:

1.	Section 4 of Article VII of the Bylaws shall be deleted in its entirety and the following substituted in lieu thereof:

“4. Restrictions on Transfer

(a) No stockholder or involuntary transferee shall dispose of or transfer any shares of the Corporation which such stockholder now owns or may hereafter acquire except as set forth in this Section 4. Any purported transfer or disposition of shares in violation of the terms of this Section 4 shall be void and the Corporation shall not recognize or give any effect to such transaction.

(b) An individual stockholder shall be free to transfer, during such stockholder’s lifetime or by testamentary transfer, any or all of such stockholder’s shares of the Corporation to such stockholder’s spouse, any of such stockholder’s children, grandchildren or direct lineal descendants, whether by blood or by adoption, spouses of such issue, parents, siblings, or direct lineal descendents, whether by blood or by adoption, of such siblings or a trust or family limited partnership for the sole benefit of those persons or any of them, a Section 501(c)(3) organization or a non-profit foundation or other non-profit organization; and a stockholder which is a partnership, corporation or limited liability company shall be free to transfer any or all of its shares of the Corporation to its partners, stockholders or members, respectively, if there is no consideration for such transfer; but, in case of any such transfer, the transferee shall be bound by all the terms of this provision and no further transfer of such shares shall be made by such transferee except back to the stockholder who originally owned them or except in accordance with the provisions of this Section 4 of Article VII.

(c) Any stockholder, or transferee of such stockholder, who wishes to transfer all or any part of such stockholder’s shares of the Corporation (hereinafter “offeror”), other than as permitted in subparagraph (c) above, first shall submit a written offer to sell such shares to the Corporation at the same price per share and upon the same terms and conditions offered by a bona fide prospective purchaser of such shares. Such written offer to the Corporation shall continue to be a binding offer to sell until: (1) rejected by the Corporation; or (2) the expiration of a period of thirty (30) days after delivery of such written offer to the Corporation, whichever shall first occur.

(d) Every written offer submitted in accordance with the provisions of this Section 4 shall specifically name the person to whom the offeror intends to transfer the shares, the number of shares which such offeror intends so to transfer to each person and the price per share and other terms upon which each intended transfer is to be made. Upon the termination of all such written offers, the offeror shall be free to transfer, for a period of three (3) months thereafter, any unpurchased shares to the persons so named at the price per share and upon the other terms and conditions so named, provided that any such transferee of those shares shall thereafter be bound by all the provisions of these Bylaws.

(e) Every written offer submitted to the Corporation shall be deemed to have been delivered when delivered to the principal office of the Corporation or if and when sent by prepaid certified mail, or delivered by hand to the President of the Company at the principal office of the Corporation.

(f) If any consideration to be received by the offeror for the shares offered is property other than cash, then the price per share shall be measured to the extent of the fair market value of such noncash consideration.

(g) The provisions contained herein shall not apply to the pledge of any shares of the Corporation as collateral for a loan but shall apply to the sale or other disposition of shares under any such pledge.

(h) The restrictions set forth in this Section 4 of Article VII shall not apply to any shares of the Company’s Class A Voting Common Stock issued upon the exercise of the Stock Purchase Warrant, dated July 31, 2002, issued to Harbinger Mezzanine Partners, L.P.

(i) In the event of any conflict between the terms of this Section 4 of Article VII and any written agreement between the Corporation and any stockholder of the Corporation, the terms of such written agreement shall control, and the provisions of this Section shall not be applicable.

(j) The restrictions set forth in this Section 4 shall terminate upon the closing of a public offering of securities of the Corporation registered under the Securities Act of 1933, as amended.

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(k) Every certificate representing shares of the Corporation shall bear the following legend prominently displayed:

“The shares represented by this certificate, and the transfer thereof, are subject to the restrictions on transfer provisions of the Bylaws of the Corporation, a copy of which is on file in, and may be examined at, the principal office of the Corporation.”

2.	Except as herein amended, the terms and provisions of the Bylaws shall remain in full force and effect as originally adopted and approved.

IN WITNESS WHEREOF, the undersigned hereby certifies that this First Amendment was duly adopted by the Board of Directors of the Corporation.

TEAMM PHARMACEUTICALS, INC.

[CORPORATE SEAL]

ATTEST:	By:	/s/ Martin G. Baum
Martin G. Baum
President and Chief Executive Officer

By:	/s/ J. Robert Tyler III
J. Robert Tyler, III
Assistant Secretary

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BYLAWS

OF

TEAMM Pharmaceuticals, Inc.

BYLAWS

OF

TEAMM Pharmaceuticals, Inc.

ARTICLE I

OFFICES

1. Principal Office. The principal office of the Corporation shall be located in Wake County, North Carolina or such other place as is designated by the Board of Directors.

2. Registered Office. The registered office of the Corporation required by law to be maintained in the State of Delaware may be, but need not be, identical with the principal office.

3. Other Offices. The Corporation may have offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the affairs of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

1. Place of Meetings. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place, either within or without the State of Delaware, as shall be designated in the notice of the meeting or agreed upon by the Board of Directors.

2. Annual Meeting. Unless directors are elected by written consent in lieu of an annual meeting, the annual meeting of the stockholders shall be held at the principal office of the Corporation during the month of April of each year on any day in that month (except a Saturday, Sunday or a legal holiday) and at such time as is determined by the Board of Directors, for the purpose of electing Directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

3. Substitute Annual Meeting. If the annual meeting shall not be held on the day designated by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article II. A meeting so called shall be designated and treated for all purposes as the annual meeting. The shares represented at such substitute annual meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting.

4. Special Meetings. Special meetings of the stockholders may be called at any time by the President, the Secretary or the Board of Directors of the Corporation, or by any stockholder pursuant to the written request of the holders of not less than one-tenth (1/10) of all the shares entitled to vote at the meeting.

5. Notice of Meetings.

(a) Written or printed notice stating the time and place of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date thereof, either personally or by mail, by or at the direction of the Board of Directors, President, Secretary or other person calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at such stockholder’s address as it appears on the record of stockholders of the Corporation, with postage thereon prepaid.

(b) In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than election of Directors, on which the vote of the stockholders is expressly required by the provisions of the Delaware Corporation Law. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

(c) When a meeting is adjourned for thirty (30) days or more, or when a new record date is fixed after the adjournment for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days in any one adjournment and a new record date is not fixed, it is not necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken.

6. Voting Lists. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notices of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders and of the number of shares held by each such stockholder.

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7. Quorum.

(a) Unless otherwise provided by law, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. When a quorum is present at the original meeting, any business which might have been transacted at the original meeting may be transacted at an adjourned meeting, even when a quorum is not present. In the absence of a quorum at the opening of any meeting of stockholders, such meeting may be adjourned from time to time by the Board of Directors or the vote of a majority of the shares voting on the motion to adjourn, but no other business may be transacted until and unless a quorum is present. If later a quorum is present at an adjourned meeting, then any business may be transacted which might have been transacted at the original meeting.

(b) The stockholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of sufficient stockholders to leave less than a quorum.

8. Voting of Shares.

(a) Unless otherwise provided in the Certificate of Incorporation, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

(b) Except in the election of Directors, when a quorum is present at any meeting, the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, shall be the act of the stockholders on that matter, unless a vote by a greater number is required by law or by the charter or Bylaws of the Corporation.

(c) Voting on all matters except the election of Directors shall be by voice vote or by a show of hands unless the holders of one-tenth (1/10) of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

(d) Shares of its own stock owned by the Corporation, directly or indirectly, through a subsidiary or otherwise, shall not be voted and shall not be counted in determining the total number of shares entitled to vote; except that shares held in a fiduciary capacity may be voted and shall be counted to the extent provided by law.

9. Proxies. Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the stockholder or by such stockholder’s duly authorized attorney-in-fact. A proxy is not valid after the expiration of three years from the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force, or limits its use to a particular meeting.

10. Inspectors of Election.

(a) Appointment of Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. In case any person appointed as

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inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the person acting as chairman.

(b) Duties of Inspectors. The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.

(c) Vote of Inspectors. If there are three inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

(d) Report of Inspectors. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any fact found by them. Any report or certificate made by them shall be a prima facie evidence of the facts stated therein.

11. Informal Action by Stockholders.

(a) Any action which is required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such signed and dated consent must be filed with the Secretary of the Corporation to be kept in the Corporate minute book, whether done before or after the action so taken, but in no event later than sixty (60) days after the earliest dated consent delivered in accordance with this section. Delivery made to the Secretary of the Corporation shall be by hand or by certified or registered mail, return receipt requested. When corporate action is taken without a meeting by less than unanimous written consent, prompt notice shall be given to those stockholders who have not consented in writing.

(b) Stockholders may act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

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ARTICLE III

DIRECTORS

1. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors or by such committees as the Board may establish pursuant to these Bylaws.

2. Number, Term and Qualification. The number of Directors of the Corporation shall be not less than one (1) nor more than seven (7), as may be fixed or changed from time to time, within the minimum and maximum, by the stockholders or by the Board of Directors. Each Director shall hold office until such Director’s death, resignation, retirement, removal, disqualification, or such Director’s successor is elected and qualifies. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

3. Election of Directors. Except as provided in Section 5 of this Article III and unless directors are elected by written consent in lieu of an annual meeting, the Directors shall be elected at the annual meeting of stockholders. Those persons who receive the highest number of votes shall be deemed to have been elected. Unless otherwise provided in the Certificate of Incorporation, election of Directors shall be by written ballot.

4. Removal. Directors may be removed from office with or without cause by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of Directors. If a director is elected by a voting group of stockholders, only the stockholders of that voting group may participate in the vote to remove him. If any Directors are so removed, new Directors may be elected at the same meeting.

5. Vacancies. A vacancy occurring in the Board of Directors, including, without limitation, a vacancy created by an increase in the authorized number of Directors or resulting from the stockholders’ failure to elect the full authorized number of Directors, may be filled by the Board of Directors or if the Directors remaining in office constitute less than a quorum of the Directors, they may fill the vacancy by the affirmative vote of a majority of all remaining Directors or by the sole remaining Director. If the vacant office was held by a Director elected by a voting group, only the remaining Director or Directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy. A Director elected to fill a vacancy shall be elected for the unexpired term of such Director’s predecessor in office. The stockholders may elect a Director at any time to fill any vacancy not filled by the Directors.

6. Compensation. The Board of Directors may provide for the compensation of Directors for their services as such and may provide for the payment of any and all expenses incurred by the Directors in connection with such services.

7. Committees.

(a) The Board of Directors, by resolution adopted by a majority of the number of Directors then in office, may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at

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any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (a) adopting, amending or repealing any bylaw of the Corporation or (b) approving or adopting, or recommending to the stockholders any action or matter expressly required by law to be submitted to stockholders for approval. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and make such reports to the Board of Directors as the Board of Directors may request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the conduct of its business by the Board of Directors.

(b) Any resolutions adopted or other action taken by any such committee within the scope of the authority delegated to it by the Board of Directors shall be deemed for all purposes to be adopted or taken by the Board of Directors. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.

(c) If a committee member is absent or disqualified, the qualified members present at a meeting, even if not a quorum, may unanimously appoint another Board of Directors member to act in the absent or disqualified member’s place.

(d) Regular meetings of any such committee may be held without notice at such time and place as such committee may fix from time to time by resolution. Special meetings of any such committee may be called by any member thereof upon not less than two day’s notice stating the place, date and hour of such meeting, which notice may be given by any usual means of communication. Any member of a committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a committee meeting need not state the business proposed to be transacted at the meeting.

(e) A majority of the members of any such committee shall constitute a quorum for the transaction of business at any meeting thereof, and actions of such committee must be authorized by the affirmative vote of a majority of the members of such committee.

(f) Any member of any such committee may be removed at any time with or without cause by resolution adopted by a majority of the Board of Directors.

(g) Any such committee shall elect a presiding officer from among its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

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ARTICLE IV

MEETINGS OF DIRECTORS

1. Regular Meetings. If an annual meeting of the stockholders is convened, a regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of stockholders. In addition, the Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings.

2. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board (if one has been duly elected), the President or any two Directors.

3. Notice of Meetings.

(a) Regular meetings of the Board of Directors may be held without notice.

(b) The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice or waiver of notice shall specify the business to be transacted at, or the purpose of, the meeting that is called. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten (10) days in any one adjournment.

(c) A Director may waive notice of any meeting. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

4. Quorum. A majority of the Directors in office immediately before the meeting shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

5. Manner of Acting.

(a) The act of a majority of the Directors then in office shall be the act of the Board of Directors, unless a greater number is required by law, the charter of the Corporation, or a Bylaw adopted by the stockholders.

(b) A Director of the Corporation, who is present at a meeting of the Board of Directors at which action on any corporate matter is taken, shall be presumed to have assented to the action taken unless such Director’s contrary vote is recorded or such Director’s dissent is otherwise entered in the minutes of the meeting or unless he or she shall file such Director’s written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right of dissent shall not apply to a Director who voted in favor of such action.

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6. Action By Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may by taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

7. Attendance by Telephone. Any one or more Directors or members of a committee may participate in a meeting of the Board or committee by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other, and such participation in the meeting shall be deemed presence in person at such meeting.

ARTICLE V

OFFICERS

1. Number. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time elect. Any two or more offices, other than that of President and Secretary, may be held by the same person. In no event, however, may an officer act in more than one capacity where action of two or more officers is required.

2. Election and Term. The officers of the Corporation shall be elected by the Board of Directors. Such election may be held at any regular or special meeting of the Board or without a meeting by consent as provided in Article IV, Section 6 of these Bylaws. Each officer shall hold office until such officer’s death, resignation, retirement, removal, disqualification, or such officer’s successor is elected and qualifies.

3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4. Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

5. President. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall supervise and control the management of the Corporation in accordance with these Bylaws. He shall, in the absence of a Chairman of the Board of Directors, preside at all meetings of the Board of Directors and stockholders. He shall sign, with any other proper officer, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

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6. Vice Presidents. The Vice Presidents, in the order of their appointment, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of that office. In addition, they shall perform such other duties and have such other powers as the President or the Board of Directors shall prescribe. The Board of Directors may designate one or more Vice Presidents to be responsible for certain functions, including, without limitation, Marketing, Finance, Manufacturing and Personnel.

7. Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of stockholders, Directors and committees. He or she shall give all notices required by law and by these Bylaws. He or she shall have general charge of the corporate books and records and of the corporate seal, and he or she shall affix the corporate seal to any lawfully executed instrument requiring it. He or she shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered or principal office of the Corporation, a record of stockholders showing the name and address of each stockholder and the number and class of the shares held by each. He or she shall sign such instruments as may require his/her signature, and, in general, attest the signature or certify the incumbency or signature of any other officer of the Corporation and shall perform all duties incident to the office of Secretary and such other duties as may be assigned him from time to time by the President or by the Board of Directors.

8. Treasurer. The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. He or she shall keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis. The Treasurer shall, in general, perform all duties incident to his/her office and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

9. Assistant Secretaries and Treasurers. The Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer, perform the respective duties and exercise the respective powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or by the Board of Directors.

10. Controller and Assistant Controllers. The Controller, if one has been appointed, shall have charge of the accounting affairs of the Corporation and shall have such other powers and perform such other duties as the Board of Directors shall designate. Each Assistant Controller shall have such powers and perform such duties as the President may be assigned by the Board of Directors, and the Assistant Controllers shall exercise the powers of the Controller during that officer’s absence or inability to act.

11. Bonds. The Board of Directors, by resolution, may require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties,

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conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE VI

CONTRACTS, LOANS AND DEPOSITS

1. Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

3. Checks and Drafts. All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depository or depositories as the Board of Directors shall direct.

ARTICLE VII

CERTIFICATES FOR SHARES AND OTHER TRANSFERS

1. Certificates for Shares. Certificates representing shares of the Corporation shall be issued, in such form as the Board of Directors shall determine, to every stockholder for the fully paid shares owned by him. These certificates shall be signed by the President or any Vice President or a person who has been designated as the chief executive officer of the Corporation and by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer and sealed with the seal of the Corporation or a facsimile thereof. The signatures of any such officers upon a certificate may be facsimiles or may be engraved or printed or omitted if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile or other signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issue. The certificates shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

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2. Transfer of Shares. Transfer of shares shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by such holder’s duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.

3. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars of transfer and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar of transfers.

4. Restrictions on Transfer.

(a) If the Corporation has elected Subchapter S status under Section 1362 of the Internal Revenue Code of 1986, as amended, no stockholder or involuntary transferee shall dispose of or transfer any shares of the Corporation which such stockholder now owns or may hereafter acquire if such disposition or transfer would result in the termination of such Subchapter S status, unless such disposition or transfer is consented to by all stockholders of the Corporation. Any such disposition or transfer that does not comply with the terms of this Section 4 shall be void and have no legal force or effect and shall not be recognized on the share transfer books of the Corporation as effective.

(b) No stockholder or involuntary transferee shall dispose of or transfer any shares of the Corporation which such stockholder now owns or may hereafter acquire except as set forth in this Section 4. Any purported transfer or disposition of shares in violation of the terms of this Section 4 shall be void and the Corporation shall not recognize or give any effect to such transaction.

(c) An individual stockholder shall be free to transfer, during such stockholder’s lifetime or by testamentary transfer, any or all of such stockholder’s shares of the Corporation to such stockholder’s spouse, any of such stockholder’s children, grandchildren or direct lineal descendants, whether by blood or by adoption, spouses of such issue, parents, siblings, or direct lineal descendents, whether by blood or by adoption, of such siblings or a trust or family limited partnership for the sole benefit of those persons or any of them, a Section 501(c)(3) organization or a non-profit foundation or other non-profit organization; and a stockholder which is a partnership, corporation or limited liability company shall be free to transfer any or all of its shares of the Corporation to its partners, stockholders or members, respectively, if there is no consideration for such transfer; but, in case of any such transfer, the transferee shall be bound by all the terms of this provision and no further transfer of such shares shall be made by such transferee except back to the stockholder who originally owned them or except in accordance with the provisions of this Section 4 of Article VII.

(d) Any stockholder, or transferee of such stockholder, who wishes to transfer all or any part of such stockholder’s shares of the Corporation (hereinafter “offeror”), other than as permitted in subparagraph (c) above, first shall submit a written offer to sell such shares to the Corporation at the same price per share and upon the same terms and conditions offered by a bona fide prospective purchaser of such shares. Such written offer to the Corporation shall continue to be a binding offer to sell until: (1) rejected by the Corporation; or (2) the expiration

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of a period of thirty (30) days after delivery of such written offer to the Corporation, whichever shall first occur.

(e) Every written offer submitted in accordance with the provisions of this Section 4 shall specifically name the person to whom the offeror intends to transfer the shares, the number of shares which such offeror intends so to transfer to each person and the price per share and other terms upon which each intended transfer is to be made. Upon the termination of all such written-offers, the offeror shall be free to transfer, for a period of three(3) months thereafter, any unpurchased shares to the persons so named at the price per share and upon the other terms and conditions so named, provided that any such transferee of those shares shall thereafter be bound by all the provisions of these Bylaws.

(f) Every written offer submitted to the Corporation shall be deemed to have been delivered when delivered to the principal office of the Corporation or if and when sent by prepaid certified mail, or delivered by hand to the President of the Company at the principal office of the Corporation.

(g) If any consideration to be received by the offeror for the shares offered is property other than cash, then the price per share shall be measured to the extent of the fair market value of such noncash consideration.

(h) The provisions contained herein shall not apply to the pledge of any shares of the Corporation as collateral for a loan but shall apply to the sale or other disposition of shares under any such pledge.

(i) In the event of any conflict between the terms of this Section 4 of Article VII and any written agreement between the Corporation and any stockholder of the Corporation, the terms of such written agreement shall control, and the provisions of this Section shall not be applicable.

(j) The restrictions set forth in this Section 4 shall terminate upon the closing of a public offering of securities of the Corporation registered under the Securities Act of 1933, as amended.

(k) Every certificate representing shares of the Corporation shall bear the following legend prominently displayed:

“The shares represented by this certificate, and the transfer thereof, are subject to the restrictions on transfer provisions of the Bylaws of the Corporation, a copy of which is on file in, and may be examined at, the principal office of the Corporation.”

5. Closing Transfer Books and Fixing Record Date.

(a) For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the

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record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, such record date shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Such determination of stockholders of record shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, such record date, when no prior action by the Board of Directors is required by this chapter, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is filed with the Secretary of the Corporation. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware Corporation Law, such record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

6. Lost Certificates. The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.

7. Holder of Record. The Corporation may treat as absolute owner of the shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity, and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate; except that any person furnishing to the Corporation proof of his/her appointment as a fiduciary shall be treated as if he or she were a holder of record of the Corporation’s shares.

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8. Treasury Shares. Treasury shares of the Corporation shall consist of such shares as have been issued and thereafter acquired but not canceled by the Corporation. Treasury shares shall not carry voting or dividend rights, except rights in share dividends.

ARTICLE VIII

INDEMNIFICATION AND REIMBURSEMENT

OF DIRECTORS AND OFFICERS

1. Indemnification for Expenses and Liabilities. Any person who at any time serves or has served (i) as a director, officer, employee or agent of the Corporation, (ii) at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or (iii) at the request of the Corporation as a trustee or administrator under an employee benefit plan, or is called as a witness at a time when he or she has not been made a named defendant or respondent to any Proceeding, shall have a right to be indemnified by the Corporation to the fullest extent from time to time permitted by law against Liability and Expenses in any Proceeding (including without limitation a Proceeding brought by or on behalf of the Corporation itself) arising out of his or her status as such or activities in any of the foregoing capacities.

The Board of Directors of the Corporation shall take all such action as maybe necessary and appropriate to authorize the Corporation to pay the indemnification required by this provision, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him or her.

Any person who at any time serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the rights provided for herein. Any repeal or modification of these indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification. The rights provided for herein shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from this provision.

The rights granted herein shall not be limited by the provisions contained in Section 145 of the Delaware Corporation Law or any successor to such statute.

2. Advance Payment of Expenses . The Corporation shall (upon receipt of an undertaking by or on behalf of the director, officer, employee or agent involved to repay the Expenses described herein unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation against such Expenses) pay Expenses incurred by such director, officer, employee or agent in defending a Proceeding or appearing as a witness at a time when he or she has not been named as a defendant or a respondent with respect thereto in advance of the final disposition of such Proceeding.

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3. Insurance. The Corporation shall have the power to purchase and maintain insurance (on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan) against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

4. Definitions. The following terms as used in this Article shall have the following meanings. “Proceeding” means any threatened, pending or completed action, suit, or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit, or proceeding), whether civil, criminal, administrative, investigative or arbitrative and whether formal or informal. “Expenses” means expenses of every kind, including counsel fees. “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), reasonable expenses incurred with respect to a Proceeding, and all reasonable expenses incurred in enforcing the indemnification rights provided herein. “Director,” “officer,” “employee” and “agent” include the estate or personal representative of a director, officer, employee or agent. “Corporation” shall include any domestic or foreign predecessor of this Corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

ARTICLE IX

GENERAL PROVISION

1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its charter.

2. Seal. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form of as may “be approved from time to time by the Board of Directors. Such seal may be an impression or stamp and may be used by the officers of the Corporation by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced. In addition to any form of seal adopted by the Board of Directors, the officers of the Corporation may use as the corporate seal a seal in the form of a circle containing the name of the Corporation and the state of its incorporation (or an abbreviation thereof) on the circumference and the word “Seal” in the center.

3. Waiver of Notice. Whenever any notice is required to be given to any stockholder or Director under the provisions of the Delaware Corporation Law or under the provisions of the charter or Bylaws of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

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4. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

5. Form of Records . Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device; provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

6. Amendments. Except as otherwise provided herein, these Bylaws may be amended or repealed and new Bylaws may be adopted by the affirmative vote of stockholders entitled to exercise a majority of voting power of the Corporation, or, if the Certificate of Incorporation of the Corporation so permits, by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors or by unanimous written consent.

No Bylaw adopted or amended by the stockholders may be altered or repealed by the Board of Directors, except to the extent that such Bylaw provision expressly authorizes its amendment or repeal by the Board of Directors. Section 4 of Article VII may not be amended without the affirmative vote or written consent of not less than 75% of the then outstanding shares of capital stock of the Corporation.

All terms used in these Bylaws shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

THIS IS TO CERTIFY that the above Bylaws were duly adopted by the Board of Directors of the Corporation by action taken, without a meeting, effective December 22, 2000.

/s/ William J. Thomas II
William J. Thomas II
Secretary

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EXHIBIT C

Board Resolutions

MINUTES OF A REGULAR MEETING OF THE BOARD OF DIRECTORS OF

TEAMM PHARMACEUTICALS, INC.

HELD AT 3000 AERIAL CENTER PARKWAY, SUITE 110

IN MORRISVILLE, NORTH CAROLINA

ON JANUARY 20, 2003, AT 9:00 A.M.

A regular meeting of the Board of Directors of TEAMM Pharmaceuticals, Inc. (the “Company”) was held on the date, time, and at the place specified above.

The following directors, constituting all of the directors of the Company, were present:

Martin G. Baum;

Nicholas J. Leb;

William J. Thomas II;

M. Ross Johnson;

Stephen F. Stefano; and

Frank E. O’Donnell, Jr., M.D.

In addition, Gary V. Cantrell, Vice President of Sales and Business Development of the Company, attended the meeting. Also attending the meeting were John C. Harrison of Harbert Capital, and J. Robert Tyler, III, of Hutchison & Mason PLLC, legal counsel for the Company.

Mr. Baum called the meeting to order and served as Chairman of the meeting. Mr. Tyler served as Secretary of the meeting.

* * * *

RATIFICATION OF COMPENSATION COMMITTEE REPORT

Dr. O’Donnell stated that the Compensation Committee of the Board of Directors met immediately prior to the Board of Directors Meeting. Dr. O’Donnell presented the Compensation Committee Report which is attached as Exhibit A. Upon motion duly made and seconded, the Compensation Committee Report was unanimously approved.

* * * *

RATIFICATION OF STOCK OPTION GRANTS

Mr. Baum stated that the Company had issued stock options to certain employees as listed on Exhibit B attached hereto. Mr. Baum requested that the Board of Directors ratify such stock option grants. Upon motion duly made and second, the following resolutions were unanimously adopted:

WHEREAS, the Board of Directors and the stockholders of the Company have approved the TEAMM Pharmaceuticals, Inc. 2001 Stock Option Plan, as amended (the “Plan”); and

WHEREAS, the Plan authorizes the Board of Directors of the Company to grant options to purchase up to a total of 762,571 shares of the Common Stock of the Company; and

WHEREAS, the Board of Directors hereby determines that it is in the best interest of the Company to ratify the stock option grants (the “Options”) to the employees and advisors of the Company (the “Optionees”) who are listed on Exhibit B attached hereto and in the share amounts set forth beside the names of the Optionees on Exhibit B attached hereto.

NOW, THEREFORE, BE IT RESOLVED, that the granting of the Options to the Optionees as set forth on Exhibit B attached hereto are hereby approved, adopted and ratified in all respects; and

RESOLVED FURTHER, that the Board of Directors has reviewed the operations of the Company and hereby determines that the exercise price for the Incentive Stock Options listed on Exhibit B attached hereto represents not less than the fair market value of the Common Stock of the Company as of the grant date of such Incentive Stock Options; and

RESOLVED FURTHER, that the proper officers of the Company are hereby severally authorized and directed, for and on behalf of the Company, to execute and deliver to the Optionees to evidence the Options such stock option agreements in substantially the forms attached as Exhibits to the Plan, with such changes as any of such officers may approve, and to take all such additional actions as may be necessary or appropriate to further the purposes of the foregoing resolutions, the necessity or propriety thereof to be conclusively evidenced by such execution and delivery or the taking of such actions by any of such officers; and

RESOLVED FURTHER, that all corporate actions taken on or prior to the date hereof by the officers or the Directors of the Company in connection with the granting of the Options, the execution and delivery of stock option agreements to the Optionees, or the transactions contemplated thereby are hereby adopted, approved, and ratified in all respects as the actions of the Company effective as of the date such actions were taken.

* * * *

Mr. Baum then presented an overview of the Company from a corporate perspective, including a discussion of progress made and forecasts for the Company’s future development. Mr. Leb the presented and discussed the Company’s financial statements. Mr. Cantrell then gave an overview of sales and marketing efforts of the Company, followed by a discussion of business development plans and opportunities.

* * * *

MERGER WITH ACCENTIA, INC.

Dr. O’Donnell and Mr. Baum led a discussion of a potential merger with Accentia, Inc. (“Accentia”). Mr. Tyler presented a summary of the structure of the proposed merger. After discussion and consideration of the merger and a discussion of the strategic and funding

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alternatives for the Company, and upon motion duly made and seconded, the following resolutions were adopted by all of the Directors, except Dr. O’Donnell, who abstained due to his relationships with the Accentia and the Company:

RESOLVED, that the Board of Directors of the Company hereby determines that it is in the best interest of the Company and its stockholders for the Company to merge (the “Merger”) with and into TEAMM Pharmaceuticals, Inc., a Florida corporation and wholly owned subsidiary of Accentia (the “Sub”), pursuant to the terms and conditions set forth in the Agreement of Merger and Plan of Reorganization, dated January 8, 2003, among the Company, the TEAMM Principals named therein, Accentia, and the Sub attached hereto as Exhibit C (the “Merger Agreement”); and

RESOLVED FURTHER, that the Merger Agreement is hereby adopted, approved, and ratified in all respects; and

RESOLVED FURTHER, that the Merger Agreement is hereby submitted and recommended to the stockholders of the Company for approval; and

RESOLVED FURTHER, that upon the approval of the Merger Agreement by the stockholders of the Company, the proper officers of the Company are hereby severally authorized and directed, for and on behalf of the Company, to execute and deliver all such additional documents, certificates, instruments, and agreements and to take such additional actions as any of such officers deem necessary or appropriate in connection with the Merger Agreement and the transactions contemplated thereby, the necessity and propriety thereof to be conclusively evidenced by such execution and delivery or the taking of such actions by any of such officers; and

RESOLVED FURTHER, that all corporate actions taken on or prior to the date hereof by the officers or the Board of Directors of the Company in connection with the negotiation of the Merger Agreement or the transactions contemplated thereby are hereby adopted, approved, and ratified in all respects as the actions of the Company effective as of the date such actions were taken.

* * * *

Mr. Baum then asked if there was any additional business to be brought before the meeting. There being no additional business and upon motion duly made, seconded, and unanimously approved, the meeting was adjourned at 1:00 p.m.

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Respectfully submitted,

/s/ J. Robert Tyler, III
J. Robert Tyler, III Assistant Secretary

APPROVED:

/s/ Martin G. Baum
Martin G. Baum Chairman

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EXHIBIT A

Compensation Committee Report

Intentionally Omitted

EXHIBIT B

2001 Stock Option Grants

Intentionally Omitted

EXHIBIT C

Merger Agreement

See Tab 1

UNANIMOUS WRITTEN CONSENT OF

THE BOARD OF DIRECTORS OF

TEAMM PHARMACEUTICALS, INC.

The undersigned, being all of the Directors of Teamm Pharmaceuticals, Inc., a Delaware corporation (the “Company”), do hereby adopt the following resolutions in accordance with Section 141(f) of the Delaware General Corporation Law by signing their written consent hereto, which action by written consent is taken in lieu of holding an actual meeting of the Board of Directors of the Company:

WHEREAS, the Board of Directors hereby determines that it is in the best interest of the Company to amend the First Amended and Restated Certificate of incorporation of the Company (the “Certificate of Incorporation”) to increase the number of authorized shares of Series A Convertible Preferred Stock from 1,073,418 shares to 1,110,000 shares, as set forth in the Certificate of Amendment to First Amended and Restated Certificate of Incorporation attached hereto as an Exhibit (the “Certificate of Amendment”).

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Amendment is hereby adopted, approved, and ratified in all respects;

RESOLVED FURTHER, that the Certificate of Amendment is submitted to, and recommended to, the stockholders of the Corporation for their approval;

RESOLVED FURTHER, that upon approval of the Certificate of Amendment by the stockholders of the Company, the proper officers of the Company be, and hereby are, severally authorized and directed, for and on behalf of the Company, to execute, deliver, and file with the Delaware Secretary of State the Certificate of Amendment, in substantially the form attached hereto as an Exhibit, with such changes therein as, upon advice of counsel, any such officer executing the Certificate of Amendment shall approve, their approval to be conclusively evidenced by such execution and delivery;

RESOLVED FURTHER, that upon approval of the Certificate of Amendment by the stockholders of the Company, the proper officers of the Company be, and hereby are, severally authorized and directed, for and on behalf of the Company, to execute and deliver all such other agreements, documents, and instruments, and to take all such actions as any of such officers deems necessary or appropriate to further the purposes of the foregoing resolutions, the necessity or propriety thereof to be conclusively evidenced by the execution and delivery of such agreements, documents, and instruments and the taking of such actions by such officers; and

RESOLVED FURTHER, that all corporate actions taken on or prior to the date hereof by the officers or the Directors of the Company in connection with the foregoing resolutions and the transactions contemplated thereby are hereby adopted, approved, and ratified in all respects as the actions of the Company effective as of the date such actions were taken.

This action and these resolutions are effective as of March 31, 2003.

/s/ Martin G. Baum
Martin G. Baum

/s/ Nicholas J. Leb
Nicholas J. Leb

/s/ William J. Thomas II
William J. Thomas II

/s/ Stephen F. Stefano
Stephen F. Stefano

/s/ M. Ross Johnson
M. Ross Johnson

/s/ Frank E. O’Donnell, Jr.
Frank E. O’Donnell, Jr., M.D.

ALL OF THE DIRECTORS

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EXHIBIT

CERTIFICATE OF AMENDMENT TO

FIRST AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TEAMM PHARMACEUTICALS, INC.

3

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “TEAMM PHARMACEUTICALS, INC.”, FILED IN THIS OFFICE ON THE TENTH DAY OF MARCH, A.D. 2003, AT 5 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

[SEAL]	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State

	AUTHENTICATION:	2299146

	DATE:	03-10-03

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS. FILED 05:00 PM 03/10/2003 030159270 - 3282037

CERTIFICATE OF AMENDMENT

TO FIRST AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TEAMM PHARMACEUTICALS, INC.

TEAMM PHARMACEUTICALS, INC, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.	The name of the Corporation is TEAMM Pharmaceuticals, Inc. The Corporation’s original Certificate of Incorporation was filed on August 30, 2000.

2.	The First Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Section C of Article IV in its entirety and substituting the following in lieu thereof:

“There is hereby created a series of One Million One Hundred Ten Thousand (1,110,000) shares of Preferred Stock designated “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), having the following powers, preferences, and rights.”

3.	The foregoing amendment as certified herein has been duly adopted in accordance with §228 and §242 of the General Corporation Law of the State of Delaware.

Executed on March 7, 2003.

TEAMM Pharmaceuticals, Inc.

By:	/s/ Martin G. Baum
Martin G. Baum
President & Chief Executive Officer

EXHIBIT D

Stockholder Resolutions

WRITTEN CONSENT

OF THE STOCKHOLDERS

OF

TEAMM PHARMACEUTICALS, INC.

This Written Consent of the Stockholders of TEAMM Pharmaceuticals, Inc. (the “Written Consent”) is given by the persons and entities whose names appear on the signature page hereto (collectively, the “Stockholders” and each individually a “Stockholder”).

Background

TEAMM Pharmaceuticals, Inc., a Delaware corporation (“TEAMM”), proposes to consummate the transactions contemplated by the Agreement of Merger and Plan of Reorganization, dated January 8,2003 (the “Merger Agreement”), by and among TEAMM, the TEAMM Principals named therein, Accentia, Inc., a Florida corporation (“Accentia”), and TEAMM Pharmaceuticals, Inc., a Florida corporation and a wholly-owned subsidiary of Accentia (the “Sub”), pursuant to which TEAMM will merge with and into the Sub (the “Merger”) in consideration to the Stockholders of shares of the Series D Convertible Preferred Stock of Accentia.

The Board of Directors of TEAMM has approved the Merger Agreement and the Merger and determined that the Merger is in the best interests of TEAMM and the Stockholders. The Board of Directors of TEAMM recommends that the Stockholders vote in favor of the Merger Agreement and the Merger.

TEAMM has provided the undersigned with detailed information about the terms of the Merger Agreement and the Merger by delivery of an Information Statement, dated February 25, 2003, the receipt of which the undersigned hereby acknowledges.

The Stockholders desire to provide certain consents and approvals in connection with the Merger Agreement and the Merger.

☑	Approval of Merger Agreement and Merger. The undersigned hereby adopts, approves, and ratifies in all respects the Merger Agreement, the Merger, and the consummation of the transactions contemplated by the Merger Agreement, and the execution, delivery, and performance by TEAMM of all related agreements and documents approved by the Board of Directors or the appropriate officers of TEAMM. The undersigned also waives the right to receive any further notice of or concerning the Merger.
MARK WITH AN “X” HERE TO APPROVE

[signature page to follow]

[Signature Page to Written Consent of the Stockholders of TEAMM Pharmaceuticals, Inc.]

Each of the undersigned Stockholders hereby agrees that this Written Consent shall constitute stockholder action by the undersigned Stockholder, and that such Stockholder’s signature below shall constitute his, her or its written consent to action taken without a meeting of the stockholders of TEAMM pursuant to Section 228 of the General Corporation Law of the State of Delaware. Each of the undersigned Stockholders hereby agrees that this Written Consent be filed with the minutes of TEAMM, and that the actions set forth herein shall have the same force and effect as if duly taken at a duly constituted special meeting of the stockholders of TEAMM held for that purpose. The stockholder actions taken herein shall be effective as of the first date on which this document shall have been executed by the requisite number of stockholders and delivered to TEAMM in accordance with Section 228 of the General Corporation Law of the State of Delaware. This Written Consent may be executed in multiple counterparts, all of which taken together shall constitute a single instrument.

(Printed Name of Stockholder)

By
(Signature )

(Title, if Stockholder is an entity)

(Date)

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